Exhibit 10.1

$1,488,000,000

CREDIT AGREEMENT

among

RRI ENERGY, INC. (TO BE RENAMED GENON ENERGY, INC.),

as a Borrower,

MIRANT AMERICAS, INC. (TO BE RENAMED GENON AMERICAS, INC.),

as a Borrower,

The Several Lenders from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

CREDIT SUISSE SECURITIES (USA) LLC

and

DEUTSCHE BANK SECURITIES INC.,

as Co-Syndication Agents

Dated as of September 20, 2010

J.P. MORGAN SECURITIES LLC, CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA and MORGAN

STANLEY SENIOR FUNDING, INC.,

as Co-Lead Arrangers and Joint Bookrunners,

RBC CAPITAL MARKETS and THE ROYAL BANK OF SCOTLAND PLC,

as Co-Lead Arrangers

and

GOLDMAN SACHS BANK USA and MORGAN STANLEY SENIOR FUNDING, INC.,

as Co-Documentation Agents

$788,000,000 Revolving Facility

$700,000,000 Term Facility

i

4.9.	Material Adverse Change	48
4.10.	Investment Company Act	49
4.11.	Environmental Matters	49
4.12.	Accuracy of Information, etc	49
4.13.	Employee Benefit Plans	49
4.14.	Tax Returns and Payments	49
4.15.	Security Documents	49
4.16.	Ownership of Property	49
4.17.	Subsidiaries	49

SECTION 5. CONDITIONS PRECEDENT		50

5.1.	Conditions to Initial Extension of Credit	50
5.2.	Conditions to Each Extension of Credit	52

SECTION 6. AFFIRMATIVE COVENANTS		53

6.1.	Compliance with Law; Maintenance of Existence	53
6.2.	Financial Statements	53
6.3.	Certificates; Other Information	53
6.4.	Notices	54
6.5.	Inspection	54
6.6.	Maintenance of Property; Insurance	55
6.7.	Subsequent Acquired Property; New Subsidiaries	55
6.8.	Collateral Information	56
6.9.	Further Assurances	56
6.10.	Use of Proceeds	56
6.11.	New York Regulatory Approvals	56

SECTION 7. FINANCIAL COVENANT		57

7.1.	Consolidated Secured Leverage Ratio	57

SECTION 8. NEGATIVE COVENANTS		57

8.1.	Debt	57
8.2.	Restricted Payments	57
8.3.	Liens	59
8.4.	Mergers	61
8.5.	Asset Sales	61
8.6.	Investments	61
8.7.	Transactions with Affiliates	63
8.8.	Sales and Leasebacks	63
8.9.	Changes in Fiscal Periods	63

SECTION 9. EVENTS OF DEFAULT		63

SECTION 10. THE AGENTS		66

10.1.	Appointment	66
10.2.	Delegation of Duties	66
10.3.	Exculpatory Provisions	66
10.4.	Reliance by Administrative Agent	67
10.5.	Notice of Default	67
10.6.	Non-Reliance on Agents and Other Lenders	67
10.7.	Indemnification	67
10.8.	Agent in Its Individual Capacity	68

10.9.	Successor Administrative Agent	68
10.10.	Co-Syndication Agents and Co-Documentation Agents	68

SECTION 11. MISCELLANEOUS		68

11.1.	Amendments and Waivers	68
11.2.	Notices	71
11.3.	No Waiver; Cumulative Remedies	72
11.4.	Survival of Representations and Warranties	72
11.5.	Payment of Expenses and Taxes	72
11.6.	Successors and Assigns; Participations and Assignments	74
11.7.	Adjustments; Set-off	76
11.8.	Counterparts	77
11.9.	Severability	77
11.10.	Integration	77
11.11.	GOVERNING LAW	77
11.12.	Submission To Jurisdiction; Waivers	77
11.13.	Acknowledgements	78
11.14.	Releases of Guarantees and Liens	78
11.15.	Confidentiality	78
11.16.	WAIVERS OF JURY TRIAL	79
11.17.	Delivery of Addenda	79
11.18.	Termination by the Company Prior to Closing Date or for Failure of Closing Date to Occur.	79

SCHEDULES:

1.1A	Commitments
1.1B	Mortgaged Property
1.1C	Immaterial Subsidiaries
1.1D	Unrestricted Subsidiaries
4.15(a)	UCC Filing Jurisdictions
4.17	Subsidiaries
8.3(k)	Existing Liens
8.6(l)	Existing Investments

EXHIBITS:

A	Form of Guarantee Agreement
B	Form of Security Agreement
C	Form of Collateral Trust Agreement
D	Form of Compliance Certificate
E-1	Form of Closing Certificate
E-2	Form of Secretary’s Certificate
F-1	Form of Incremental Term Loan Commitment Agreement
F-2	Form of Incremental Revolving Commitment Agreement
G	Form of Assignment and Assumption
H-1	Form of JPMCB Letter of Credit Application
H-2	Form of DBNY Letter of Credit Application
I	Form of Exemption Certificate
J	Form of Lender Addendum

CREDIT AGREEMENT (this “Agreement”), dated as of September 20, 2010, among RRI ENERGY, INC. (to be renamed GENON ENERGY, INC. on the Closing Date (as defined herein)), a Delaware corporation (the “Company”), from and after Closing Date, MIRANT AMERICAS, INC. (to be renamed GENON AMERICAS, INC. on the Closing Date), a Delaware corporation (“GAI”; each of GAI and the Company, a “Borrower” and, together, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), CREDIT SUISSE SECURITIES (USA) LLC and DEUTSCHE BANK SECURITIES INC., as co-syndication agents (in such capacity, the “Co-Syndication Agents”), GOLDMAN SACHS BANK USA and MORGAN STANLEY SENIOR FUNDING, INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent.

RECITALS

WHEREAS, concurrently with the initial funding of Loans hereunder, RRI Energy Holdings, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned Subsidiary of RRI Energy, Inc. (“RRI”), a Delaware corporation, will merge (the “Merger”) with and into Mirant Corporation (“Mirant”), a Delaware corporation, as set forth in the Agreement and Plan of Merger, dated as of April 11, 2010 (the “Merger Agreement”), by and among RRI, Merger Sub and Mirant;

WHEREAS, as a result of the Merger, Mirant will become a wholly-owned Subsidiary of RRI;

WHEREAS, in connection with the Merger, RRI will change its name to GenOn Energy, Inc. and certain existing Debt of MNA (as defined below) and RRI, as described in Section 5.22 of the Merger Agreement, will be refinanced and related fees and expenses will be paid (the Merger, together with the refinancing and payment of related fees and expenses in connection therewith, the “Transaction”);

WHEREAS, in connection with the Transaction, the Borrowers have requested the Lenders to make loans and other extensions of credit available to them to enable them to refinance or replace certain Debt of MNA and the Company and for the Borrowers’ and their Subsidiaries’ working capital purposes and general corporate purposes, and the Lenders have agreed, subject to the terms and conditions hereof, to enter into this Agreement;

Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Eurodollar Rate for a one-month Interest Period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. For purposes hereof, “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMCB, as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB, in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Addendum”: an instrument, substantially in the form of Exhibit J, by which a Lender becomes a party to this Agreement on or prior to or as of the Closing Date.

“Administrative Agent”: JPMCB, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor thereto.

“Affected Loans”: as defined in Section 2.9(d).

“Affiliate”: as to any Person (other than an individual), any other Person (other than an individual) that, directly or indirectly through one or more intermediaries, is in Control of, is Controlled by, or is under common Control with, such Person.

“Agent Indemnitee”: as defined in Section 10.7.

“Agents”: the collective reference to the Co-Syndication Agents, Co-Documentation Agents, the Administrative Agent and the Collateral Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and Incremental Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Applicable Margin”: with respect to (a) each Tranche and Type of Incremental Term Loans, the “Applicable Margins” as set forth in the Incremental Term Loan Commitment Agreement governing such Tranche of Incremental Term Loans and (b) each other Type of Loan, the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans
Revolving Loans	2.50%	3.50%
Term Loans	3.25%	4.25%

“Application”: with respect to (a) JPMCB and DBNY, an application substantially in the form of Exhibit H-1 and Exhibit H-2, respectively, or such other form as such Issuing Lender may specify from time to time in connection with any request for a Letter of Credit, and (b) with respect to any other Issuing Lender, an application in such form as such Issuing Lender may specify from time to time in connection with any request for a Letter of Credit.

“Approved Fund”: as defined in Section 11.6(b).

“Arrangers”: the collective reference to J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding, Inc.

“Asset Sale”: any Disposition or series of related Dispositions other than any Excluded Asset Sale.

“Assignee”: as defined in Section 11.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit G.

“Attributable Debt”: on any date, (a) in respect of a sale and leaseback transaction, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended (such present value to be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”) and (b) in respect of any Synthetic Lease Obligation or financing lease, the amount of the remaining lease payments under the relevant lease that would as of such date be required to be capitalized on a balance sheet in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

“Available Amount”: (a) $250,000,000 plus (b) the Net Cash Proceeds received by the Company from the sale of Capital Stock since the Closing Date (other than from the issuance of Disqualified Stock) not otherwise committed or required to be used to prepay Debt plus (c) the greater of zero and the FCF Percentage of any Free Cash Flow minus (d) Restricted Payments and Investments made in reliance on the Available Amount since the Closing Date.

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or a parent company thereof by a Governmental Authority or instrumentality thereof, as long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benefitted Lender”: as defined in Section 11.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” and “Borrowers”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Company as a date on which the Company requests the relevant Lenders to make Loans hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

“Capital Lease Obligation”: as applied to any Person, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP in the reasonable judgment of such Person, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) (x) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended and are rated A by S&P and A by Moody’s or (y) are rated AAA by S&P and Aaa by Moody’s and (ii) have portfolio assets of at least $2,500,000,000.

“Change of Control”: the occurrence of any of the following:

(i)	the direct or indirect sale, transfer, conveyance or other Disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company or any of the Restricted Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan);

(ii)

the adoption of a plan relating to the liquidation or dissolution of the Company other than (a) the consolidation with, merger into or transfer of all or part of the assets of any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company and (b) the merger of the Company with an Affiliate solely for the purpose of re-incorporating the Company or re-forming the Company in another jurisdiction;

(iii)	the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares; or

(iv)	the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors.

“Closing Date”: the date designated as the Closing Date by the Company and the Administrative Agent, on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived.

“Co-Documentation Agents”: as defined in the preamble hereto.

“Co-Lead Arrangers”: J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding, Inc.

“Co-Syndication Agents”: as defined in the preamble hereto.

“Code”: the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Trust Agreement”: the Collateral Trust Agreement to be entered into among the Borrowers, the Subsidiary Guarantors, the Administrative Agent, the Collateral Trustee, and the other parties named therein, substantially in the form of Exhibit C.

“Collateral Trustee”: U.S. Bank National Association or any successor thereto and, as the context may require, any co-trustee appointed pursuant to the terms of the Collateral Trust Agreement.

“Commitment”: as to any Lender, the sum of the Term Commitment, the Revolving Commitment and the Incremental Term Loan Commitment of such Lender.

“Commitment Fee Rate”: 0.750% per annum.

“Commodity Agreement”: any contract for commercial and trading activities (including any option, exchange, swap, forward contract or futures contract, whether for physical delivery or financial settlement) for the purchase, transmission, transportation, distribution, sale, lease or hedge of any emissions or fuel-related or energy- or capacity-related commodity or service.

“Common Stock”: with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock whether or not outstanding on the Closing Date, including all series and classes of such common stock.

“Company”: as defined in the preamble hereto.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit D.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.16, 2.17, 2.18 or 11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated September 7, 2010 and furnished to certain Lenders.

“Consolidated Net Tangible Assets”: as of any date of determination, the total amount of all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Company’s financial statements are available, less the sum of: (1) the Company’s and the Restricted Subsidiaries’ consolidated current liabilities as of such quarter end, determined on a consolidated basis in accordance with GAAP; and (2) the Company’s and the Restricted Subsidiaries’ consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with GAAP. Consolidated Net Tangible Assets as of June 30, 2010 shall be deemed to equal $11,078,000,000.

“Consolidated Secured Debt”: as of any date of determination, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, all outstanding Debt of the Company and its Subsidiaries on such date (other than such amounts which are attributable to Debt which is unsecured by any Lien) minus, (a) without duplication, all (i) cash and Cash Equivalents (limited, for purposes only of calculating compliance with Section 7.1, to $500,000,000 at any time), and (ii) broker, counterparty, and customer margin and collateral assets and deposits advanced to or held on behalf of such broker, counterparty, customer or other party, as each of the foregoing appears on the consolidated balance sheet of the Company and its Subsidiaries and (b) the Debt of any Unrestricted Subsidiary. Notwithstanding the foregoing, but without duplication, Consolidated Secured Debt shall exclude an amount equal to the Expected Net Proceeds if the Company shall have notified the Administrative Agent in writing that the Company will apply such Expected Net Proceeds on receipt to the prepayment of secured Debt as if such Expected Net Proceeds were not Excluded Proceeds.

“Consolidated Secured Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Secured Debt as of such date (which, if less than zero, will be deemed to equal zero for this purpose) to (b) EBITDA for the period of the four fiscal quarters most recently ended for which financial statements are available.

“Consolidated Total Debt”: as of any date of determination, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, all outstanding Debt of the Company and its Subsidiaries on such date minus (a) all (i) cash and Cash Equivalents, and (ii) broker, counterparty, and customer margin and collateral assets and deposits advanced to or held on behalf of such broker, counterparty, customer or other party, as each of the foregoing appears on the consolidated balance sheet of the Company and its Subsidiaries and (b) the Debt of any Unrestricted Subsidiary. Notwithstanding the foregoing, but without duplication, Consolidated Total Debt shall exclude an amount equal to the Expected Net Proceeds if the Company shall have notified the Administrative Agent in writing that the Company will apply such Expected Net Proceeds on receipt to the prepayment of Debt as if such Expected Net Proceeds were not Excluded Proceeds.

“Continuing Directors”: as of any date of determination, any member of the board of directors of the Company who (a) was a member of such board of directors on the Closing Date; or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of director at the time of such nomination or election.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Corporate Interest”: for any period, with reference to the Company’s consolidated financial statements, the aggregate of interest expense accrued during such period by the Company and its Subsidiaries on a consolidated basis on Debt less the sum of, without duplication, (a) the amount of interest, if any, included in such interest expense which was capitalized in accordance with GAAP, (b) the total interest income of such Person and the Restricted Subsidiaries, (c) interest expense attributable to Debt repaid or required to be repaid under any Debt for which the Company has notified the Administrative Agent in writing that it agrees it will not designate the Net Cash Proceeds of Asset Sales as Excluded Proceeds, in each case in connection with an Asset Sale, and (d) the interest expense attributable to Debt of any Unrestricted Subsidiary.

“Credit Party”: the Administrative Agent, the Issuing Lender or any other Lender.

“DBNY”: Deutsche Bank AG New York Branch.

“Debt”: with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication):

(i)	in respect of borrowed money;

(ii)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof;

(iii)	in respect of banker’s acceptances;

(iv)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions (excluding the REMA Lease and the MIRMA Lease which shall not constitute Debt), Synthetic Lease Obligations or financing leases;

(v)	representing all obligations of such Person in respect of the deferred purchase price of property or services due more than six months after such property is acquired or such services are completed;

(vi)	representing any Hedging Obligations; or

(vii)	consisting of Disqualified Stock;

whether or not any of the preceding items appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP, provided, however, “Debt” shall not include indebtedness which has been irrevocably defeased, or in the case of the Existing RRI Secured Notes or the Existing MNA Senior Notes, irrevocably discharged in accordance with Section 8.02 and Section 8.1, respectively, of the indenture relating thereto, or debt securities held by the issuer thereof. In addition, the term “Debt” includes all Debt of others secured by a Lien on any asset of the specified Person (whether or not such Debt is assumed by the specified Person, but excluding Liens securing Project Finance Debt and Liens on Capital Stock of any Unrestricted Subsidiary) and, to the extent not otherwise included, the Guarantee by the specified Person of any Debt of any other Person.

The amount of any Debt outstanding as of any date will be:

(i)	the accreted value of the Debt, in the case of any Debt issued with original issue discount;

(ii)	the principal amount of and premium (if any) on the Debt, in the case of any other Debt;

(iii)	in respect of Debt of other Persons secured by a Lien on the assets of the specified Person, the lesser of: (A) the Fair Market Value of such asset at such date of determination, and (B) the amount of such Debt of such other Persons;

(iv)	in respect of any Guarantee, an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith;

(v)	zero for undrawn letters of credit and undrawn revolvers; and

(vi)	in respect of any Hedging Obligations, the amount, if any, which is then due and payable thereunder.

“Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Company or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is prepared to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company or such Credit Party’s receipt, as applicable, of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Party”: has the meaning set forth in Section 9(i).

“Disposition”: (a) with respect to any assets, any sale, lease (other than an operating lease), conveyance or other disposition thereof and (b) the sale or issuance of Capital Stock in any of the Restricted Subsidiaries. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock”: with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of such Capital Stock), (i) matures or is subject to a scheduled redemption, pursuant to a sinking fund obligation or otherwise, on or prior to the date that is 91 days after the Term Loan Termination Date or (ii) matures or is subject to mandatory redemption upon the happening of any event unless such maturity or mandatory redemption is conditioned on the prior repayment in full of the Facilities. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement shall be equal to the maximum amount that the Borrowers and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Company organized in or under the laws of the United States, any state thereof or the District of Columbia other than (1) a Subsidiary in which a Foreign Subsidiary directly or indirectly owns a majority of the voting equity interests or (2) a Subsidiary that owns no material assets other than the equity interests of one or more Foreign Subsidiaries.

“EBITDA”: for any period, with reference to the Company’s consolidated financial statements (a) income from continuing operations before income taxes and non-controlling interest; plus (b) depreciation and amortization; plus (c) Corporate Interest; plus (d) cash dividends or distributions actually received by the Company or any Restricted Subsidiary during such period from any Unrestricted Subsidiary or any other entity which is not a consolidated Subsidiary or any Restricted Subsidiary whose income is excluded pursuant to the third sentence hereof. “EBITDA” shall not include the effect of (i) gains or losses on sales or dispositions of assets; (ii) non-recurring items (including, for the avoidance of doubt, restructuring expenses), (iii) non-cash expenses and non-cash gains or losses, including as a result of hedge transactions being marked to market, but shall include cash payments and receipts from and in respect of settlement of Swap Agreements, or (iv) any income from continuing operations before income taxes and non-controlling interest attributable to Unrestricted Subsidiaries, except to the extent provided in clause (d) of the immediately preceding sentence. Except for purposes of calculating compliance with Section 7.1 hereof, and except to the extent provided in clause (d) of the first sentence hereof, “EBITDA” shall not include the effect of any income from continuing operations before income taxes and non-controlling interest attributable to any Restricted Subsidiary of the Company to the extent that such Subsidiary is prohibited from making distributions or dividends as of the date of determination (unless such prohibition arises solely from the requirement under the MIRMA Lease that MIRMA and its Subsidiaries deliver financial statements for the most recently completed fiscal year or fiscal quarter, as the case may be, and the date of determination is less than 90 or 60 days, as the case may be, from the end of such fiscal year or fiscal quarter). In addition, for purposes of calculating EBITDA, the amounts accrued as rent expense under the MIRMA Lease and REMA Lease shall be treated as operating expenses for purposes of determining income from continuing operations, and no portion of such amounts shall be treated as Corporate Interest or principal amortization, such that, to the extent possible, the treatment of the obligations under the MIRMA Lease and REMA Lease as such obligations are treated on the Closing Date is preserved. If during any period for which EBITDA is being determined, the Company or any of its Subsidiaries shall have (a) made or consummated any acquisition for gross consideration of $10,000,000 or more (including Debt assumed), then EBITDA shall be determined on a pro forma basis for such period as if such acquisition had been made or consummated as of the beginning of the first day of such period or (b) made or consummated any Asset Sale that is not fully included in discontinued operations or shall have elected to deduct Expected Net Proceeds from Consolidated Secured Debt or Consolidated Total Debt, then EBITDA shall be determined on a pro forma basis for such period as if such Asset Sale had been made or consummated as of the beginning of the first day of such period. EBITDA for periods prior to the closing date of the Merger (to the extent not determined by the following sentence) will be estimated in good faith by the Company giving pro forma effect to the Merger. EBITDA will be deemed to equal the following amounts for the fiscal quarters ended on the following dates: September 30, 2009, $400,000,000; December 31, 2009, $192,000,000; March 31, 2010, $180,000,000; June 30, 2010, $153,000,000.

“Eligible Assignee”: any assignee permitted under Section 11.6.

“Eligible Commodity Hedging Agreement”: any Commodity Agreement entered into by any Loan Party from time to time which (i) is intended to reduce risk to the Company or any Restricted Subsidiary associated with fluctuations in the price or availability of any emissions or fuel-related or energy- or capacity-

related commodity or service (“commodity”), and (ii) is structured such that the net mark-to-market credit exposure of (a) the counterparties to such Commodity Agreements (taken as a whole) to (b) the Company or any other Loan Party, is (x) positively correlated with the price of the relevant commodity or (y) positively correlated with changes in the relevant fuel to energy spread.

“Eligible Commodity Hedging Obligations”: with respect to any Loan Party, the obligations of such Person under an Eligible Commodity Hedging Agreement. For purposes of designating obligations as Eligible Commodity Hedging Obligations secured by the Collateral pursuant to the Security Agreement, such designation shall be deemed effective if accompanied by a certification by the Company representing that such obligations meet the definition of Eligible Commodity Hedging Obligations.

“Environmental Capital Expenditures”: Capital Expenditures required by, or reasonably related to the Company’s or its Subsidiaries’ compliance with, Environmental Laws.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate”: all members of a group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or (c) of the Code.

“ERISA Event”: any of the following events: (i) the appointment of a trustee to administer or terminate any Plan, (ii) the termination of a Plan, (iii) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, (iv) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Company or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan, (v) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (vi) the imposition of a Lien under the Code or ERISA on the assets of the Company on account of any Plan, (vii) the occurrence of a reportable event described in Section 4043(c) of ERISA (other than those events as to which the 30-day notice period is waived) with respect to a Plan, or (viii) the incurrence by the Company of any liability in connection with a withdrawal from a Multiemployer Plan, or the determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA) or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA).

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such

Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period; provided, that for the Term Facility only, in no event shall the Eurodollar Rate (including for the purpose of determining ABR) be less than 1.75% per annum. In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Asset Sale”: each of the following transactions:

(i)	the Disposition of damaged, obsolete, uneconomic or worn out property, or property which in the good faith judgment of the Company is no longer useful in its or the Restricted Subsidiaries’ business, in each case, in the ordinary course of business;

(ii)	Dispositions among the Company and Restricted Subsidiaries, or among Restricted Subsidiaries;

(iii)	Dispositions of Cash Equivalents or other short-term investments;

(iv)	Dispositions by the Company or any Restricted Subsidiary of fuel or emission or environmental credits;

(v)	any Disposition or series of related Dispositions resulting in proceeds not in excess of $50,000,000;

(vi)	Restricted Payments permitted by Section 8.2;

(vii)	any Disposition in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action;

(viii)	Dispositions, not resulting in the Disposing of all or substantially all of the assets of the Company and the Restricted Subsidiaries, of inventory, products, electric energy, commodities, capacity, ancillary services, fuel, rights, services or accounts receivable;

(ix)	Investments permitted by Section 8.6;

(x)	a Disposition resulting from any condemnation; provided, if such Disposition involves assets with gross cash proceeds in excess of $50,000,000, that any cash proceeds received in connection therewith are treated as Net Cash Proceeds of an Asset Sale;

(xi)	compromises and settlements of claims against third-parties and Dispositions of assets in connection with the settlement of claims and litigation; and

(xii)	grants by the Company or any of its Subsidiaries of licenses, sublicenses, leases or subleases or easements to other Persons not materially interfering with the conduct by the Company or such Subsidiary of its business on or at the property that is the subject of such license, sublicense, lease or sublease or easement.

“Excluded Proceeds”: Net Cash Proceeds from Asset Sales or Recovery Events in an amount not to exceed $300,000,000 in the aggregate in any fiscal year and $1,000,000,000 in the aggregate during the term of this Agreement.

“Existing Credit Agreements”: the collective reference to the Existing RRI Credit Agreement and the Existing MNA Credit Agreement.

“Existing Letters of Credit”: the letters of credit issued pursuant to the Existing MNA Credit Agreement and the Existing RRI Credit Agreement that are outstanding thereunder on the Closing Date.

“Existing MNA Credit Agreement”: the Credit Agreement, dated as of January 3, 2006, among MNA, JPMorgan Chase Bank, N.A., as the administrative agent, and the lenders and other agents party thereto.

“Existing MNA Senior Notes”: the 7.375% Senior Notes due 2010 issued pursuant to the Indenture, dated as of December 23, 2005, among Mirant North America Escrow, LLC, MNA and MNA Finance Corp., as issuers, and Law Debenture Trust Company of New York, as trustee.

“Existing PEDFA Bonds”: the Seward Tax-Exempt Bonds outstanding immediately prior to the Closing Date.

“Existing RRI Credit Agreement”: the Credit and Guaranty Agreement, dated as of June 12, 2007, among RRI, Deutsche Bank AG New York Branch, as the administrative agent, and the lenders and other agents party thereto.

“Existing RRI Secured Notes”: the 6.75% Senior Secured Notes due 2014 issued pursuant to the First Supplemental Indenture, dated as of December 22, 2004, among RRI, as issuer, and Wilmington Trust Company, as trustee.

“Extended Expiration Date”: as defined in Section 11.18.

“Expected Net Proceeds”: the Net Cash Proceeds that the Company expects to receive in connection with a pending and binding Asset Sale or issuance or sale of Capital Stock.

“Facility”: each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”), (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”) and (c) the Incremental Term Loan Commitments and the Incremental Term Loans made thereunder (the “Incremental Term Facility”).

“Fair Market Value”: the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer, treasurer, assistant treasurer, controller or board of directors of the Company or the selling entity.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement.

“FCF Percentage”: the following percentages of Free Cash Flow based on the Consolidated Secured Leverage Ratio of the Company and its Subsidiaries: (i) if greater than or equal to 3.0 to 1.0, 50% of Free Cash

Flow, (ii) if less than 3.0 to 1.0 but greater than 2.0 to 1.0, 75% of Free Cash Flow and (iii) if less than or equal to 2.0 to 1.0, 100% of Free Cash Flow.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMCB from three federal funds brokers of recognized standing selected by it.

“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“Foreign Subsidiary”: any Subsidiary of the Company that is not a Domestic Subsidiary.

“Foundation”: RRI Energy Foundation, Inc, a Texas non-profit corporation, or any successor thereto.

“Free Cash Flow”: for the period from January 1, 2010 through any date of its determination, without duplication, (a) EBITDA for such period, minus (b) Corporate Interest for such period, minus (c) the aggregate amount of any cash payments made in respect of Taxes during such period by the Company or any of the Restricted Subsidiaries net of cash tax refunds for such period, minus (d) the aggregate amount of all scheduled amortized principal payments of Debt, if any, of the Company and the Restricted Subsidiaries made during such period, minus (e) Capital Expenditures made by the Company and the Restricted Subsidiaries for such period (other than Capital Expenditures made with (x) Net Cash Proceeds of Recovery Events, (y) Net Cash Proceeds of Asset Sales, and (z) the proceeds of the incurrence of Permitted Debt), provided, however, that the amounts deducted pursuant to clauses (b) through (e) of the foregoing shall not include amounts described therein attributable to any Restricted Subsidiary that is subject to the exclusion under the third sentence of the definition of “EBITDA”.

“Funding Office”: the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Company and the Lenders.

“GAAP”: those generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Company and the Restricted Subsidiaries.

“Guarantee”: a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement”: the Guarantee Agreement to be executed and delivered by the Subsidiary Guarantors, substantially in the form of Exhibit A.

“Hedging Agreement”: any agreement or arrangement referred to in the definition of “Hedging Obligations” entered into between any Loan Party and any Hedging Counterparty.

“Hedging Counterparties”: with respect to any Hedging Agreement, any Specified Hedging Counterparty or Non-Specified Hedging Counterparty thereunder.

“Hedging Obligations”: with respect to any Loan Party, the net obligations of such Person under: (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (b) other agreements or arrangements designed to manage interest rate risk; and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

“Identified Competitor”: has the meaning set forth in Section 11.6(b)(A).

“Incremental Loan Commitment”: an Incremental Revolving Commitment or Incremental Term Loan Commitment, as the case may be.

“Incremental Loan Commitment Date”: an Incremental Revolving Commitment Date or Incremental Term Loan Commitment Date, as the case may be.

“Incremental Loan Commitment Requirements”: with respect to any provision of an Incremental Loan Commitment on a given Incremental Loan Commitment Date, the satisfaction of each of the following conditions on or prior to the closing date of the respective Incremental Loan Commitment Agreement:

(i)	no Default or Event of Default has occurred and is continuing or would be caused thereby and all of the representations and warranties contained herein (other than as set forth in Sections 4.7, 4.9 and 4.12) are true and correct in all material respects at such time; and

(ii)	the delivery by the Borrowers to the Administrative Agent of an officer’s certificate executed by a Responsible Officer of each Borrower and certifying as to compliance with preceding clause (i).

“Incremental Revolving Commitment”: for any Lender, any commitment by such Lender to make Revolving Loans pursuant to Section 2.4 in such amount as agreed to by such Lender in the respective Incremental Revolving Commitment Agreement delivered pursuant to Section 2.22; it being understood, however, that on each date upon which an Incremental Revolving Commitment of any Lender becomes effective, such Incremental Revolving Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.22.

“Incremental Revolving Commitment Agreement”: each Incremental Revolving Commitment Agreement substantially in the form of Exhibit F-2 (appropriately completed) executed in accordance with Section 2.22.

“Incremental Revolving Commitment Date”: each date upon which an Incremental Revolving Commitment under an Incremental Revolving Commitment Agreement becomes effective as provided in Section 2.22(b).

“Incremental Revolving Lender”: as defined in Section 2.22(b).

“Incremental Term Loan”: as defined in Section 2.1.

“Incremental Term Loan Borrowing Date”: with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 2.1 and as otherwise permitted by Section 2.21.

“Incremental Term Loan Commitment”: for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 2.21, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender’s name in Schedule 1.1A (as modified in accordance with Section 2.21) directly below the column entitled “Incremental Term Loan Commitment”, as the same may be terminated pursuant to Section 2.10 or Section 9.

“Incremental Term Loan Commitment Agreement”: each Incremental Term Loan Commitment Agreement in the form of Exhibit F-1 (appropriately completed) executed in accordance with Section 2.21.

“Incremental Term Loan Commitment Date”: each date upon which an Incremental Term Loan Commitment under an Incremental Term Loan Commitment Agreement becomes effective as provided in Section 2.21(b).

“Incremental Term Loan Lender”: as defined in Section 2.21(b).

“Incremental Term Loan Maturity Date”: for the Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Indemnified Liabilities”: as defined in Section 11.5(a).

“Indemnitee”: as defined in Section 11.5(a).

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or such other period as the Company and all Lenders of the relevant Facility may agree), as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or such other period as the Company and all Lenders of the relevant Facility may agree) thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrowers may not select an Interest Period under a particular Facility that would extend beyond, with respect to (x) Revolving Loans, the Revolving Termination Date or (y) Term Loans, the Term

Loan Termination Date or (z) Incremental Term Loans, the Incremental Term Loan Maturity Date, as the case may be; and

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investments”: as defined in Section 8.6.

“Issuing Lender”: each of JPMCB, DBNY and any other Revolving Lender from time to time designated by the Company as an Issuing Lender with the consent of such other Revolving Lender and the Administrative Agent, or any Affiliate thereof, in its capacity as issuer of any Letter of Credit; collectively, the “Issuing Lenders”.

“JPMCB”: as defined in the preamble hereto.

“L/C Commitment”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: as to any Letter of Credit, the collective reference to all the Revolving Lenders other than the Issuing Lender of such Letter of Credit.

“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letters of Credit”: any letter of credit issued pursuant to this Agreement. As of the Closing Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit hereunder as though issued hereunder on the Closing Date and the Company shall be the account party thereunder.

“Lien”: any mortgage, pledge, lien, hypothecation, security interest or other charge, encumbrance or other arrangement in the nature of a security interest in property; provided, however, that the term “Lien” shall not mean any easements, survey exceptions, reservations (including those for, rights-of-way, sewers, electric lines, telegraph and telephone lines, other utilities, mineral reservations and rights), zoning restrictions, encroachments, minor title deficiencies, leases, subleases, licenses, sublicenses, or other restrictions on the use of property or other similar encumbrances.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Guarantee Agreement, the Security Documents, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: the Borrowers and each of the Subsidiary Guarantors.

“MAG”: Mirant Americas Generation, LLC, a Delaware limited liability company, or any successor thereto.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, Incremental Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving

Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

“Majority Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and Incremental Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Material Adverse Effect”: a material adverse change in, or material adverse effect on, (i) the financial condition, operations, business or assets of the Company or its Subsidiaries, taken as a whole, which would have a material adverse effect on the ability of the Borrowers to pay amounts owed by it from time to time under the Facilities, or (ii) the validity or enforceability of this Agreement or any of the other Loan Documents against the Company or any Subsidiary Guarantor which would have a material adverse effect on the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or the Lenders, taken as a whole.

“Material Agreement”: a Contractual Obligation to which a Loan Party is a party or affecting a Loan Party or the properties of a Loan Party or its Subsidiaries, where such Contractual Obligation (x) evidences Debt of such Loan Party or (y) is identified in the exhibit list from time to time in filings made by the Company with the SEC as material to the Company.

“Merger”: as defined in the recitals hereto.

“Merger Agreement”: as defined in the recitals hereto.

“Merger Sub”: as defined in the recitals hereto.

“MET”: Mirant Energy Trading, LLC, a Delaware limited liability company, or any successor thereto.

“Mirant”: as defined in the recitals hereto.

“Mirant New York Party”: as defined in Section 6.11.

“MIRMA”: Mirant Mid-Atlantic, LLC, a Delaware limited liability company, or any successor thereto.

“MIRMA Lease”: collectively, the obligations of MIRMA as facility lessee under the eleven facility lease agreements, each dated as of December 19, 2000, and under the related participation agreements and other documents executed in connection therewith, in each case as amended, modified or supplemented from time to time.

“MML”: Mirant Marsh Landing, LLC, a Delaware limited liability company, or any successor thereto, and any entity formed for the sole purpose of owning the capital stock of MML.

“MNA”: Mirant North America, LLC, a Delaware limited liability company, or any successor thereto.

“Moody’s”: Moody’s Investors Service, Inc. or any successor thereto.

“Mortgaged Properties”: the real properties listed on Schedule 1.1B and designated as properties for which a Mortgage will be delivered.

“Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan”: as defined in Section 4001(a)(3) of ERISA.

“New York Regulatory Approvals”: as defined in Section 6.11.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Debt secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of Taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non-Consenting Lender”: as defined in Section 11.1.

“Non-Excluded Taxes”: as defined in Section 2.17(a).

“Non-Specified Hedging Counterparty”: with respect to any Hedging Agreement, any counterparty thereto other than a Specified Hedging Counterparty.

“Non-U.S. Lender”: as defined in Section 2.17(e).

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations (including guarantee obligations) and liabilities of the Borrowers or any other Loan Party to the Administrative Agent or to any Lender (or, in the case of Hedging Agreements, any Specified Hedging Counterparty), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Guarantee Agreement, any other Loan Document, the Letters of Credit, any Hedging Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by either Borrower pursuant hereto) or otherwise.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, including any interest, additions to tax or penalties applicable thereto.

“Participant”: as defined in Section 11.6(c).

“Participant Register”: as defined in Section 11.6(c).

“Patriot Act”: as defined in Section 5.1(p).

“Permitted Debt”:

(i) (A) the Loans and other obligations of any Loan Party under any Loan Document and (B) Debt of the Borrowers and the Restricted Subsidiaries (which may be secured as to the extent currently secured) existing on the Closing Date and not refinanced with the proceeds of the Debt referred to in clause (v) below;

(ii) up to $800,000,000 of additional Debt;

(iii) Subordinated Debt;

(iv) Debt incurred to finance environmental Capital Expenditures and other Capital Expenditures made to comply with law and, additionally, with respect to MIRMA and its Subsidiaries and REMA and its Subsidiaries, to finance Required Improvements (which may be secured by the capital assets or Required Improvements and related assets) of such Persons;

(v) new senior unsecured notes in an amount not exceeding $1,200,000,000;

(vi) Hedging Obligations consistent with industry practice;

(vii) Debt in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds;

(viii) Debt arising from overdrafts, so long as such Debt is repaid within five Business Days;

(ix) Debt arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with the sales of assets, provided that the maximum aggregate liability in respect of all such debt shall not exceed the gross proceeds (including non-cash proceeds) actually received;

(x) Debt of REMA and its Subsidiaries of up to $60,000,000;

(xi) Debt of a Person existing at the time such Person first became a Subsidiary of the Company; provided that such Debt was not incurred in contemplation of such acquisition (it being agreed that, in the case of a fluctuating balance facility, the Debt permitted hereunder will include amounts later drawn on unfunded commitments existing at the time such Person first became a Subsidiary of the Company);

(xii) Project Finance Debt;

(xiii) Debt between or among the Company and any of its Subsidiaries, other than Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor owed to an Unrestricted Subsidiary; provided, that (A) any such Debt of a Loan Party owed to an Unrestricted Subsidiary shall be subordinated to the prior payment in full in cash of the obligations under this Agreement in a customary manner (it being agreed that no blockage of payments will apply except after written notice by the Administrative Agent given while an Event of Default has occurred and is continuing); and (B) (x) any subsequent issuance or transfer of Capital Stock that results, (1) in any such Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor being held by a Person other than the Company or a Restricted Subsidiary or (2) in any such Debt of any Subsidiary Guarantor being held by a Person other than the Company or any Subsidiary and (y) any sale or other transfer of any such Debt (1) of a Restricted Subsidiary that is not a Subsidiary Guarantor to a Person other than the Company or a Restricted Subsidiary or (2) of a Loan Party to a Person other than the Company or any other Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

(xiv) Debt secured by Liens permitted under clauses (f) and (g) of Sections 8.3; and

(xv) refinancings or renewals or replacements of Debt permitted under this Agreement (which may be secured by the same assets as the refinanced or renewed Debt); provided, that any such refinancing, renewal or replacement of Debt is (A) either in an amount not in excess of the principal amount outstanding or committed under the Debt being refinanced or renewed immediately prior to such refinancing (plus any applicable fees or expenses and redemption or repurchase premiums or penalties) or renewal, or such excess amount is otherwise permitted to be incurred under this Agreement without reference to this clause (xiv), (B) provides for a final maturity date no earlier than the existing scheduled maturity date of the Debt being refinanced or renewed and (C) if the Debt refinanced or renewed is Subordinated Debt, is subordinated in a like manner and extent.

“Permitted PEDFA Bond Debt”: means Debt incurred or guaranteed by the Company and/or the Restricted Subsidiaries that is not supported by Letters of Credit outstanding under this Agreement, the proceeds of which are used: (a) to build the Seward Facility; (b) to reimburse the Company, the Restricted Subsidiaries for amounts advanced or incurred, or for Debt incurred to fund such construction costs, prior to the date of incurrence of such Debt; or (c) to refund or defease the Seward-Tax Exempt Bonds or refinance Debt evidenced by or in support of the Seward-Tax Exempt Bonds.

“Person”: an individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state or limited liability company (in each case whether or not having separate legal personality).

“Plan”: any plan described in Section 3(2) of ERISA that is subject to Title IV of ERISA, maintained or contributed to by the Company or any ERISA Affiliate.

“Pre-Closing Incremental Revolving Commitments”: as defined in Section 2.22(a).

“Proceedings”: as defined in Section 11.5(b).

“Project Finance Debt”: Debt (not exceeding the cost of the acquisition, construction or creation of the relevant asset or project) of the Company or a Restricted Subsidiary incurred or existing in connection with the financing or refinancing of any asset or project, the repayment of which Debt is to be made from the revenues arising out of, or other proceeds of realization from, the acquired or created asset or project, with recourse to those revenues and proceeds and assets forming the subject matter of such asset or project (including, without limitation, insurance, contracts and shares or other rights of ownership in the entity(ies) which own the relevant assets or project) and other assets ancillary thereto but without substantial recourse to any other asset or otherwise to any Person other than the borrower under such Project Finance Debt; provided that substantial recourse shall not be deemed to exist by reason of (i) normal and customary sponsor support arrangements, including, without limitation, services and operational and administrative support, (ii) recourse against any Project Subsidiary including any direct or indirect parent entity of any Project Subsidiary, substantially all of the assets of which consist of the equity of one or more Project Subsidiaries, or (iii) recourse against the equity of a Project Subsidiary pledged by the Company or any of the Restricted Subsidiaries to secure the debt of such Project Subsidiary or any Subsidiary of such Project Subsidiary.

“Project Subsidiary”: any Person other than the Company obligated in respect of any Project Finance Debt.

“Projections”: as defined in Section 6.3(b).

“Recovery Event”: any settlement of or payment in respect of any insurance or indemnity claim or any condemnation proceeding relating to any asset of any Group Member.

“Register”: as defined in Section 11.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrowers to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reimbursement Payment”: as defined in Section 2.5(b).

“Reinvestment Commitment Notice”: a written notice executed by a Responsible Officer on or prior to the date falling 365 days after the receipt of Net Cash Proceeds from an Asset Sale or Recovery Event, stating (x) that, in the case of an Asset Sale only, no Event of Default has occurred and is continuing and (y) that the Company (directly or through a Restricted Subsidiary) has committed to use all or a specified portion of the Net Cash Proceeds thereof within 18 months after the date of such notice, in each case to acquire or repair assets useful in its business.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Company has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating (i) in the case of an Asset Sale only, that no Event of Default has occurred and is continuing and (ii) that the Company (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

“REMA”: RRI Energy Mid-Atlantic Power Holdings, LLC, a Delaware limited liability company, or any successor thereto.

“REMA Lease”: collectively, the obligations of REMA as facility lessee under the three facility lease agreements, each dated as of August 24, 2000, and under the related participation agreements and other documents executed in connection therewith, in each case as amended, modified or supplemented from time to time.

“Required Improvements”: modifications, alterations, additions or improvements to any MIRMA or REMA owned or leased project facility required (x) by Requirements of Law or by any Governmental Authority having jurisdiction thereon, (y) by any insurance policy required to be maintained by MIRMA or REMA, as applicable, under any document related to the MIRMA Lease or REMA Lease, as applicable, or (z) by the terms of any document related to the MIRMA Lease or REMA Lease, as applicable.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“RES”: RRI Energy Services, Inc., a Delaware corporation, or any successor thereto.

“Responsible Officer”: as to each Borrower, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of such Borrower.

“Restricted Payments”: as defined in Section 8.2.

“Restricted Subsidiaries”: all Subsidiaries of the Company other than Unrestricted Subsidiaries.

“Returns”: as defined in Section 4.14.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A (as modified in accordance with Section 2.22) or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding (disregarding any Defaulting Lender’s Revolving Loans), provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

“Revolving Termination Date”: the fifth anniversary of the Closing Date.

“RRI”: as defined in the recitals hereto.

“S&P”: Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc., or any successor thereto.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: as defined in the Security Agreement.

“Security Agreement”: the Security Agreement to be executed and delivered by the Borrowers and each Subsidiary Guarantor, substantially in the form of Exhibit B.

“Security Documents”: the collective reference to the Security Agreement, the Collateral Trust Agreement, the Mortgages, any intercreditor agreement in respect of second-lien or subordinated Debt and all other security documents hereafter delivered to the Collateral Trustee granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Seward Facility”: the 521 MW coal facility and related assets located in New Florence, Indiana County, Pennsylvania.

“Seward Tax-Exempt Bonds”: (1) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, in the original aggregate principal amount of $150,000,000, (2) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, in the original aggregate principal amount of $75,000,000, (3) the

Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, in the original aggregate principal amount of $75,000,000, (4) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2003A, in the original aggregate principal amount of $100,000,000, (5) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2004A, in the original aggregate principal amount of $100,000,000, and (6) any bonds issued by the Pennsylvania Economic Financing Authority on or after the Closing Date as permitted hereunder and supported by letters of credit outstanding hereunder.

“Specified Hedging Counterparty”: with respect to any Hedging Agreement, any counterparty thereto that, at the time any such Hedging Agreement was entered into, was a Lender or an Affiliate of a Lender.

“Specified Issuing Lender Commitment”: with respect to JPMCB, its commitment to act as Issuing Lender for $500,000,000 of the L/C Commitment; with respect to DBNY, its commitment to act as Issuing Lender for $400,000,000 of the L/C Commitment; and with respect to any other Issuing Lender, its commitment to act as Issuing Lender for up to a percentage of the L/C Commitment agreed by the Borrowers and such Issuing Lender.

“Subordinated Debt”: unsecured Debt of the Company and/or any Subsidiary Guarantor that is contractually subordinated and junior in right of payment to the Obligations (as defined in the Guarantee Agreement) and the Secured Obligations (as defined in the Security Agreement) where the subordination provisions shall be in all respects reasonably satisfactory to the Administrative Agent.

“Subsidiary”: as to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the voting stock, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor”: each Restricted Subsidiary of the Company other than (a) any Foreign Subsidiary, (b) MET, (c) MIRMA, (d) REMA, (e) MC Asset Recovery, LLC, (f) RES and (g) MAG (including, with respect to the Persons referred to in clauses (b) through (g), each of their respective Subsidiaries) and (h) each of the entities listed on Schedule 1.1C (so long as after the date hereof, such Subsidiary does not acquire any material assets), attached hereto; provided, however, that Subsidiaries of MAG (other than MET and MIRMA and their respective Subsidiaries, which shall not be Subsidiary Guarantors), shall be Subsidiary Guarantors to the extent permitted by Section 102 of that certain Seventh Supplemental Indenture, dated as of January 3, 2006, between MAG and Wells Fargo Bank, National Association; provided, further, however, none of the Mirant New York Parties shall be a Subsidiary Guarantor unless and until such Mirant New York Party shall have received the New York Regulatory Approvals referred to in Section 6.11.

“Swap Agreement”: any agreement, including any Hedging Agreement, with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries shall be a “Swap Agreement”.

“Synthetic Lease Obligation”: the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

“Taxes”: any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrowers on the Closing Date in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The aggregate amount of the Term Commitments is $700,000,000.

“Term Lender”: each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”: as defined in Section 2.1.

“Term Loan Termination Date”: the seventh anniversary of the Closing Date.

“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Threshold Amount”: on any date of determination, that such Subsidiary or Subsidiaries had either (i) $25,000,000 or more of EBITDA during the four-fiscal quarter period most recently ended or (ii) assets the aggregate book value of which was $50,000,000 or more.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitments is $788,000,000.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Tranche”: the respective Facility and commitments utilized in making Loans hereunder, including one or more Tranches of Incremental Term Loans.

“Transaction”: as defined in the recitals hereto.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“United States”: the United States of America.

“Unrestricted Subsidiaries”: The entities listed on Schedule 1.1D and any Subsidiary of the Company that is designated by the Company as an Unrestricted Subsidiary, but only to the extent that such Subsidiary (i) has no Debt with substantial recourse to the Company or a Restricted Subsidiary; provided that substantial recourse shall not be deemed to exist by reason of normal and customary sponsor support arrangements, including, without limitation, services and operational and administrative support, (ii) except as permitted under Section 8.7, is not party to any agreement or contract with the Company or a Restricted Subsidiary unless the terms of such agreement are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained from an unaffiliated third-party, and (iii) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation to make capital contributions or to maintain such Subsidiary’s financial condition.

“Weighted Average Life to Maturity”: when applied to any Debt at any date, the number of years obtained by dividing:

(i)	the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii)	the then outstanding principal amount of such Debt.

“Withholding Agent:” any Loan Party and the Administrative Agent.

1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the same defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise specified, all accounting determinations and computations made hereunder (including under Section 7.1 and the definitions used in such calculation) shall be made in accordance with GAAP. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of determination or calculation under this Agreement, then the Company and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Company and its Subsidiaries consolidated financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Majority Lenders, all accounting determinations and computations made hereunder (including under Section 7.1 and the definitions used in such calculation) shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, if applicable, the SEC. Unless otherwise expressly provided, Section 7.1 and all defined financial terms shall be computed on a consolidated basis for the Company and its Subsidiaries, in each case without duplication. Additionally, it is hereby agreed that any requirement to consistently apply GAAP shall not apply to items treated inconsistently by Mirant and its Subsidiaries, on the one hand, and RRI and its pre-Merger Subsidiaries, on the other hand.

(c) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, accounts, leasehold interests and contract rights, and (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(d) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Debt or other liabilities of the Borrowers at “fair value” as defined therein.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1. Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Borrowers on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10. Subject to and upon the terms and conditions set forth in Section 2.21 and in the related Incremental Term Loan Commitment Agreement, each Incremental Term Loan Lender with an Incremental Term Loan Commitment severally agrees to make a term loan or term loans (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Borrowers at the time or times set forth in the related Incremental Term Loan Commitment Agreement and in an amount equal to the Incremental Term Loan Commitment of such Incremental Term Loan Lender. Incremental Term Loans may be ABR Loans or Eurodollar Loans.

2.2. Procedure for Term Loan Borrowing. The Company shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrowers on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3. Repayment of Term Loans. The principal amount of the Term Loan of each Term Lender shall mature in 28 consecutive installments (each due on the last day of each calendar quarter, except for the last such installment), commencing on the last day of the first calendar quarter ending after the Closing Date, each of which shall be in an amount equal to such Lender’s Term Percentage multiplied by (i) in the case of the first 27 such installments, $1,750,000, as reduced from time to time in accordance with Section 2.15(b), and (ii) in the case of the last such installment (which shall be due on the Term Loan Termination Date), the remaining aggregate principal amount of the Term Loans. The principal amount of the Incremental Term Loans of each Incremental Term Loan Lender shall mature on the dates set forth in the Incremental Term Loan Commitment Agreement with respect to such Lender.

2.4. Revolving Commitments. (a) Subject to the terms and conditions hereof (and, with respect to any Incremental Revolving Commitments, subject to the terms and conditions of Section 2.22 and the related Incremental Revolving Commitment Agreement), each Revolving Lender and Incremental Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to each Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period each Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

(b) The Borrowers shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.5. Procedure for Revolving Loan Borrowing. (a) The Borrowers may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (i) prior to 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) prior to 11:00 A.M., New York City time on the requested Borrowing Date, in the case of ABR Loans (including for purposes of financing payments required by Section 3.5), specifying (A) the amount and Type of Revolving Loans to be borrowed, (B) the requested Borrowing Date and (C) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount). Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrowers at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent crediting the account of the Borrowers on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(b) In the event that either Borrower fails to reimburse any Issuing Lender in accordance with Section 3.5 for the amount of any draft paid by such Issuing Lender under any Letter of Credit issued by it, and for all other amounts due in connection therewith pursuant to Section 3.5 (the “Reimbursement Payment”), then on the date that the Reimbursement Payment is due, the Borrowers shall be deemed to have made a request for a borrowing of ABR Loans in an amount equal to the Reimbursement Payment, which deemed request shall not be subject to any condition precedent set forth in Section 5.2 and shall be irrevocable. Each Revolving Lender acknowledges and agrees that its obligation to make its pro rata share of any such borrowing available to the Administrative Agent is absolute and unconditional and shall not be affected by any event, happening or circumstance whatsoever, including the failure of any condition precedent set forth in Section 5 to be satisfied at the time of such deemed request.

2.6. Commitment Fees, etc. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Closing Date.

(b) The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.7. Termination or Reduction of Revolving Commitments. The Company shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

2.8. Optional Prepayments. (a) The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as provided below in Section 2.8(b) with respect to Term Loans), upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of Eurodollar Loans (or such shorter time as Administrative Agent accepts in its sole discretion), and no later than 11:00 A.M., New York City time, on the same Business Day, in the case of ABR Loans (or such shorter time as Administrative Agent accepts in its sole discretion), which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid, unless such notice is rescinded in writing. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

(b) In the event the Term Loans are prepaid or repaid in whole or in part by the Borrowers or either of them pursuant to Section 2.8(a) prior to the first anniversary of the date hereof, the Borrowers shall pay to the Term Lenders a prepayment premium of 1.00% on the amount so prepaid or repaid.

2.9. Mandatory Prepayments. (a) (i) If within ten (10) Business Days of any date the Company or any Restricted Subsidiary shall receive Net Cash Proceeds from any Asset Sale or Recovery Event (other than Excluded Proceeds), then, if the Company shall not have delivered a Reinvestment Notice in respect thereof on or prior to such date, the Company shall apply such Net Cash Proceeds on such date to the prepayment of the Term Loans as set forth in Section 2.9(c). If the Company shall have delivered a Reinvestment Notice in respect thereof, then on the tenth (10th) Business Day after the date of receipt of such Net Cash Proceeds, the Borrowers shall apply the portion thereof, if any, that neither the Company nor any Restricted Subsidiary intends to use to acquire or repair assets useful in its business to such prepayment.

(ii) If on or prior to the date falling 365 days after the receipt of Net Cash Proceeds (other than Excluded Proceeds) from a Reinvestment Event, the Company shall not have delivered a Reinvestment Commitment Notice in respect of the Net Cash Proceeds described in clause (i) above not constituting Excluded Proceeds, the Borrowers shall apply such Net Cash Proceeds on such date (to the extent not previously so applied or expended) to the prepayment of the Term Loans as set forth in Section 2.9(c). If on or prior to the date falling 365 days after the receipt of Net Cash Proceeds (other than Excluded Proceeds) from a Reinvestment Event, the Company shall have delivered a Reinvestment Commitment Notice in respect of the Net Cash Proceeds not constituting Excluded Proceeds described in clause (i) above, then (x) on the date of such notice, the Borrowers shall apply (to the extent not previously so applied or expended) the portion, if any, of such Net Cash Proceeds that the Company or any Restricted Subsidiary has not committed in such notice to use to acquire or to repair assets useful in its business to such prepayment and (y) on the date falling 18 months from the date of receipt of such Net Cash Proceeds, the Borrowers shall apply any Net Cash Proceeds not applied to the acquisition or repair of assets useful in its business to such prepayment as set forth in Section 2.9(c) (to the extent not previously so applied).

(b) If any Debt shall be issued or incurred by any Loan Party (other than Debt permitted to be issued or incurred under Section 8.1), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.9(d).

(c) Amounts to be applied in connection with prepayments made pursuant to Section 2.9 shall be applied to the prepayment of the Term Loans in accordance with Section 2.15(b). The application of any prepayment pursuant to Section 2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.9 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(d) If the Borrowers are required by this Section 2.9 to prepay any Eurodollar Loans and such prepayment will result in the Borrowers being required to pay breakage costs under Section 2.18 (any such

Eurodollar Loans, “Affected Loans”), the Company may elect, by written notice to the Administrative Agent so long as no Default or Event of Default shall have occurred and be continuing, to deposit with the Administrative Agent, on or prior to the date of prepayment of such Affected Loans, 100% (or such lesser percentage elected by the Company) of the principal amounts that otherwise would have been paid in respect of the Affected Loans and defer the date of prepayment of such Affected Loans to the extent such Loans are cash collateralized as provided in this Section 2.9(d). Such amounts will be held as security for the obligations of the Borrowers hereunder pursuant to an account control agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of Affected Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant Loans (or such earlier date or dates as shall be requested by the Company), with the amount to be so released and applied on the last day of each Interest Period to be the amount of the relevant Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account); provided that, notwithstanding anything in this Agreement to the contrary, the Borrowers acknowledge and agree that in calculating the Available Revolving Commitments, such Eurodollar Loans that have not been prepaid in accordance with this Section 2.9(d) shall be treated as Revolving Extensions of Credit until such unpaid Eurodollar Loans are actually prepaid; and provided further that such unpaid Eurodollar Loans shall continue to bear interest in accordance with Section 2.12 until such unpaid Eurodollar Loans or the related portion of such Eurodollar Loans, as the case may be, have or has been prepaid.

2.10. Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to ABR Loans by the Company giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert ABR Loans to Eurodollar Loans by the Company giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.11. Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

2.12. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If (x) all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or (y) all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amounts shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto under this Agreement plus 2%, in each case, with respect to sub-clauses (x) and (y) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.13. Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

2.14. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrowers have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.15. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Company on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the respective then remaining principal amounts thereof, provided that, in the case of any optional prepayment of Term Loans pursuant to Section 2.8, the amount of principal prepayment shall be applied as directed by the Company in its notice issued pursuant to such Section. Amounts prepaid or repaid on account of the Term Loans or Incremental Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Borrowers by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrowers.

(f) Unless the Administrative Agent shall have been notified in writing by the Company prior to the date of any payment due to be made by the Borrowers hereunder that the Borrowers will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrowers are making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrowers within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.

(g) Notwithstanding anything to the contrary in this Agreement, the Borrowers, with the consent of the Lenders whose Loans are to be purchased or prepaid pursuant to this Section 2.15, shall have the option, from time to time, to purchase or prepay Loans on a non-pro rata basis and nothing in this Section 2.15 shall prohibit such transactions or require payments made in connection therewith to be made on a pro rata basis; provided that (i) any Loans so purchased or prepaid are cancelled (and, in the case of any prepayment of Revolving Loans of a Revolving Lender pursuant to this Section 2.15, (x) the applicable Revolving Lender’s Revolving Commitment shall be permanently reduced in proportion to the par value of the Revolving Loan so purchased or prepaid (and if all of such Revolving Lender’s Revolving Loans are so purchased or prepaid, such Revolving Lender’s entire Revolving Commitment shall be terminated, (y) each L/C Participant’s Revolving Percentage shall be deemed automatically readjusted to reflect such reduction in Revolving Commitments and (z) if the Revolving Extensions of Credit would otherwise exceed the aggregate Revolving Commitments after giving effect to any such purchase or prepayment, then the Company shall at the time of such purchase or prepayment cash collateralize for the benefit of the relevant Issuing Lender only the Borrowers’ obligations corresponding to such Revolving Lender’s Revolving Percentage of the L/C Obligations in accordance with the procedures set forth in Section 9 for so long as such L/C Obligations are outstanding), (ii) at the time of any such purchase or prepayment (x) no Event of Default has occurred or is continuing and (y) after giving effect to any such purchase or prepayment, the Revolving Extensions of Credit shall not exceed the aggregate Revolving Commitments (after giving effect to the collateralization of Letters of Credit pursuant to clause (i) above) nor shall the Revolving Commitment of any Lender be increased.

2.16. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall change the basis of taxation of payments to such Lender in respect of this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it (except for changes in the rate of tax on, or determined by reference to, the overall net income or gross income of such Lender); or

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate and the result of any of the foregoing is to increase the cost to such Lender, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrowers shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than four months prior to the date that such Lender notifies the Company of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such four-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17. Taxes. (a) All payments made by or on account of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding any tax imposed on or measured by the net income or net profits or capital (or any franchise or similar tax imposed in lieu thereof) of the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender or the principal office or applicable lending office of such Lender or any subdivision thereof or therein and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document); provided that, if any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld or deducted from any amounts payable to the Administrative Agent or any Lender hereunder (as determined by the applicable Withholding Agent in good faith), (i) the applicable Withholding Agent shall deduct such amounts and (ii) the amounts so payable by the applicable Loan Party to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (including any Non-Excluded Taxes and Other Taxes imposed on additional amounts payable pursuant to this section 2.17(a)) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement as if such withholding or deduction had not been made, provided, further, however, that no Loan Party shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (x) that are attributable to such Lender’s failure to comply with the requirements of paragraph (e) or (f) of this Section or (y) that are United States withholding taxes resulting from any Requirement of Law in effect (including FATCA) on (and, in the case of FATCA, including any regulations or official interpretations thereof issued after) the date such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Loan Party with respect to such Non-Excluded Taxes pursuant to this Section 2.17(a).

(b) In addition, the Borrowers shall pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by a Loan Party, within thirty (30) days thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of a tax receipt received by such Loan Party showing payment thereof or such other document reasonably satisfactory to the Administrative Agent showing payment thereof. If (i) any Non-Excluded Taxes or Other Taxes are imposed directly on the Administrative Agent or any Lender, (ii) a Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate Governmental Authority or (iii) a Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the applicable Loan Party shall indemnify the Administrative Agent and the Lenders upon their written request for such amounts, incremental taxes, interest, penalties and reasonable expenses arising therefrom or with respect thereto that may become payable by the Administrative Agent or any Lender as a result of any such failure in the case of (ii) or (iii), or any such direct imposition in the case of (i).

(d) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but in the case of Non-Excluded Taxes, only to the extent that the Borrowers have not already indemnified the Administrative Agent for any such Non-Excluded Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) Each Lender that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of U.S. Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax. Each Lender (or Transferee) that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two copies of either U.S. Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) or Form W-8ECI, or Form W-8IMY (accompanied by applicable underlying Internal Revenue Service forms), or any successors thereto, (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit I and the applicable Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly signed and executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents or (iii) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Company or the Administrative Agent. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Company and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver as a result of a change in applicable law after the date such Lender becomes a party to this Agreement (or, in the case of any Participant, after the date such Participant purchases the related participation).

(f) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal or commercial position of such Lender.

(g) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund or credit of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund or credit to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.17 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided, that the Borrowers, upon the written request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to either Borrower or any other Person.

(h) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18. Indemnity. Each Borrower agrees, jointly and severally, to indemnify each Lender for, and to hold each Lender harmless from, any actual and documented loss or expense determined in accordance with this Section 2.18 that such Lender may sustain or incur as a consequence of (a) default by either Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by either Borrower in making any prepayment of or conversion from Eurodollar Loans after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Company by any Lender shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, neither Borrower shall be required to compensate a Lender pursuant to this Section for any loss or expense resulting from any event set forth in clauses (a), (b) or (c) of the first sentence of this Section if such event occurred more than sixty (60) days prior to any demand for indemnification by such Lender. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16, 2.17(a) or 2.18(a) with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Section 2.16, 2.17(a) or 2.18(a).

2.20. Replacement of Lenders. The Company shall be permitted to replace any Lender in accordance with Section 11.6 that (a) requests reimbursement for amounts owing pursuant to Section 2.16 or 2.17(a) or (b) is a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement in accordance with Section 11.6, (iii) in the case of clause (a) of this Section 2.20 only, the Borrowers shall be liable to such replaced Lender under Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (iv) the Administrative Agent and each Issuing Lender shall have consented to the replacement financial institution (such consent not to be unreasonably withheld), (v) the replaced Lender shall be obligated to cooperate with such replacement in accordance with the provisions of Section 11.6 (it being agreed that the registration and processing fee referred to therein shall not apply to such transaction), (vi) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17(a), as the case may be, and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender. In connection with the replacement of any Lender pursuant to this Section 2.20, the failure by such Lender to execute and deliver assignment documentation shall not impair the validity of the removal of such Lender, and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations in Letters of Credit, as applicable, shall nevertheless be effective without the execution by such Lender of such assignment documentation.

2.21. Incremental Term Loan Commitments. (a) So long as the Incremental Loan Commitment Requirements are satisfied at the time of the delivery of the request referred to below, the Company shall have the right in coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.21, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Closing Date, that one or more Lenders (and/or one or more other Persons which are Eligible Assignees and which will become Lenders) provide Incremental Term Loan Commitments to the Borrowers and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; provided, however, that:

(i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Company, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent and the Borrowers an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 2.21, such Lender shall not be obligated to fund any Incremental Term Loans;

(ii) any Lender (including any Eligible Assignee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender;

(iii) the amount of each Tranche of Incremental Term Loan Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment under such Tranche of Incremental Term Loans (including Eligible Assignees who will become Lenders) of at least $50,000,000 and in integral multiples of $5,000,000 in excess thereof;

(iv) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 2.21 plus the aggregate amount of all Incremental Revolving Commitments provided pursuant to Section 2.22 shall not exceed $250,000,000;

(v) any payable to each Incremental Term Loan Lender in respect of each Incremental Term Loan Commitment shall be separately agreed to by the Borrowers (or the Company) and each such Incremental Term Loan Lender;

(vi) each Tranche of Incremental Term Loans shall (A) have an Incremental Term Loan Maturity Date of no earlier than the Term Loan Maturity Date, (B) have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Term Loans and (C) be subject to the Applicable Margins as are set forth in the Incremental Term Loan Commitment Agreement governing such Tranche of Incremental Term Loans,

(vii) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 6.10;

(viii) each Incremental Term Loan Commitment Agreement shall specifically designate the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans or other Term Loans) unless the requirements of Section 2.21(c) are satisfied);

(ix) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Loan Documents; and

(x) each Lender (including any Eligible Assignee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Section 2.21, make Incremental Term Loans specified in the Incremental Term Loan Commitment Agreement as provided in Section 2.1 and such Loans shall thereafter be deemed to be Incremental Term Loans under such new Tranche for all purposes of this Agreement and the other applicable Loan Documents.

(b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 2.21, the Borrowers, the Administrative Agent and each such Lender or other Eligible Assignee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement, with the effectiveness of the Incremental Term Loan Commitments provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (i) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any Affiliate thereof)), (ii) all Incremental Loan Commitment Requirements are satisfied and (iii) all other conditions precedent that may be set forth in such Incremental Term Loan Commitment Agreement shall have been satisfied or waived. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, to the extent requested by any Incremental Term Loan Lender, a Note will be issued, at the Company’s expense, to such Incremental Term Loan Lender.

(c) Notwithstanding anything to the contrary contained above in this Section 2.21, the Incremental Term Loans provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to an Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, A-3, B-1, B-2, B-3, C-1, C-2, C-3, etc.), provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Incremental Term Loans or the outstanding Term Loans, so long as the following requirements are satisfied:

(i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same maturity date and shall have the same Applicable Margins as the Tranche of Term Loans or Incremental Term Loans to which the new Incremental Term Loans are being added;

(ii) the new Incremental Term Loans shall have the same scheduled payments pursuant to Section 2.3 as the then existing Term Loans or Incremental Term Loans (with the amount of each scheduled repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining payment of the respective Tranche proportionately; and

(iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2, such new Incremental Term Loans shall be added to (and form part of) each borrowing of outstanding Term Loans or Incremental Term Loans of the respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Tranches), so that each Incremental Term Loan Lender will participate proportionately in each then outstanding borrowing of Term Loans or Incremental Term Loans of the respective Tranche.

To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding borrowings of Eurodollar Rate Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Rate Loans of such Tranche and which will end on the last day of such Interest Period). In connection therewith, the Borrowers shall compensate the Incremental Term Loan Lenders making the new Incremental Term Loans of the respective Tranche for funding Eurodollar Rate Loans during an existing Interest Period on such basis as may be agreed by the Company and the respective Incremental Term Loan Lender or Lenders as may be provided in the respective Incremental Term Loan Commitment Agreement.

2.22. Incremental Revolving Commitments. (a) So long as the Incremental Loan Commitment Requirements are satisfied at the time of the delivery of the request referred to below, the Company shall have the right in coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.22 (and Administrative Agent agrees to so coordinate), but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Closing Date, that one or more Lenders (and/or one or more other Persons which are Eligible Assignees and which will become Lenders as provided below) provide Incremental Revolving Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans and participate in Letters of Credit pursuant thereto; provided, however, that:

(i) no Lender shall be obligated to provide an Incremental Revolving Commitment as a result of any such request by the Company, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Revolving Commitment and executed and delivered to the Administrative Agent an Incremental Revolving Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.22, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Commitment as in effect prior to giving effect to such Incremental Revolving Commitment provided pursuant to this Section 2.22;

(ii) any Lender (including any Eligible Assignee who will become a Lender) may so provide an Incremental Revolving Commitment without the consent of any other Lender; provided that the consent of the Issuing Lenders shall be required for any Lender providing an Incremental Revolving Commitment (such consent not to be unreasonably withheld or delayed);

(iii) each provision of Incremental Revolving Commitments on a given date pursuant to this Section 2.22 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Assignee who will become a Lender)) of at least $25,000,000 and in integral multiples of $5,000,000 in excess thereof;

(iv) the aggregate amount of all Incremental Revolving Commitments provided pursuant to this Section 2.22 plus the aggregate amount of all Incremental Term Loan Commitments provided pursuant to Section 2.21 shall not exceed $250,000,000; and

(v) all obligations of the Borrowers in connection with Incremental Revolving Commitments (and all Revolving Loans, interest, fees, obligations to reimburse drawings under Letters of Credit and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Loan Documents.

Notwithstanding anything to the contrary in Section 2.21 or Section 2.22, Incremental Revolving Commitments provided prior to the Closing Date (“Pre-Closing Incremental Revolving Commitments”) and Incremental Revolving Commitments provided within six months after the Closing Date, to the extent not exceeding $212,000,000 in the aggregate, will not be counted against the limits set forth in clause (iv) of either Section 2.21 or Section 2.22. In the case of Pre-Closing Incremental Revolving Commitments, in lieu of compliance with the first sentence of Section 2.22(b), and provided that all other requirements of this Section 2.22 shall have been satisfied, the provision of such Pre-Closing Incremental Revolving Commitments may be implemented by execution of an addendum to this Credit Agreement in form acceptable to the Incremental Revolving Lender providing such commitments, the Administrative Agent and the Company.

(b) At the time of the provision of Incremental Revolving Commitments pursuant to this Section 2.22, the Borrowers, the Administrative Agent and each such Lender or other Eligible Assignee which agrees to provide an Incremental Revolving Commitment (each, an “Incremental Revolving Lender”) shall execute and deliver to the Administrative Agent an Incremental Revolving Commitment Agreement, with the effectiveness of such Incremental Revolving Lender’s Incremental Revolving Commitment to occur on the date set forth in such Incremental Revolving Commitment Agreement, which date in any event shall be no earlier than the date on which (i) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any Affiliate thereof)), (ii) all Incremental Loan Commitment Requirements are satisfied, (iii) all other conditions set forth in this Section 2.22 shall have been satisfied and (iv) all other conditions precedent that may be set forth in such Incremental Revolving Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Commitment Agreement, and at such time, (i) the Total Revolving Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Revolving Commitments, (ii) Schedule 1.1A shall be deemed modified to reflect the revised Revolving Commitments of the affected Lenders and (iii) to the extent requested by any Incremental Revolving Lender, a Note will be issued, at the Company’s expense, to such Incremental Revolving Lender.

(c) At the time of the effective date of any Incremental Revolving Commitments pursuant to this Section 2.22, the Borrowers shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Revolving Lenders, and incur additional Revolving Loans from certain other Revolving Credit Lenders (including the Incremental Revolving Lenders), in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to any increase in the Total Revolving Commitments pursuant to this Section 2.22) and with the Borrowers being obligated to pay to the respective Revolving Lenders any costs of the type referred to in Section 2.18 in connection with any such repayment and/or Borrowing.

2.23. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.6;

(b) the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Majority Facility Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1); provided that (i) such Defaulting Lender’s Commitment may not be increased or extended without the consent of such Defaulting Lender and (ii) the principal amount of, or interest or fees payable on, Loans or L/C Obligations may not be reduced or excused and the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(c) if any L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of such Lender’s Revolving Percentage of the L/C Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s Revolving Percentage of the L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Administrative Agent (which notice the Administrative Agent shall give at the direction of the relevant Issuing Lender), cash collateralize for the benefit of the relevant Issuing Lender only the Borrowers’ obligations corresponding to 100% of such Defaulting Lender’s Revolving Percentage of the L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 9 for so long as such L/C Obligations are outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s Revolving Percentage of the L/C Obligations pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect to such Defaulting Lender’s Revolving Percentage of the L/C Obligations during the period such Defaulting Lender’s Revolving Percentage of the L/C Obligations is cash collateralized;

(iv) if the Revolving Percentage of the L/C Obligations of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.6 and Section 3.3 shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and

(v) if all or any portion of such Defaulting Lender’s Revolving Percentage of the L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lenders or any other Lender hereunder, all letter of credit fees payable under Section 3.3 with respect to such Defaulting Lender’s Revolving Percentage of the L/C Obligations shall be payable to the relevant Issuing Lender(s) until and to the extent that such Defaulting Lender’s Revolving Percentage of the L/C Obligations is reallocated and/or cash collateralized.

In the event that the Administrative Agent, the Borrowers and each relevant Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Lenders’ Revolving Percentages of the L/C Obligations shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Revolving Percentage.

2.24. Joint and Several Liability. The Borrowers shall be jointly and severally liable for the Obligations.

SECTION 3. LETTERS OF CREDIT

3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue Letters of Credit for the account of the Borrowers on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender (such approval not to be unreasonably withheld); provided that any Issuing Lender is entitled to conclusively rely on advice from the Administrative Agent that the issuance of Letters of Credit is permitted under the Agreement without further inquiry; and provided, further, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Commitments would be less than zero or (iii) the L/C Obligations with respect to all Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Specified Issuing Lender Commitment. Each Letter of Credit shall (i) be denominated in Dollars and payable on an “at sight” basis and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date; provided, however, that any Letter of Credit, whether newly requested or an existing Letter of Credit that is extended or automatically renewed, may have an expiration date up to 90 days after the Revolving Termination Date so long as the Borrowers cash collateralizes such Letter of Credit on or prior to the date which is five Business Days prior to the Revolving Credit Termination Date and the relevant Issuing Lender shall have agreed to provide such Letter of Credit at the time such Letter of Credit or extension is requested or at the time such existing Letter of Credit is to be automatically renewed, as applicable; provided, further, that any Letter of Credit (other than a Letter of Credit to which Section 2.23(c)(ii) applies) with a one-year term may provide for the automatic renewal thereof for additional one-year periods (which shall only extend beyond the date referred to in clause (y) above if the condition described in the first proviso of this sentence is satisfied). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2. Procedure for Issuance of Letters of Credit. The Company may from time to time request that the relevant Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor. Upon receipt of a duly completed and executed Application and any certificates, documents and other papers and information (referred to herein or in the Application) delivered to the Issuing Lender in connection therewith, the relevant Issuing Lender shall process such Application in accordance with its customary procedures and promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days (or such shorter period as such Issuing Lender may agree) after its receipt of the duly completed and executed Application therefor and all such other certificates, documents and other papers and information referred to herein and therein and relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Company. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrowers promptly following the issuance thereof. Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3. L/C Fees and Other Charges. (a) The Borrowers shall pay a fee on all the average daily aggregate maximum amount available to be drawn under all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrowers shall pay to each Issuing Lender for its own account a fronting fee in an amount to be agreed by the Company and the relevant Issuing Lender not to exceed 0.125% per annum on the stated amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each Fee Payment Date after the issuance date; provided that such fronting fee shall be at least $100 per quarter for each Letter of Credit.

(b) In addition to the foregoing fees, the Borrowers shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4. L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by such Issuing Lender and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, the Administrative Agent (acting at the direction of the relevant Issuing Lender) shall make a demand on such L/C Participant to pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, either Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of either Borrower, (iv) any breach of this Agreement or any other Loan Document by either Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

3.5. L/C Reimbursement Obligation of the Borrowers. If any draft is paid under any Letter of Credit, the Borrowers shall reimburse the relevant Issuing Lender for the amount of (a) the draft so paid and (b) any Taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Company receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Company receives such notice. Each such payment shall be made to the relevant Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.12(b) and (y) thereafter, Section 2.12(c). If the Borrowers fail to reimburse any Issuing Lender in accordance with this Section 3.5, the Borrowers shall be deemed to have made a request for a borrowing of ABR Loans pursuant to Section 2.5(b) as provided in such Section.

3.6. Obligations Absolute. The Borrowers’ obligations under this Section 3 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that either Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrowers’ Reimbursement Obligations under Sections 3.5 shall not be affected by, among other things, the validity, genuineness or enforceability of drafts, documents, Letters of Credit or this Agreement, or any term or provision therein or of any endorsements thereon, even though such drafts or documents shall in fact prove to be invalid, fraudulent or forged in any respect or any statement therein being untrue or inaccurate in any respect, any dispute between or among either Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of either Borrower against any beneficiary of such Letter of Credit or any such transferee or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrowers’ obligations hereunder. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrowers and shall not result in any liability of such Issuing Lender to the Borrowers.

3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender that issued such Letter of Credit shall promptly notify the Company of the date and amount thereof. The responsibility of each Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the relevant provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9. Existing Letters of Credit. On the Closing Date, each Existing Letter of Credit shall, automatically and without further action, be deemed to be a Letter of Credit that has been issued hereunder as of the Closing Date for all purposes hereunder and under the other Loan Documents. Without limiting the foregoing, (i) each such Existing Letter of Credit shall be included in the calculation of L/C Obligations, (ii) all liabilities of the Borrowers and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations and (iii) each Lender shall have reimbursement obligations with respect to such Existing Letters of Credit as provided in Section 3.4.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of the Company and GAI hereby represents and warrants to the Administrative Agent and each Lender that:

4.1. Organization; Power and Authority. The Company and each Restricted Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the state of its organization and (b) has all requisite corporate, limited partnership or limited liability company power and authority to own its assets and to carry on its business as now conducted and as proposed to be conducted and is qualified to do business, and is in good standing in every jurisdiction where such qualification is required, except where the failure to have such power and authority and so to qualify would not reasonably be expected to result in a Material Adverse Effect.

Each Loan Party has the corporate, limited partnership or limited liability company power to execute, deliver and perform its obligations under each Loan Document to which it is a party, and each Loan Party has the corporate, limited partnership or limited liability company power to take all action necessary to consummate the transactions contemplated by the Loan Documents to which it is a party.

4.2. Due Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party has been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable. The Loan Documents have been duly executed and delivered by each Loan Party party thereto.

4.3. Governmental Approval. Except as would not reasonably be expected to have a Material Adverse Effect, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by any Loan Party of any Loan Document to which it is a party or the conduct by any Loan Party of its business as conducted on the date such representation is made or deemed made, except, in any such case, for those which have been duly obtained or made and are in full force and effect.

4.4. Binding and Enforceable. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

4.5. No Violation. The execution, delivery and performance by any Loan Party of this Agreement and the other Loan Documents to which it is a party, the borrowings hereunder and the use of the proceeds thereof does not violate (i) its organizational documents or (ii) in any manner which has had or would reasonably be expected to have a Material Adverse Effect, any Material Agreement.

4.6. No Default. No Default or Event of Default has occurred and is continuing, other than any Default or Event of Default which has been waived pursuant to Section 11.1. As of the Closing Date, no Loan Party is in default in any material respect under or with respect to any Material Agreement binding on it that, in the aggregate with other such defaults, would reasonably be expected to have a Material Adverse Effect.

4.7. Litigation. No litigation, arbitration or administrative proceeding is currently pending or, to such Borrower’s knowledge, threatened against it or any Restricted Subsidiary (i) to restrain the entry by any Loan Party into, the enforcement of or exercise of any rights by the Lenders or the Administrative Agent under, or the performance or compliance by any Loan Party with any obligations under, the Loan Documents to which it is a party or (ii) which has had or would reasonably be expected to have a Material Adverse Effect.

4.8. Financial Condition. The unaudited pro forma consolidated balance sheet of the Company as at June 30, 2010 and the pro forma consolidated statement of operations for the twelve months ended June 30, 2010, copies of which have heretofore been delivered to the Lenders, present fairly, in all material respects, the pro forma consolidated financial condition of the Company as at said date and the pro forma consolidated results of its operations for said twelve-month period in a manner consistent with GAAP. As of the Closing Date and except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries will have any material (w) Debt or Guarantee Obligations, (x) contingent liabilities, (y) liabilities for Taxes, or (z) any long-term leases including any interest rate or foreign currency swap or exchange transaction, in each case that are not reflected in the foregoing financial statements referred to in this Section 4.8 or otherwise expressly disclosed to the Administrative Agent prior to the date hereof.

4.9. Material Adverse Change. Since December 31, 2009, there has been no material adverse change in, or material adverse effect on, (i) the financial condition, operations, business or assets of the Company or its

Subsidiaries, taken as a whole, which would have a material adverse effect on the ability of the Borrowers to pay when due amounts owed by it from time to time under the Facilities, or (ii) the validity or enforceability of the Loan Documents against the Borrowers or any Subsidiary Guarantor which would have a material adverse effect on the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or the Lenders, taken as a whole.

4.10. Investment Company Act. No Loan Party is an “investment company”, under the Investment Company Act of 1940, as amended.

4.11. Environmental Matters. There has been no matter with respect to environmental compliance which has had or would reasonably be expected to have a Material Adverse Effect.

4.12. Accuracy of Information, etc. The statements and information contained in the Confidential Information Memorandum (other than forward looking statements, projections, information of a general economic nature, and pro forma financial information, but including publicly filed financial statements expressly incorporated by reference therein) taken as a whole, as of the date of the Confidential Information Memorandum or as of the Closing Date, are correct in all material aspects and not misleading in light of the circumstances under which such statements are made. The projections and pro forma financial information contained in the Confidential Information Memorandum were prepared in good faith based upon estimates and assumptions believed by management of the Company to be reasonable at the time made, which are believed by management to remain reasonable as of the Closing Date, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

4.13. Employee Benefit Plans. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except as would not result in a Material Adverse Effect. No ERISA Event has occurred that, when taken together with all other such ERISA Events, would result in a Material Adverse Effect.

4.14. Tax Returns and Payments. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Restricted Subsidiaries has filed or caused to be filed with the appropriate taxing authority, all tax returns, statements, forms and reports for taxes (the “Returns”) that are required to be filed by, or with respect to the income, properties or operations of, the Company and/or any of its Restricted Subsidiaries, and all such Returns are complete and accurate, and have paid or caused to be paid all taxes shown to be due and payable on said Returns (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books and records of the relevant entities).

4.15. Security Documents. (a) The provisions of the Security Documents are effective to create a legal, valid and enforceable security interest in all right, title and interest of the Borrowers and each Subsidiary Guarantor in the assets subject thereto subject to no other Liens (except Liens permitted by Section 8.3) which, upon completion of the filings and other actions required by the Loan Documents (including the filing of financing statements specified on Schedule 4.15(a)), will constitute valid perfected security interests in such of the Collateral as to which such perfection is required under the Loan Documents in favor of the appropriate Collateral Trustee for the ratable benefit of the Secured Parties.

4.16. Ownership of Property. Except as would not reasonably be expected to have a Material Adverse Effect, such Borrower and each Restricted Subsidiary has good and marketable title to, or a subsisting leasehold interest in or right to use, all material real property necessary for its operations free and clear of all Liens, except as permitted by Section 8.3.

4.17. Subsidiaries. Schedule 4.17 sets forth the name and jurisdiction of incorporation of each Person that as of the date hereof will be a Subsidiary of the Company after giving effect to the Transaction and, as to each such Subsidiary, the percentage of each class of Capital Stock that will be owned by the Company on the Closing Date after giving effect to the Transaction. The shares of Capital Stock or other ownership interests in the Subsidiaries are or on the Closing Date will be fully paid and non-assessable and will be owned by the Company on the Closing Date, directly or indirectly, free and clear of all Liens (other than as permitted by Section 8.3).

SECTION 5. CONDITIONS PRECEDENT

5.1. Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Credit Agreement; Guarantee Agreement, etc. The Administrative Agent shall have received (i) this Agreement or, in the case of the Lenders, an Addendum, executed and delivered by the Administrative Agent, the Borrowers and each Person listed on Schedule 1.1A, (ii) the Guarantee Agreement, executed and delivered by each Subsidiary Guarantor, (iii) the Security Agreement, executed and delivered by the Borrowers and each Subsidiary Guarantor, (iv) an Acknowledgement and Consent in the form attached to the Security Agreement, executed and delivered by each Issuer (as defined therein) that is a Subsidiary of the Company and is not a Loan Party (to the extent its Capital Stock is required to be pledged thereunder) and (iv) the Collateral Trust Agreement, executed and delivered by the Borrowers, each Subsidiary Guarantor, Collateral Trustee and the Administrative Agent.

(b) Closing Certificate. The Credit Parties shall have executed and delivered to the Administrative Agent certificates, substantially in the forms of Exhibit E-1 and Exhibit E-2, which shall include a certificate of incumbency, and attached to which shall be (i) the certificate of incorporation and bylaws or other similar governing document of each Loan Party, (ii) resolutions of the board of directors, member, managing manager or general partner, as applicable, of each Loan Party authorizing the Loan Parties to execute the Loan Documents, and (iii) a short-form good standing certificate for each Loan Party from its jurisdiction of organization (to the extent officials in such jurisdiction provide such certificates). The Company shall have also delivered a customary certification by the chief financial officer as to the solvency of the Company.

(c) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(d) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving pro forma effect to the Transaction and the extensions of credit requested to be made on the Closing Date and the application of proceeds therefrom.

(e) Merger. The Transaction (including the Merger) shall be consummated simultaneously with the initial funding hereunder in accordance with applicable law. All aspects of the Merger shall be consummated in accordance with the Merger Agreement and no provision of the Merger Agreement shall have been amended, supplemented, waived or otherwise modified in a manner materially adverse to the Lenders without the prior written consent of the Arrangers, which consent may not be unreasonably withheld.

(f) Fees. The Lenders and the Arrangers shall have received all fees required to be paid on or before the Closing Date, and the Arrangers shall have received reimbursement for all of their documented out-of-pocket expenses payable by the Company in connection with this Agreement and billed at least one (1) day prior to the Closing Date. All such amounts shall be paid with proceeds of Loans made on the Closing Date and shall be reflected in the funding instructions given by the Company to the Administrative Agent on or before the Closing Date.

(g) Restructuring of Debt. (i) All amounts due or outstanding in respect of the Debt outstanding under the Existing Credit Agreements, the Existing RRI Secured Notes and the Existing MNA Senior Notes shall have been (or substantially simultaneously with the initial funding hereunder shall be) paid in full or, in the case of the Existing RRI Secured Notes or the Existing MNA Senior Notes discharged in accordance with Section 8.02 and Section 8.1, respectively, of the indenture relating thereto, all commitments (if any) in respect thereof terminated and all guarantees (if any) therefor and security (if any) thereof discharged and released; provided, however, that this condition shall not apply with respect to the Existing RRI Secured Notes if RRI obtains consent for the Transaction from the holders of a majority in aggregate principal amount of such notes outstanding in form and substance reasonably satisfactory to the Arrangers, and (ii) the defeasance of the Existing PEDFA Bonds shall have been (or substantially simultaneously with the initial funding hereunder shall be) effective and RRI’s and its Subsidiaries’ obligations under the guarantees in respect of the Existing PEDFA Bonds and the Liens securing such guarantees shall have been, in each case, discharged and released; provided, however, that this condition shall not apply with respect to any series of Existing PEDFA Bonds as to which RRI obtains consent for the Transaction from the holders of a majority in aggregate principal amount of such series of Existing PEDFA Bonds outstanding in form and substance reasonably satisfactory to the Arrangers.

(h) No Material Secured Debt. After giving effect to the repayments and refinancings of Debt that shall occur on the Closing Date, the Loan Parties shall have no material secured Debt other than under the Loan Documents (with the aggregate principal amount of the Term Facility on the Closing Date not to exceed $700,000,000 minus the aggregate principal amount of Existing RRI Secured Notes and Existing PEDFA Bonds which remain outstanding on the Closing Date) without the consent of the Arrangers.

(i) Governmental Approvals. Except as would not reasonably be expected to have a Material Adverse Effect, all governmental and third party approvals necessary in connection with the Transaction shall have been obtained and be in full force and effect.

(j) Lien Searches. The Lenders shall have received the results of a recent Lien search in each relevant jurisdiction with respect to the Loan Parties, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by the Loan Documents or Liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Arrangers.

(k) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Loan Documents to be filed, registered, recorded or delivered to the Collateral Trustees in order to create in favor of the Collateral Trustees, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein shall have been filed, registered or recorded or shall have been delivered to such Collateral Trustees in proper form for filing, registration or recordation, including, without limitation: (i) if certificated, the certificates representing the Capital Sock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) in connection with Collateral consisting of real estate, customary documentation (including Mortgages with respect to the Mortgaged Properties) to the extent reasonably requested by the Administrative Agent, in each case as and to the extent required by the Loan Documents; provided, however, to the extent, after the exercise by the Company of its commercially reasonable efforts without undue burden or expense, any Collateral cannot be granted or perfected on the Closing Date (other than the grant of security interests in, and delivery of items required for perfection with respect to, (i) material assets with respect to which a Lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code, (ii) Capital Stock with respect to which a Lien may be perfected by the delivery of a stock certificate and (iii) the Mortgaged Properties, then the provision of such Collateral shall not constitute a condition precedent, but may instead be provided after the Closing Date pursuant to arrangements reasonably satisfactory to the Administrative Agent.

(l) Legal Opinions. The Administrative Agent shall have received such executed legal opinions (including opinions from counsel to the Company and its Subsidiaries (which may, with respect to certain matters, include in-house counsel)) as are customary for transactions of this type or as the Administrative Agent may reasonably require.

(m) No Material Adverse Effect. Since December 31, 2009, there shall not have occurred any event, development, condition or circumstance, not disclosed in the Company’s or Mirant’s public filings made pursuant to the Securities Exchange Act of 1934, as amended, before July 2, 2010, that has had a Material Adverse Effect.

(n) Pro Forma Financial Statements. The Lenders shall have received a pro forma condensed combined balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2010, adjusted to give effect to the Transaction as if the Transaction had occurred on June 30, 2010 and a pro forma condensed combined statement of operations for the twelve months ended June 30, 2010, adjusted to give effect to the Transaction as if the Transaction had occurred on January 1, 2009.

(o) Minimum Proceeds. The Company shall have received at least $1,900,000,000 (minus the amount of Existing RRI Secured Notes and Existing PEDFA Bonds which remain outstanding on the Closing Date in accordance with Section 5.1(g)) in gross cash proceeds from the issuance of senior unsecured notes and the borrowing of Term Loans (without giving effect to the original issue discount in respect of the Term Loans), and the Arrangers shall be reasonably satisfied with the terms and conditions of the documentation for such senior unsecured notes.

(p) Patriot Act. The Administrative Agent and the Lenders shall have received all documentation and other information reasonably requested by them in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “Patriot Act”).

(q) Closing Date. The Closing Date shall have occurred on or prior to December 31, 2010; provided, however, that the deadline for the occurrence of the Closing Date for the Term Commitment of each Term Lender, for the Revolving Commitment of each consenting Revolving Lender and for the commitment of each consenting Issuing Lender shall be extended to the Extended Expiration Date, provided that Revolving Lenders holding not less than $750,000,000 of Revolving Commitments consent to such Extended Expiration Date.

5.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit (other than continuations or conversions and the funding of drawings under Letters of Credit) requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents (other than those set forth in Sections 4.7, 4.9 and 4.12 of this Agreement) shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date and the application of proceeds therefrom.

Each borrowing by and issuance of a Letter of Credit on behalf of a Borrower hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

Each Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, any Letter of Credit remains outstanding (if neither (x) cash collateralized in accordance with the terms of this Agreement nor (y) supported with a back-to-back letter of credit reasonably acceptable to the relevant Issuing Lender) or any Loan is due and owing to any Lender or the Administrative Agent hereunder:

6.1. Compliance with Law; Maintenance of Existence. (a) Each Loan Party and its Subsidiaries shall comply with all Requirements of Law (including Environmental Laws) applicable to such Loan Party and such Subsidiaries in the conduct of their respective businesses except where (x) such requirements are being contested in good faith by appropriate proceedings diligently conducted or (y) the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) each Loan Party shall preserve, renew and keep in full force and effect its organizational existence except as otherwise permitted by Section 8.4.

6.2. Financial Statements. The Company shall furnish to the Administrative Agent with copies for each Lender (provided that the Company shall be deemed to have so delivered such materials if the Company provides written notice (which may be in electronic form) of the making or filing of any financial statements required in this clause (a) and the same are continuously available on “EDGAR,” the Electronic Data Gathering Analysis and Retrieval system of the SEC):

(a) within the earlier of (x) ninety (90) days after the end of each fiscal year of the Company (beginning with the fiscal year ended December 31, 2010) and (y) five (5) Business Days of the date on which such financial statements are filed with the SEC, an audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of and for such fiscal year, and the related audited consolidated statements of income or operations, stockholders’ equity, comprehensive income (loss) and cash flows for such fiscal year duly certified by the independent accountants of the Company and such financial statements shall be prepared in accordance with GAAP; and

(b) within the earlier of (x) sixty (60) days after the end of each fiscal quarter (other than the last fiscal quarter) of each fiscal year of the Company (commencing with the fiscal quarter ending March 31, 2011) and (y) five (5) Business Days of the date on which such financial statements are filed with the SEC, unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of and for such fiscal quarter, and the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended and cash flows for the portion of the Company’s fiscal year then ended, duly certified (subject to year-end adjustments) by the chief financial officer or treasurer, assistant treasurer or the controller of the Company as having been prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

All such financial statements shall present fairly the financial condition of the Company and its consolidated Subsidiaries and shall be prepared in accordance with GAAP.

6.3. Certificates; Other Information. The Company shall furnish to the Administrative Agent with copies for each Lender (or, in the case of clause (c), to such Lender or, in the case of clauses (d) and (e), to the Administrative Agent):

(a) concurrently with the delivery of any financial statements pursuant to Section 6.2, a Compliance Certificate of a Responsible Officer of the Company (i) certifying that to the knowledge of such officer, no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with Section 7.1;

(b) as soon as available, and in any event no later than sixty (60) days after the end of each fiscal year of the Company, a detailed consolidated budget for the following fiscal year prepared on a quarterly basis (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are prepared in good faith based on estimates, information and assumptions that such Responsible Officer believes to be reasonable at the time they are prepared;

(c) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(d) as soon as reasonably practicable, such additional financial and other information relating to the then existing financial condition of the Company and the Restricted Subsidiaries as the Administrative Agent may from time to time reasonably request, except when the disclosure thereof is prohibited by law or by regulatory requirement and except that the Company may condition such disclosure on such additional confidentiality agreements as it may deem necessary (in addition to the confidentiality provisions under this Agreement); and,

(e) promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any of their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Company shall provide copies of such documents and notices to the Administrative Agent (on behalf of each Lender) promptly after receipt thereof.

6.4. Notices. The Company shall, after a Responsible Officer obtains knowledge thereof, promptly give notice to the Administrative Agent of:

(a) the occurrence of any Default or Event of Default that is continuing;

(b) the occurrence of any ERISA Event that, alone or together with any other ERISA Event, would reasonably be expected to have a Material Adverse Effect;

(c) any litigation, investigation or proceeding affecting any Loan Party that may exist at any time that would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.4 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take or cause to be taken with respect thereto.

6.5. Inspection. Each Borrower shall permit the Administrative Agent or any other Lender or any agents or representatives thereof (at the expense of the Administrative Agent and/or such Lender unless an Event of Default has occurred and is continuing), to examine and make copies of and abstracts from records and books of, and visit the properties of, such Borrower to discuss the affairs, finances and accounts of such Borrower with any of its officers or directors and with its independent certified public accountants (in the presence of such Borrower) from time to time during normal business hours upon reasonable advance notice. The Administrative Agent and the Lenders agree to coordinate and consolidate their visits (and their agents’ and representatives’ visits) pursuant to this Section 6.5 (including the examination of books and records and the making of copies and abstracts of books and records) at mutually convenient times and in such a manner so as to cause minimum disruption to the operations of the Borrower and to minimize costs associated with such visits.

6.6. Maintenance of Property; Insurance. The Company shall, and shall cause each Restricted Subsidiary to (a) keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted except (x) if in the good faith business judgment of the Company it is in its economic interest not to preserve and maintain such property or (y) the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies (or through prudent self-insurance programs or prudent captive insurance arrangements) insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business to the extent available on commercially reasonable terms.

6.7. Subsequent Acquired Property; New Subsidiaries. (a) The Company shall with respect to any material property acquired after the date hereof by the Company or any other Loan Party (other than to the extent the applicable Loan Party is prohibited from granting such Lien by applicable law or any contractual limitation applicable to such Loan Party not incurred in contemplation of such acquisition) as to which the Collateral Trustee, for the benefit of the Secured Parties, does not have a perfected Lien, to the extent required by the Security Agreement, promptly (or on the Closing Date, if acquired before the Closing Date) (i) execute and deliver to the Collateral Trustee (with copies to the Administrative Agent) such amendments to the Security Documents or such other documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Administrative Agent); provided that the Company and its Subsidiaries shall not be required to take any action to (A) perfect the security interests in deposit and investment accounts; (B) perfect any security interest in vehicles; (C) perfect any security interest in government contracts or commercial tort claims; (D) perfect any security interests in any Collateral (other than Capital Stock of Subsidiaries that is certificated) by possession; (E) grant or perfect any security interest under any law other than the laws of the United States, any state thereof or the District of Columbia; or (F) take any other steps to perfect security interests where the cost of perfection is not reasonably justified by the practical value of the Collateral.

(b) The Company shall, with respect to any fee interest in any real property having a value (together with improvements thereof) of at least $25,000,000 acquired after the date hereof by any Loan Party (other than to the extent the applicable Loan Party is prohibited from granting such Lien by applicable law or any contractual limitation applicable to such Subsidiary Guarantor not incurred in contemplation of such acquisition), promptly (or on the Closing Date, if acquired before the Closing Date) (i) execute and deliver a first priority Mortgage in favor of the Collateral Trustee, for the benefit of the Secured Parties, covering such real property and (ii) if reasonably requested by the Administrative Agent, provide the Lenders with title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent); provided, that no environmental surveys or assessments will be required in connection with any Mortgages. Administrative Agent agrees to cooperate with the Company to reduce mortgage recording taxes in states with high recording taxes.

(c) If any additional Subsidiary is formed or acquired after the date hereof or any Subsidiary ceases to be an Unrestricted Subsidiary or a Foreign Subsidiary, the Company shall promptly notify the Administrative Agent thereof. The Company shall with respect to any new Subsidiary (other than a Foreign Subsidiary or a new Subsidiary prohibited from granting such Lien by applicable law or any contractual limitation applicable to such Subsidiary Guarantor at the time it becomes a Subsidiary and not incurred in contemplation thereof) created or acquired after the date hereof by any Loan Party (which, for the purposes of this paragraph (c), shall be deemed to include (x) any existing Subsidiary that ceases to be a Foreign Subsidiary and (y) any existing Subsidiary that is no longer an Unrestricted Subsidiary), promptly (or on the Closing Date, if acquired before the Closing Date) (i) execute and deliver to the Collateral Trustee (with copies to the Administrative Agent) such amendments to the Security Agreement as the Administrative Agent reasonably deems necessary or advisable to grant to the

Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such Subsidiary that is owned by any Loan Party (provided, however, that (A) in the case of a Foreign Subsidiary, in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged and, (B) no such grant or perfection of security interests shall be required to be made under any law other than laws of the United States, any state thereof or the District of Columbia), (ii) deliver to the Collateral Trustee (with copies to the Administrative Agent) any certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) if such new Subsidiary is a Restricted Subsidiary (other than any new Subsidiary of MIRMA, MET, or REMA), cause such new Restricted Subsidiary (A) to execute an Assumption Agreement in the form attached as Annex 1 to the Guarantee Agreement, (B) to take such actions as are required by the Security Agreement to grant to the Collateral Trustee for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Security Agreement with respect to such new Restricted Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if such new Subsidiary is a Foreign Subsidiary, subject to the proviso in clause (i) above, cause such new Subsidiary to take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Collateral Trustee’s security interest therein.

(d) The Company shall promptly (i) notify the Administrative Agent in writing of the designation of any Subsidiary as an “Unrestricted Subsidiary” and (ii) deliver to the Administrative Agent a certificate signed by a Responsible Officer certifying that such designation complied with the conditions set forth in the definition of “Unrestricted Subsidiary”.

6.8. Collateral Information. The Company shall, and shall cause each Restricted Subsidiary to, furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party from that referred to in Section 3.2 of the Security Agreement, or (iii) in any Loan Party’s Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings are timely made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral.

6.9. Further Assurances. The Company shall, and shall cause each Restricted Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, Mortgages and deeds of trust and delivering to the Collateral Trustee (with copies to the Administrative Agent) certificates representing securities pledged under the Security Documents) that may be required under applicable law, or that the Majority Lenders or the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.

6.10. Use of Proceeds. The proceeds of the Loans and the Letters of Credit shall be used for general corporate purposes. No part of the proceeds of any Loan or other extension of credit under this Agreement, shall be used for any purpose that violates the provisions of the Regulation T, U or X of the Board.

6.11. New York Regulatory Approvals. The Company shall, and shall cause Mirant New York, LLC and its Subsidiaries (other than Mirant Lovett LLC, which is an immaterial Subsidiary) (each, a “Mirant New York Party”) to, use commercially reasonable efforts to obtain all approvals and authorizations from the New York State Public Service Commission (collectively, the “New York Regulatory Approvals”) necessary to permit each Mirant New York Party to become a Subsidiary Guarantor and to permit the grant of a security interest in the assets and Capital Stock of each Mirant New York Party, and notwithstanding anything herein to the contrary, upon obtaining such approval, each Mirant New York Party shall execute a counterpart to the

Guarantee Agreement, Security Agreement and Collateral Trust Agreement, and shall take all further action that the Administrative Agent may reasonably request in order to grant a security interest in its assets to the extent required by the Security Agreement; provided that in no event shall any Mortgage be required to be delivered for any real property owned by any Mirant New York Party on the Closing Date.

SECTION 7. FINANCIAL COVENANT

Each of the Company and GAI hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, any Letter of Credit remains outstanding (if neither (x) cash collateralized in accordance with the terms of this Agreement nor (y) supported with a back-to-back letter of credit reasonably acceptable to the relevant Issuing Lender) or any Loan is due and owing to any Lender or the Administrative Agent hereunder:

7.1. Consolidated Secured Leverage Ratio. Each Borrower shall cause the Consolidated Secured Leverage Ratio to be not more than 3.50 to 1.00 at the end of each fiscal quarter (including the fourth fiscal quarter) of the Company calculated, in the case of EBITDA, on a rolling four fiscal quarter basis ending on the last day of such fiscal quarter.

SECTION 8. NEGATIVE COVENANTS

Each of the Company and GAI hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, any Letter of Credit remains outstanding (if neither (x) cash collateralized in accordance with the terms of this Agreement nor (y) supported with a back-to-back letter of credit reasonably acceptable to the relevant Issuing Lender) or any Loan or is due and owing to any Lender or the Administrative Agent hereunder:

8.1. Debt. The Company shall not, and shall not permit any Restricted Subsidiary to incur in respect of or suffer to exist any Debt, except Permitted Debt; unless, (i) at the end of the fiscal quarter (including the fourth fiscal quarter) of the Company for which financial statements have been or are required to have been delivered to the Administrative Agent most recently preceding the date on which such Debt is to be incurred, the ratio of Consolidated Total Debt to EBITDA was less than 5.50 to 1.00, calculated, in the case of EBITDA, on a rolling four fiscal quarter basis ending on the last day of such fiscal quarter and giving pro forma effect to the incurrence of such Debt as of the first date of such period and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

8.2. Restricted Payments. The Company shall not, and shall not permit any Restricted Subsidiary, to (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock of such Borrower or such Restricted Subsidiary, (ii) make any pre-payments with respect to principal of, or redemption or repurchase of, any Subordinated Debt, or (iii) purchase, redeem or otherwise acquire for value any shares of any class of Capital Stock of the Company or any Subsidiary of the Company or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, or reduce its capital (collectively, “Restricted Payments”); provided, however, that the foregoing shall not prohibit:

(a) the declaration and making of any dividend payment or other distribution payable in Common Stock of the Company;

(b) with respect to any Restricted Subsidiary, the declaration and making of any dividend payment or other distribution (A) payable to the Company or any Restricted Subsidiary, or (B) where the Company or the Restricted Subsidiary which owns the Capital Stock in the payor receives at least its proportionate share thereof (after giving effect to the relative rights and preferences of the various classes of Capital Stock of such payor);

(c) any Restricted Payment so long as (i) there is no Default or Event of Default and none would result therefrom, (ii) the Consolidated Secured Debt is not greater than zero, (iii) no Revolving Loans are outstanding and, (iv) only if such Restricted Payment is, in whole or in part, from the Net Cash Proceeds of Asset Sales, the pro forma Consolidated Secured Leverage Ratio of the Company and its Subsidiaries determined after giving pro forma effect to any such Asset Sale and assuming, for the purpose of calculating such ratio, that Revolving Loans are outstanding in an amount equal to 100% of the Revolving Commitments, does not exceed 3.50 to 1.00;

(d) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend would have complied with the provisions of this Agreement (and, in the case of any dividends to be paid by the Company, no Default or Event of Default had occurred and was continuing on the date of such declaration);

(e) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock of the Company (other than Disqualified Stock) or of the substantially concurrent contribution of common equity capital or surplus to the Company;

(f) the defeasance, redemption, repurchase or other acquisition of Subordinated Debt of the Company or any Subsidiary Guarantor with the Net Cash Proceeds from a substantially concurrent incurrence of Subordinated Debt;

(g) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, (A) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary in connection with any management equity subscription agreement, stock option agreement, shareholders’ agreement, severance agreement, employee benefit plan or agreement or similar agreement, or (B) the repurchase for value of any Capital Stock of the Company in the open market to satisfy stock options issued by the Company that are outstanding;

(h) the repurchase of Capital Stock deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of those stock options;

(i) the purchase by the Company of fractional shares upon conversion of any securities of the Company into Capital Stock of the Company;

(j) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Closing Date;

(k) the issuance of Capital Stock of the Company (other than Disqualified Stock) for other Capital Stock of the Company in connection with any rights offering and payments for the redemption of fractional shares in connection with any rights offering;

(l) dividends, distributions, redemptions, repurchases and prepayments of Capital Stock and Debt as contemplated by the Merger Agreement and reflected on the funds flow memorandum delivered to the Administrative Agent on the Closing Date, including, without limitation, the repurchase or redemption of preferred stock of Mirant Americas, Inc.; and

(m) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, Restricted Payments in an aggregate amount not to exceed the Available Amount at the time of such payment.

8.3. Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, create or have outstanding any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens arising solely by operation of law or by order of a court or tribunal or other Governmental Authority (or by an agreement of similar effect);

(b) Liens in respect of overdue amounts not constituting Debt which either (A) have not been overdue for more than thirty (30) days or (B) are being contested in good faith;

(c) Liens securing (x) up to $500,000,000 of Debt described in clause (ii) of the definition of Permitted Debt (minus the amount of any Commitments or Loans outstanding under any Incremental Term Facility or Incremental Revolving Facility), which may be secured on a basis pari passu with the obligations under this Agreement, and (y) Debt described in clauses (iv) or (viii) of the definition of Permitted Debt;

(d) Liens arising out of title retention or like provisions in relation to the acquisition of goods or equipment relating only to such goods or equipment;

(e) Liens on deposits to secure, or any Lien otherwise securing, the performance of bids, contracts (other than for borrowed money or commodity hedging obligations and Hedging Obligations), leases, statutory obligations, surety bonds, appeal bonds, performance bonds, reimbursement or indemnity obligations arising out of surety, performance, or other similar bonds, and other obligations of a like nature;

(f) Liens granted over any asset which is acquired, constructed, created or improved by the Company or a Restricted Subsidiary, but only if (x) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof (including amounts constituting Attributable Debt in respect of sale leaseback transactions, Capital Lease Obligations and Synthetic Lease Obligations), (y) such Lien is created or arises on or before ninety (90) days after the completion of such acquisition, construction, creation or improvement (provided that in the case of tax exempt financing, such time limitation shall not apply) and (z) such Lien is confined solely to the property so acquired, constructed, created or improved;

(g) Liens (x) outstanding on or over any asset acquired after the Closing Date, (y) in existence at the date of such acquisition but not incurred in contemplation of such acquisition (including, without limitation, existing Liens on the category of the asset acquired which automatically attach upon such acquisition) and (z) where neither the Company nor any Restricted Subsidiary takes any step to increase the principal amount secured thereby from that so secured and outstanding at the time of such acquisition (it being agreed that, in the case of a fluctuating balance facility, the Liens permitted hereunder will include Liens in existence at the time of the acquisition securing amounts later drawn on unfunded commitments existing at the time of acquisition);

(h) Liens on cash and Cash Equivalents (a) deposited by the Company or any of the Restricted Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (b) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds or issuer of letters of credit by the Company or any of the Restricted Subsidiaries, in each case to secure obligations with respect to (x) Commodity Agreements and (y) Hedging Agreements;

(i) Liens on assets of REMA and its Subsidiaries securing Debt of REMA and its Subsidiaries permitted to be incurred pursuant to clause (x) of the definition of Permitted Debt;

(j) Liens in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs or expenses where such action is being prosecuted or defended in the bona fide interest of the Company;

(k) Liens listed on Schedule 8.3(k);

(l) Liens on the property of a Person existing at the time such Person is merged into or consolidated with, or acquired by, the Company or a Restricted Subsidiary and not incurred in contemplation with such merger, consolidation or acquisition (including, without limitation, Liens on a category of assets which may automatically attach to assets in such category acquired after such merger, consolidation or acquisition);

(m) Liens created pursuant to the Security Agreement, including Liens securing Eligible Commodity Hedging Obligations and Hedging Agreements;

(n) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, or to secure the payment or performance of statutory or public obligations (including environmental, municipal and public utility commission obligations and requirements);

(o) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books and records of the Company or the Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(p) Liens securing Project Finance Debt and Liens on Capital Stock of any Unrestricted Subsidiary;

(q) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(r) Liens on the Seward Facility and related assets securing the Seward Tax-Exempt Bonds and other Liens securing Permitted PEDFA Bond Debt;

(s) Liens to secure any Debt permitted under this Agreement that refinances any secured Debt; provided, that: (a) the new Lien shall be limited to all or part of the same categories of property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Debt (plus improvements and accessions to, such property or proceeds or distributions thereof); and (b) the Debt secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Debt that is refinanced, (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement and (iii) any protective advances with respect to the property and assets that secure such permitted refinancing Debt;

(t) financing statements (including precautionary statements) filed in connection with a Capital Lease Obligation, financing lease, Synthetic Lease Obligation or an operating lease, in each case, not prohibited hereunder; provided, that no such financing statement extends to, covers or refers to as collateral, any property or assets of such Borrower or a Restricted Subsidiary, other than the property or assets which are subject to such Capital Lease Obligation, financing lease, Synthetic Lease Obligation, or operating lease;

(u) banker’s liens, rights of set off or similar rights, contractual rights of setoff or netting arrangements and similar rights with respect to deposit accounts, commodity accounts and/or securities accounts;

(v) Liens granted in favor of a commercial counterparty or system operator pursuant to a netting agreement or right of setoff, which Liens encumber rights under agreements and tariffs that are subject to such netting agreement or right of setoff and which Liens secure such Person’s obligations to such counterparty or system operator under such netting agreement or right of setoff; provided, that such Liens, when granted, do not secure obligations which are past due;

(w) Liens in favor of such Borrower or any other Loan Party;

(x) Liens on cash deposited, escrowed or entrusted in connection with the defeasance or discharge of any Debt; provided that such defeasance or discharge is not otherwise prohibited under this Agreement;

(y) Liens on cash and Cash Equivalents not exceeding $150,000,000 in the aggregate pledged or deposited as collateral to an issuer of letters of credit by the Company or any of the Restricted Subsidiaries, in each case to secure obligations with respect to such letters of credit; and

(z) Liens securing Debt or other obligations that do not exceed $50,000,000 in the aggregate at any one time outstanding.

8.4. Mergers. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its assets, except that:

(a) the Merger and all other transactions contemplated by the Merger Agreement shall be permitted;

(b) any Loan Party may merge, consolidate or amalgamate with, or Dispose of all or substantially all of its assets to, another Loan Party or any Person which, immediately following such transaction, shall be a Loan Party;

(c) any Restricted Subsidiary (other than a Subsidiary Guarantor) may merge, consolidate or amalgamate with, or Dispose of all or substantially all of its assets to, the Company or any other Restricted Subsidiary;

(d) any Restricted Subsidiary may Dispose of all or substantially all of its assets in a transaction which does not violate Section 8.5; and

(e) any Restricted Subsidiary may liquidate, wind-up or dissolve itself in a transaction which does not violate Section 8.5.

8.5. Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, conduct any Asset Sale other than (i) asset swaps for Fair Market Value not exceeding $500,000,000 and (ii) the Disposition of assets for Fair Market Value and for which at least 75% of the consideration received (excluding any Debt assumed in connection with any such sale or Disposition) is in cash (which, for purposes of this Section 8.5, shall include liabilities, securities, notes or other obligations received by such Borrower or any Restricted Subsidiary that are convertible into cash (and are so converted within 180 days after the completion of the Asset Sale), reserves for indemnities and purchase price adjustments, and certain replacement and other capital assets and operating assets received by such Borrower or a Restricted Subsidiary).

8.6. Investments. The Company shall not, and shall not permit any Restricted Subsidiary to, make any advance, loan, extension of credit (by way of Guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, any other Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) Investments in cash and Cash Equivalents;

(c) Guarantee Obligations of Debt permitted to be incurred under Section 8.1;

(d) loans and advances to employees of the Company or any Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) up to $10,000,000 in the aggregate;

(e) Investments useful in the business of the Company and the Restricted Subsidiaries made by such Borrower or any of the Restricted Subsidiaries with the Net Cash Proceeds of any Recovery Event or permitted Disposition;

(f) Investments which constitute proceeds of any permitted Disposition;

(g) Investments by the Company or any Restricted Subsidiary in the Company, a Restricted Subsidiary or MML, including, without limitation, the purchase of any outstanding Debt of any such Person; provided, that, any such Investment made in a Restricted Subsidiary other than a Subsidiary Guarantor or MML pursuant to this clause (g) shall not take the form of a contribution of power generation assets, or Capital Stock of any Person owning power generation assets;

(h) any acquisition of assets or Capital Stock solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(i) Investments represented by obligations under Hedging Agreements or Commodity Agreements;

(j) any Investment in a Person, if as a result of such Investment, such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary or will immediately following such Investment be a Restricted Subsidiary;

(k) any Investments received (i) in compromise or resolution of obligations of trade creditors or customers, including (A) obligations of financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (B) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (ii) in compromise or resolution of litigation, arbitration or other disputes, or (iii) on account of any claim against, or an interest in, any other Person (A) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (B) as a result of a bona fide foreclosure by the Company or any of the Restricted Subsidiaries with respect to any claim against any other Person;

(l) any Investment existing or committed to on the date hereof and listed on Schedule 8.6(l) or made pursuant to an Investment program existing or committed to on the date hereof and listed on Schedule 8.6(l);

(m) Investments in the form of, or pursuant to, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto in each case, made or entered into in the ordinary course of business;

(n) so long as no Default has occurred and is continuing or would be caused thereby, Investments in an aggregate amount not to exceed the Available Amount at the time of such Investment;

(o) payment of consolidated Taxes pursuant to tax allocation agreements among the Company and its Subsidiaries;

(p) Investments consisting of assets (other than cash and Cash Equivalents) contributed to any joint venture in an aggregate amount not to exceed $500,000,000; provided that promptly and in any event within thirty (30) Business Days after the making of such Investments, the equity interests in such joint venture held by the Company or any Restricted Subsidiary making such Investment shall be pledged to secure the obligations of the Loan Parties under the Loan Documents;

(q) purchases of the Seward Tax-Exempt Bonds;

(r) in addition to Investments otherwise expressly permitted by this Section 8.6, Investments by the Company or any of the Restricted Subsidiaries in an aggregate amount (valued at cost) not to exceed the greater of $500,000,000 and 5% of Consolidated Net Tangible Assets at any time outstanding during the term of this Agreement;

(s) Investments in Foundation or any other Person for charitable purposes in an aggregate amount not to exceed $25,000,000; and

(t) other additional Investments, provided that the Consolidated Secured Debt is equal to or less than zero and no Revolving Loans are outstanding.

8.7. Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company or any Restricted Subsidiary) unless such transaction is (i) otherwise permitted under this Agreement and (ii) either (x) upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate or (y) structured as a commercially reasonable and fair allocation of costs, including corporate overhead costs; provided, however, that the foregoing shall not prohibit (a) any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business or approved by the board of directors of the Company or such Restricted Subsidiary; (b) transactions between or among the Company and/or the Restricted Subsidiaries that are evidenced or contemplated by licensing, servicing or trust agreements in effect on the Closing Date; (c) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company; (d) any issuance of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company; (e) permitted Restricted Payments; (f) loans or advances to employees in the ordinary course of business not to exceed $10,000,000 in the aggregate outstanding at any time; (g) any agreement, instrument or arrangement as in effect as of the Closing Date, or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date as reasonably determined by the Company; (h) any pro rata distribution (including a rights offering) to all holders of a class of Capital Stock or Debt of the Company or any of the Restricted Subsidiaries, including Persons who are Affiliates of the Company or any of the Restricted Subsidiaries and (i) transactions permitted under Section 8.6.

8.8. Sales and Leasebacks. The Company shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly lease any property as lessee in connection with a sale and leaseback transaction except to the extent that the sale of the relevant Assets is permitted under Section 8.5, if then applicable, and such lease, to the extent treated as Debt, does not violate Section 8.1 and, to the extent treated as a Lien, does not violate Section 8.3.

8.9. Changes in Fiscal Periods. The Company shall not change its fiscal year.

SECTION 9. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing on or after the Closing Date:

(a) either Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or either Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) (i) any Loan Party shall default in the observance or performance of any agreement contained in Section 7 or 8 of this Agreement (other than Section 8.3) or (ii) any Loan Party shall default in the observance or performance of any agreement contained in Section 8.3, and such default shall continue unremedied for a period of 15 days after written notice to the Company from the Administrative Agent or the Majority Lenders; or

(c) the Company shall fail to give timely notice of a Default or Event of Default within 30 days after such notice is required to be given pursuant to Section 6.4(a), it being agreed that any grace or cure period otherwise applicable to any such Default and which commences on the date notice is given by the Administrative Agent shall be deemed reduced by the number of days of delay in delivering such notice; or

(d) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or in any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to have been inaccurate in any material respect on or as of the date made or deemed made and, in the case of any representation or warranty made in any such certificate, such inaccuracy could reasonably be expected to have a Material Adverse Effect; or

(e) any Loan Party shall default in the observance or performance in any material respect of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after written notice to the Company from the Administrative Agent or the Majority Lenders; or

(f) the Company or any of its material Restricted Subsidiaries shall fail to pay any principal of or premium or interest on any Debt or of such entity that is outstanding in a principal or notional amount equal to or in excess of $50,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under the agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt by reason of default; or

(g) the Company or any of the Restricted Subsidiaries shall fail to pay an amount which is due and not subject to a good faith dispute in excess of $50,000,000 in respect of Eligible Commodity Hedging Obligations secured by pari passu Liens on the Collateral and, as a result of such failure, the counterparty thereunder shall be entitled to and shall have given notice of its intent to exercise any remedies against the Company or any of the Restricted Subsidiaries in respect of the Collateral as a result of such failure; or

(h) any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Company or any of its material Restricted Subsidiaries and there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) the Company or any of its material Restricted Subsidiaries (each a “Designated Party”) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U.S. Bankruptcy Code (as now or hereafter in effect) or any similar law of any applicable jurisdiction, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code or any similar law of any applicable jurisdiction; or a proceeding or case shall be commenced, without the application or consent of such Designated Party, in any court of competent jurisdiction, seeking (x) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of its debts, (y) the appointment of a trustee, receiver, custodian, liquidator or the like of such Designated Party or of all or any substantial part of its assets, or (z) similar relief in respect of such Designated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue unstayed and in effect for a period of sixty (60) or more days; or

(j) any Change of Control occurs; or

(k) (i) any Security Document shall for any reason be asserted in writing by the Company or any material Subsidiary Guarantor not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are material to the Company and its Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Company or any other Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents; or (iii) the Collateral Trust Agreement or any intercreditor agreement in respect of second-lien or Subordinated Debt shall for any reason be asserted in writing by the Company or any material Subsidiary Guarantor not to be a legal, valid and binding obligation of any party thereto or shall otherwise cease to be enforceable; or

(l) the guarantee contained in Section 2 of the Guarantee Agreement of any Subsidiary Guarantor that holds material assets shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert in writing; or

(m) an ERISA Event shall occur and be continuing that, when taken together with all other such ERISA Events, would result in a Material Adverse Effect.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii), (iii) or (iv) of paragraph (i) above with respect to either Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Company declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Company shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

SECTION 10. THE AGENTS

10.1. Appointment. (a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent and each Lender hereby irrevocably designates and appoints the Collateral Trustee as its agent under the Collateral Trust Agreement and the other Loan Documents, and irrevocably authorizes the Collateral Trustee, in such capacity, to (i) take such action on its behalf under the provisions of the Collateral Trust Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of the Collateral Trust Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (ii) enter into any and all Security Documents and the Collateral Trust Agreement and such other documents and instruments as shall be necessary to give effect to (A) the ranking and priority of Debt and other extensions of credit and obligations contemplated hereunder and under the Collateral Trust Agreement, (B) the security interests in the Collateral purported to be created by the Security Documents and (C) the other terms and conditions of the Collateral Trust Agreement. Each Lender further hereby agrees to be bound by the terms of the Collateral Trust Agreement and such other documents and instruments to the same extent as if it were a party thereto and authorizes the Administrative Agent to enter into the Collateral Trust Agreement and such other documents and instruments on its behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth herein, in the Collateral Trust Agreement or in any other Loan Document to which it is a party, or any fiduciary relationship with the Administrative Agent or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Collateral Trust Agreement or any other Loan Document or otherwise exist against the Collateral Trustee.

10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

10.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

10.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

10.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

10.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such and its officers, directors, employees, Affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

10.8. Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9(a) or Section 9(g) with respect to a Borrower shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten (10) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

10.10. Co-Syndication Agents and Co-Documentation Agents. None of the Co-Syndication Agents or Co-Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 11. MISCELLANEOUS

11.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Majority Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Majority Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of changing any provisions to this Agreement or the other Loan

Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with any reduction in the post-default rate of interest set forth in Section 2.12(c); (y) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility); and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, or otherwise change the time, place or the currency of payments to be made on the Loans, in each case without the written consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Majority Lenders without the written consent of all Lenders, (iii) except to the extent contemplated by the Loan Documents, release all or substantially all of the Collateral or release a Subsidiary Guarantor or Subsidiary Guarantors owning all or substantially all of the Collateral from their obligations under the Security Agreement or Guarantee Agreement, respectively, in each case without the written consent of all Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive the defined term “Extended Expiration Date”, Section 5.1(q) or Section 11.18 without the written consent of each Lender affected thereby, (vi) amend, modify or waive any provision of Section 10 without the written consent of the Administrative Agent; or (vii) amend, modify or waive any provision of Sections 2.5(b), 2.15(g), 2.20, the proviso to Section 2.22(a)(ii) or Sections 2.23, 3, 11.1(vii), 11.5, or clause (i) of the proviso in the last paragraph of this Section 11.1, and Section 11.6(b)(i)(B), or extend the Revolving Termination Date without the written consent of each Issuing Lender affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding anything to the contrary contained in this Section 11.1:

(a) the Borrowers and the Administrative Agent may without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions of Section 2.21 and 2.22;

(b) the Guarantee Agreement, the Security Documents and related documents executed by the Borrowers or Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Company without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause the Guarantee Agreement, any Security Document or any related document to be consistent with this Agreement and the other Loan Documents;

(c) this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other

Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Majority Lenders; and

(d) this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans and (iii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing.

If, in connection with any proposed amendment, waiver or consent pursuant to Section 11.1 hereof requiring the consent of all Lenders, the consent of Majority Lenders is obtained but the consent of all Lenders whose consent if required is not obtained (any Lender withholding consent being referred to as a “Non-Consenting Lender”), then, upon written notice to any Non-Consenting Lender and the Administrative Agent, the Company shall be permitted, at its sole expense, to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign and delegate, without recourse, all of its rights and obligations under this Agreement and the other Loan Documents to a replacement financial institution that shall assume such obligations (which replacement financial institution may be another Lender, if such Lender accepts such assignment); provided, that (i) the Administrative Agent and, in the case of any assignment of a Lender’s Revolving Commitment, each Issuing Lender shall have consented to such replacement financial institution (such consent not to be unreasonably withheld), (ii) the Non-Consenting Lender shall be obligated to cooperate with such replacement in accordance with the provisions of Section 11.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (iii) the replacement financial institution shall purchase, at par (or such other price as may be agreed), all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement in accordance with Section 11.6, and (iv) the Borrowers shall be liable to such Non-Consenting Lender under Section 2.20 if any Eurodollar Loan owing to such Non-Consenting Lender shall be purchased other than on the last day of the Interest Period relating thereto. In connection with the replacement of any Lender pursuant to this paragraph, the failure by such Lender to execute and deliver assignment documentation shall not impair the validity of the removal of such Lender, and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations in Letters of Credit, as applicable, shall nevertheless be effective without the execution by such Lender of such assignment documentation.

11.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers, the Administrative Agent and the Issuing Lenders identified below, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Company and GAI:	GenOn Energy, Inc.
GenOn Americas, Inc.
c/o RRI Energy, Inc. 1000 Main Street Houston, TX 77002 Facsimile No.: (832) 357-9289 Attention: Andrew C. Johannesen Copy to: Michael L. Jines

With a copy to: William Holden
c/o Mirant Corporation
1155 Perimeter Center West
Atlanta, Georgia 30338-5416
Email: william.holden@mirant.com
Telephone: (678) 579-7728

With a copy to: Steve Nickerson
c/o Mirant Corporation
1155 Perimeter Center West
Atlanta, Georgia 30338-5416
Email: steve.nickerson@mirant.com
Telephone: (678) 579-6440

Administrative Agent:	JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, Texas 77002
Attention: Loan and Agency Services
Fax: (713) 427-6307
Telephone: (713) 750-2377

JPMCB, as an Issuing Lender:	JPMorgan Chase Bank, N.A.
10420 Highland Manner Drive
BL 2, Floor 4
Tampa, Florida 33610
Attention: James Alonzo
Fax: (813) 432-5161
Telephone: (813) 432-6339

DBNY, as an Issuing Lender:	Deutsche Bank AG New York Branch
60 Wall Street, 25th Floor
New York, New York 10005
Attention: Jack Leong
Email: jack.leong@db.com
Fax: (212) 797-0780
Deutsche Bank AG New York Branch

provided that any notice, request or demand to or upon the Administrative Agent, any Issuing Lender or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

11.5. Payment of Expenses and Taxes. (a) The Company agrees, if the Closing Date occurs, (i) to pay or reimburse the Administrative Agent and each Issuing Lender (A) for all their out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and each Issuing Lender and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Company prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate and (B) for all of its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to the Administrative Agent, (ii) to pay or reimburse the Administrative Agent, Collateral Trustee, each Issuing Lender and each Lender for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, in each case, during the continuance of an Event of Default, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Issuing Lender and each Lender, (iii) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (iv) to pay, indemnify, and hold each Lender, Issuing Lender and the Administrative Agent and their respective officers, directors, trustees, employees, Affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries or any real property currently or formerly owned, leased, operated or otherwise used (including properties to which wastes or other materials were sent for treatment, storage or disposal) by the Company or any of its Subsidiaries or any of their predecessors and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”), provided, that the

Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.

(b) Promptly after receipt by an Indemnitee of notice of the commencement of any claim, litigation, investigation, responding to or proceedings against it relating to any Indemnified Liability (“Proceedings”), such Indemnitee will, if a claim is to be made hereunder against the Company in respect thereof, notify the Company in writing of the commencement thereof; provided, however, that (i) the omission so to notify the Company will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Company will not relieve the Company from any liability that it may have to an Indemnitee otherwise than on account hereof. Thereafter, the Indemnitee and the Company shall consult, to the extent appropriate, with a view to minimizing the cost to the Company of the obligations under this Section 11.5. In case any such Proceedings are brought against any Indemnitee and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, provided that if the defendants in any such Proceedings include both such Indemnitee and the Company and such Indemnitee shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Company, such Indemnitee shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnitee. Upon receipt of notice from the Company to such Indemnitee of its election so to assume the defense of such Proceedings and approval by such Indemnitee of counsel, the Company shall not be liable to such Indemnitee for expenses incurred by such Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel representing the Indemnitees who are parties to such Proceedings), (ii) the Company shall not have employed counsel reasonably satisfactory to such Indemnitee to represent such Indemnitee within a reasonable time after notice of commencement of the Proceedings or (iii) the Company shall have authorized in writing the employment of counsel for such Indemnitee.

(c) The Company shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Company or if there is a final judgment for the plaintiff in any such Proceedings, the Company agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the provisions of this Section 11.5(c). Notwithstanding anything in this Section 11.5(c) to the contrary, if at any time an Indemnitee shall have requested the Company to reimburse such Indemnitee for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this Section 11.5(c), the Company shall be liable for any settlement of any Proceedings effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of such request for reimbursement and (ii) the Company shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance satisfactory to such Indemnitee from all liability on claims that are the subject matter of such Proceedings and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee.

(d) All amounts due under this Section 11.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Company pursuant to this Section 11.5 shall be submitted to Andrew Johannesen, Vice President and Treasurer of RRI Energy (Telephone No. (832) 357-6417) (Telecopy No. (832) 357-9289), at the address of the Company set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Company in a written notice to the Administrative Agent. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

11.6. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Company (such consent not to be unreasonably withheld, it being agreed the Company shall be deemed reasonable withholding its consent to any assignment that would become effective prior to the funding of the Term Loans), provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Revolving Lender or an Approved Fund (as defined below), in any case, within the same Facility or, if an Event of Default has occurred and is continuing, any other Person (other than a competitor of the Company, as identified in a list delivered by the Company to the Administrative Agent, from time to time and made available to any Lender at the request of any Lender (each, an “Identified Competitor”); and

(B) the Administrative Agent and each Issuing Lender (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for assignments of Commitments and/or Loans among Lenders, Affiliates of Lenders or Approved Funds within the same Facility, and provided, further, that no consent of any Issuing Lender shall be required for an assignment of Term Loans only.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (1) $1,000,000, in the case of assignments under the Term Facility and (2) $10,000,000, in the case of assignments under the Revolving Facility, unless in each case each of the Company and the Administrative Agent otherwise consent (such consent, in the case of the Company, not to be unreasonably withheld or delayed); provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable to the Administrative Agent in connection with simultaneous assignments by a Lender to two or more related Approved Funds; provided, further, that no such processing or recordation fee shall be payable to the Administrative Agent prior to the funding of the Term Loans;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

(D) without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective Assignee that bears a relationship to the Company described in Section 108(e)(4) of the Code, except as permitted by Section 2.15(g).

For the purposes of this Section 11.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) the Company or any of its Affiliates.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and the interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans. The Register shall be available for inspection by the Borrowers, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of either Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective Assignee that bears a relationship to a Borrower described in Section 108(e)(4) of the Code and (E) in the case of any participation sold to an Identified Competitor (or potential participation offered to a prospective Participant that is an Identified Competitor), such Lender shall not provide any information concerning the Loan Parties that such Lender is required to keep confidential under the Loan Documents (notwithstanding that such confidential information may generally be shared with other Participants that are not Identified Competitors). Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.1 and directly affects such Participant or (2) requires the consent of all Lenders. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.16, 2.17 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant to whom such Lender sells participations and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). As between the Lender and such Participant, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. No Participant shall be entitled to the benefits of Section 2.17 unless such Participant complies with Sections 2.17(e) and (f) as if it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of either Borrower or the Administrative Agent and without regard to the limitations set forth in Section 11.6(b). Each of the Borrowers, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

11.7. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly permits for payments to be made, directed or allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender

(a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to either Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, Debt or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers, as the case may be. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

11.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.11. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.12. Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.13. Acknowledgements. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to either Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

11.14. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Trustee are hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1) to take any action requested by the Company having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document (it being agreed, without limiting the foregoing, that such release shall be permitted with respect to any Subsidiary Guarantor if, after giving effect to any such transaction or designation as an Unrestricted Subsidiary, such Person would not be required to become a Guarantor Subsidiary pursuant to Section 6.7) or that has been consented to in accordance with Section 11.1 or (ii) under the circumstances described in paragraph (b) below. The Administrative Agent and the Collateral Trustees agree to take such actions as are reasonably requested by the Company and permitted by this Section 11.14.

(b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (or any outstanding Letters of Credit shall have been fully cash collateralized), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Trustee and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

11.15. Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

11.16. WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.17. Delivery of Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

11.18. Termination by the Company Prior to Closing Date or for Failure of Closing Date to Occur. The Commitments of the Lenders hereunder shall expire and this Agreement shall terminate if either:

(a) the Company elects to terminate this Agreement at any time prior to the Closing Date (it being understood that the Company has the option to so terminate this Agreement); or

(b) the Closing Date shall not occur on or prior to December 31, 2010; provided, however, if prior to December 31, 2010, the Company shall extend the deadline for the consummation of the Merger pursuant to Section 7.1(b) of the Merger Agreement to a date falling after December 31, 2010 and falling on or prior to March 31, 2011 (such date, the “Extended Expiration Date”), then if Revolving Lenders holding not less than $750,000,000 of Revolving Commitments consent to such extension, the Term Commitment of each Term Lender, the commitments of each Issuing Lender that consents to such extension and the Revolving Commitment of each Revolving Lender that consents to such extension shall expire and this Agreement shall terminate if the Closing Date shall not occur on or prior to the Extended Expiration Date rather than December 31, 2010;

provided, further, however, with respect to both clause (x) and clause (y) above, Sections 11.11, 11.12, 11.16 and the liability of the Borrowers for any Term Commitment Fees accruing under Section 2.6 and for the payment and reimbursement of expenses under Section 11.5 shall survive such expiration and termination.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RRI ENERGY, INC.

By:	/s/ Andrew Johannesen
Name:	Andrew Johannesen
Title:	Vice President and Treasurer

Credit Agreement Signature Page

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the Closing Date.

MIRANT AMERICAS, INC.

By:
Name:
Title:

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JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Lender and a Lender

By:	/s/ Juan J. Javellana
Name:	Juan J. Javellana
Title:	Vice President

J.P. MORGAN SECURITIES LLC, as Co-Lead Arranger and Joint Bookrunner

By:	/s/ Mark Radin
Name:	Mark Radin
Title:	Executive Director

Credit Agreement Signature Page

CREDIT SUISSE SECURITIES (USA) LLC, as Co-Syndication Agent, Co-Lead Arranger and Joint Bookrunner

By:	/s/ Ray Wood
Name:	Ray Wood
Title:	Managing Director

Credit Agreement Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Bill O’Daly	/s/ Christopher Reo Day
Name:	Bill O’Daly	Christopher Reo Day
Title:	Director	Associate

Credit Agreement Signature Page

DEUTSCHE BANK SECURITIES INC., as Co-Syndication Agent, Co-Lead Arranger and Joint Bookrunner

By:	/s/ Kevin Sherlock
Name:	Kevin Sherlock
Title:	Managing Director

By:	/s/ Sandeep Desai
Name:	Sandeep Desai
Title:	Director

Credit Agreement Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH, as an Issuing Lender and a Lender

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Paul O’Leary
Name:	Paul O’Leary
Title:	Director

Credit Agreement Signature Page

GOLDMAN SACHS BANK USA, as Co-Lead Arranger, Joint Bookrunner, Co-Documentation Agent and a Lender

By:	/s/ Alexis Maged
Name:	Alexis Maged
Title:	Authorized Signatory

Credit Agreement Signature Page

MORGAN STANLEY SENIOR FUNDING, INC., as Co-Lead Arranger, Joint Bookrunner, Co-Documentation Agent and a Lender

By:	/s/ Sherrese Clarke
Name:	Sherrese Clarke
Title:	Vice President

Credit Agreement Signature Page

MORGAN STANLEY BANK, N.A., as Co-Lead Arranger, Joint Bookrunner, Co-Documentation Agent and a Lender

By:	/s/ Sherrese Clarke
Name:	Sherrese Clarke
Title:	Authorized Signatory

Credit Agreement Signature Page

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Meredith Majesty
Name:	Meredith Majesty
Title:	Authorized Signatory

Credit Agreement Signature Page

THE ROYAL BANK OF SCOTLAND PLC, as Co-Lead Arranger and a Lender

By:	/s/ Simon Mockford
Name:	Simon Mockford
Title:	Managing Director

Credit Agreement Signature Page

SCHEDULE 1.1A

Commitments

Lenders	Term Loan Commitment	Revolving Commitment
JPMorgan Chase Bank, N.A.	$700,000,000.00	$158,000,000.00
Credit Suisse AG, Cayman Islands Branch	—	$125,000,000.00
Deutsche Bank AG New York Branch	—	$125,000,000.00
Goldman Sachs Bank USA	—	$125,000,000.00
Morgan Stanley Senior Funding, Inc.	—	$85,000,000.00
Royal Bank of Canada	—	$65,000,000.00
The Royal Bank of Scotland plc	—	$65,000,000.00
Morgan Stanley Bank	—	$40,000,000.00
Total	$700,000,000.00	$788,000,000.00

SCHEDULE 1.1B

Mortgaged Property

Project / Property Name	Location
Aurora	2909 North Eola Road, Aurora, DuPage County, Illinois 60502

Avon Lake	33570 Lake Road, Avon Lake, Lorain County, Ohio 44012

Brunot Island	2515 Preble Avenue, Pittsburgh, Allegheny County, Pennsylvania 15233

Cheswick (including Lefever Road Flyash Facility and Monarch Mine Dewatering Facility)	100 Pittsburgh Street, Springdale, Allegheny County, Pennsylvania 15144

Choctaw	2446 MS Hwy. 407, West French Camp, Choctaw County, Mississippi 39745

Coolwater	37000 East Santa Fe Street, Daggett, San Bernardino County, California 92327

Ellwood	30 Las Armas Road, Goleta, Santa Barbara County, California 90117

Elrama	30 Duquesne Light Drive, Elrama, Pennsylvania 15038

Hunterstown	1731 Hunterstown Road, Gettysburg (Straban Township), Adams County, Pennsylvania 17325

New Castle	Route 168 South, Taylor, Lawrence County, Pennsylvania 16160

Niles	1047 Belmont Avenue, Niles, Trumbull County, Ohio 44446

Ormond Beach	6635 South Edison Drive, Oxnard, Ventura County, California 93033

Seward	595 Plant Road, New Florence (East Wheatfield Township), Indiana County, Pennsylvania 15944

Shelby	344A Rural Route 1, Centerline Road, Neoga, Shelby County, Illinois 62447

Contra Costa Generating Plant	3201 Wilbur Avenue, Antioch, Contra Costa County, California 94509[1]

Pittsburg Generating Plant	696 West 10th Street, Pittsburg, Contra Costa County, California 94565

Collinsville	Solano County, California (vacant land)

Canal	9 Freezer Road, Sandwich, Massachusetts 02563

Kendall	265 1st Street, Cambridge, Massachusetts 02142

Martha’s Vineyard	208 Vineyard Haven Road, Oak Bluffs, Massachusetts 02557 Fire Lane 5 West Side, West Tisbury, Massachusetts 02575

[1]	The Contra Costa parcel is subject to a pending subdivision proceeding and, upon subdivision, a 27 acre parcel thereof will be assigned to Mirant Marsh Landing LLC as described in Schedule 8.6(l).

1

SCHEDULE 1.1C

Immaterial Subsidiaries

Name of Subsidiary	Jurisdiction
San Gabriel Power Generation, LLC	Delaware
RRI Energy Solutions East, LLC	Delaware
RRI Energy Channelview LP	Delaware
RRI Energy Channelview (Delaware) LLC	Delaware
RRI Energy Channelview (Texas), LLC	Delaware
RRI Energy Services Desert Basin, LLC	Delaware
RRI Energy Services Channelview LLC	Delaware
Orion Power New York, L.P.	Delaware
Orion Power New York LP, LLC	Delaware
Orion Power New York GP, Inc.	Delaware
Mirant Lovett, LLC	Delaware

2

SCHEDULE 1.1D

Unrestricted Subsidiaries

Name of Subsidiary	Jurisdiction
RRI Energy Foundation, Inc.	Texas
CEPA Slipform Power System Limited (Philippines)	Philippines
Coyote Springs 2, LLC	Delaware
MC Asset Recovery, LLC	Delaware
Mirant AP Investments Limited	British Virgin Islands
Mirant Asia-Pacific Construction (Hong Kong) Limited	Hong Kong
Mirant Asia-Pacific Ventures, LLC	Delaware
Mirant (Bermuda), LTD	Bermuda
Mirant Capital, Inc.	Delaware
Mirant Fund 2001, LLC	Delaware
Mirant International Investments, Inc.	Delaware
Mirant Marsh Landing, LLC	Delaware
Mirant Navotas Corporation	Philippines
Mirant (Navotas II) Corporation	Philippines
Mirant Tank Farm, LLC	Delaware
Mirant Willow Pass, LLC	Delaware
Mirant Wrightsville Investments, Inc.	Delaware
Mirant Wrightsville Management, Inc.	Delaware
Sual Construction Corporation	Philippines
Wrightsville Development Funding, L.L.C.	Delaware
Wrightsville Power Facility, L.L.C.	Delaware

3

SCHEDULE 4.15(a)

UCC Filing Jurisdictions

Name of Loan Party	Jurisdiction
GenOn Energy, Inc.	Delaware
GenOn Americas, Inc.	Delaware
Orion Power Holdings, Inc.	Delaware
Orion Power Midwest, L.P.	Delaware
Orion Power Midwest LP, LLC	Delaware
Orion Power Midwest GP, Inc.	Delaware
Orion Power Operating Services MidWest, Inc.	Delaware
RRI Energy Asset Management, LLC	Delaware
RRI Energy Broadband, Inc.	Delaware
RRI Energy California Holdings, LLC	Delaware
RRI Energy Communications, Inc.	Delaware
RRI Energy Corporate Services, LLC	Delaware
RRI Energy Florida, LLC	Delaware
RRI Energy Key/Con Fuels, LLC	Delaware
RRI Energy Northeast Generation, Inc.	Delaware
RRI Energy Northeast Holdings, Inc.	Delaware
RRI Energy Power Generation, Inc.	Delaware
RRI Energy Sabine (Delaware), Inc.	Delaware
RRI Energy Sabine (Texas), Inc.	Delaware
RRI Energy Services, Inc.	Delaware
RRI Energy Trading Exchange, Inc.	Delaware
RRI Energy Ventures, Inc.	Delaware
RRI Energy West, Inc.	Delaware
RRI Energy Wholesale Generation, LLC	Delaware
Mirant Americas Procurement, Inc.	Delaware
Mirant California, LLC	Delaware
Mirant Canal, LLC	Delaware
Mirant Corporation	Delaware
Mirant Delta, LLC	Delaware
Mirant Dickerson Development, LLC	Delaware
Mirant Intellectual Asset Management and Marketing, LLC	Delaware
Mirant Kendall, LLC	Delaware
Mirant New York Services, LLC	Delaware
Mirant North America, LLC	Delaware
Mirant Power Purchase, LLC	Delaware
Mirant Potrero, LLC	Delaware
Mirant Services, LLC	Delaware
Mirant Special Procurement, Inc.	Delaware
MNA Finance Corp.	Delaware

4

SCHEDULE 4.17

Subsidiaries

1.	Subsidiaries of Company.

Name of Subsidiary	Jurisdiction	Percentage of Capital Stock Owned
Orion Power Holdings, Inc.	Delaware	100%
Orion Power Midwest, L.P.	Delaware	100%
Orion Power Midwest LP, LLC	Delaware	100%
Orion Power Midwest GP, Inc.	Delaware	100%
Orion Power New York, L.P.	Delaware	100%
Orion Power New York LP, LLC	Delaware	100%
Orion Power New York GP, Inc.	Delaware	100%
Orion Power Operating Services MidWest, Inc.	Delaware	100%
RRI Energy Asset Management, LLC	Delaware	100%
RRI Energy Broadband, Inc.	Delaware	100%
RRI Energy California Holdings, LLC	Delaware	100%
RRI Energy Channelview LP	Delaware	100%
RRI Energy Channelview (Delaware) LLC	Delaware	100%
RRI Energy Channelview (Texas), LLC	Delaware	100%
RRI Energy Services Channelview LLC	Delaware	100%
RRI Energy Communications, Inc.	Delaware	100%
RRI Energy Corporate Services, LLC	Delaware	100%
RRI Energy Florida, LLC	Delaware	100%
RRI Energy Foundation, Inc.	Texas	100%
RRI Energy Key/Con Fuels, LLC	Delaware	100%
RRI Energy Holdings, Inc.	Delaware	100%
RRI Energy Mid-Atlantic Power Holdings, LLC	Delaware	100%
RRI Energy Mid-Atlantic Power Services, Inc.	Delaware	100%
RRI Energy Northeast Generation, Inc.	Delaware	100%
RRI Energy Northeast Holdings, Inc.	Delaware	100%
RRI Energy Northeast Management Company	Pennsylvania	100%
RRI Energy Power Generation, Inc.	Delaware	100%
RRI Energy Sabine (Delaware), Inc.	Delaware	100%
RRI Energy Sabine (Texas), Inc.	Delaware	100%
RRI Energy Services Desert Basin, LLC	Delaware	100%
RRI Energy Services, Inc.	Delaware	100%
RRI Energy Solutions East, LLC	Delaware	100%
RRI Energy Trading Exchange, Inc.	Delaware	100%
RRI Energy Ventures, Inc.	Delaware	100%
RRI Energy West, Inc.	Delaware	100%
RRI Energy Wholesale Generation, LLC	Delaware	100%
San Gabriel Power Generation, LLC	Delaware	100%

5

2.	Subsidiaries of Mirant Corporation as of the date hereof (which after the completion on the Closing Date of the transactions contemplated by the Credit Agreement, will become Subsidiaries of the Company).

Name of Subsidiary	Jurisdiction	Percentage of Capital Stock Owned
CEPA Slipform Power System Limited (Philippines)	Philippines	100%
Coyote Springs 2, LLC	Delaware	100%
Hudson Valley Gas Corporation	New York	100%
MC Asset Recovery, LLC	Delaware	100%
MCM Energy Ventures, Inc.	Georgia	100%
Mirant (Bermuda), LTD	Bermuda	100%
Mirant Americas Generation, LLC	Delaware	100%
Mirant Americas Procurement, Inc.	Delaware	100%
Mirant AP Investments Limited	British Virgin Islands	100%
Mirant Asia-Pacific Construction (Hong Kong) Limited	Hong Kong	100%
Mirant Asia-Pacific Ventures, LLC	Delaware	100%
Mirant Americas, Inc.	Delaware	100%
Mirant Bowline, LLC	Delaware	100%
Mirant California, LLC	Delaware	100%
Mirant Canal, LLC	Delaware	100%
Mirant Capital, Inc.	Delaware	100%
Mirant Chalk Point, LLC	Delaware	100%
Mirant Delta, LLC	Delaware	100%
Mirant Dickerson Development, LLC	Delaware	100%
Mirant Energy Trading, LLC	Delaware	100%
Mirant Fund 2001, LLC	Delaware	100%
Mirant Gibbons Road, LLC	Delaware	100%
Mirant Intellectual Asset Management and Marketing, LLC	Delaware	100%
Mirant International Investments, Inc.	Delaware	100%
Mirant Kendall, LLC	Delaware	100%
Mirant Lovett, LLC	Delaware	100%
Mirant Marsh Landing, LLC	Delaware	100%
Mirant Marsh Landing Holdings, LLC	Delaware	100%
Mirant MD Ash Management, LLC	Delaware	100%
Mirant Mid-Atlantic, LLC	Delaware	100%
Mirant Navotas Corporation	Philippines	100%
Mirant (Navotas II) Corporation	Philippines	100%
Mirant New York, LLC	Delaware	100%
Mirant New York Services, LLC	Delaware	100%
Mirant North America, LLC	Delaware	100%
Mirant Piney Point, LLC	Delaware	100%
Mirant Potomac River, LLC	Delaware	100%
Mirant Potrero, LLC	Delaware	100%
Mirant Power Purchase, LLC	Delaware	100%
Mirant Services, LLC	Delaware	100%
Mirant Special Procurement, Inc.	Delaware	100%
Mirant Tank Farm, LLC	Delaware	100%
Mirant Trust I	Delaware	100%
Mirant Willow Pass, LLC	Delaware	100%
Mirant Wrightsville Investments, Inc.	Delaware	100%
Mirant Wrightsville Management, Inc.	Delaware	100%
MNA Finance Corp.	Delaware	100%
Sual Construction Corporation	Philippines	100%
Wrightsville Development Funding, L.L.C.	Delaware	51%
Wrightsville Power Facility, L.L.C.	Delaware	51%

6

SCHEDULE 8.3(k)

Existing Liens

1.	Liens securing the Existing Credit Agreements, the Existing RRI Secured Notes, the Existing PEDFA Bonds and related documents, which Liens will be released on the Closing Date.

2.	Liens on assets of REMA and its subsidiaries created in connection with the August 2000 sale-leaseback of REMA’s interests in the Keystone, Conemaugh and Shawville generating facilities.

3.	Capital lease consisting of the Facilities Services Agreement entered into on March 29, 2004 but effective as of October 1, 2003, by and among Atlantic City Electric Company, Conemaugh Power LLC, Constellation Power Source Generation, Inc., Exelon Generation Company, PSEG Fossil LLC, Reliant Energy Mid-Atlantic Power Holdings, LLC, UGI Development Company and Conemaugh Fuels, LLC.

4.	Liens securing capitalized lease obligations of Mirant Chalk Point, LLC.

5.	In order to secure its obligations under the eleven Conditional Indemnity Agreements executed by MIRMA in favor of each of the eleven Owner Lessors (identified below), MIRMA (formerly known as Southern Energy Mid-Atlantic, LLC) as “mortgagor” executed in favor of the applicable Owner Lessor an Indemnity Mortgage (identified below) which encumbered, among other assets, the above-ground improvements defined as the “Dickerson Facility” and the “Morgantown Facility.” Each of the Indemnity Mortgages is described in greater detail below:

Indemnity Mortgage	Owner Lessor	Date Executed
1.Indemnity Mortgage, Security Agreement and Fixture Filing (L1)	Dickerson OL1 LLC	12/19/00
2.Indemnity Mortgage, Security Agreement and Fixture Filing (L2)	Dickerson OL2 LLC	12/19/00
3.Indemnity Mortgage, Security Agreement and Fixture Filing (L3)	Dickerson OL3 LLC	12/19/00
4.Indemnity Mortgage, Security Agreement and Fixture Filing (L4)	Dickerson OL4 LLC	12/19/00
5.Indemnity Mortgage, Security Agreement and Fixture Filing (L1)	Morgantown OL1 LLC	12/19/00
6.Indemnity Mortgage, Security Agreement and Fixture Filing (L2)	Morgantown OL2 LLC	12/19/00
7.Indemnity Mortgage, Security Agreement and Fixture Filing (L3)	Morgantown OL3 LLC	12/19/00
8.Indemnity Mortgage, Security Agreement and Fixture Filing (L4)	Morgantown OL4 LLC	12/19/00
9.Indemnity Mortgage, Security Agreement and Fixture Filing (L5)	Morgantown OL5 LLC	12/19/00
10.Indemnity Mortgage, Security Agreement and Fixture Filing (L6)	Morgantown OL6 LLC	12/19/00
11.Indemnity Mortgage, Security Agreement and Fixture Filing (L7)	Morgantown OL7 LLC	12/19/00

7

Related UCC filings below:

Filing Locations	Debtor	Secured Party	Description of Filing
DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Dickerson OL1 LLC	Indemnity finance statement covering collateral including assets relating to Dickerson facility.

DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Dickerson OL2 LLC	Indemnity finance statement covering collateral including assets relating to Dickerson facility.

DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Dickerson OL3 LLC	Indemnity finance statement covering collateral including assets relating to Dickerson facility.

DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Dickerson OL4 LLC	Indemnity finance statement covering collateral including assets relating to Dickerson facility.

DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL1 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.

DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL2 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.

DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL3 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.

DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL4 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.

DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL5 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.

DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL6 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.

DE – SOS MD – Department of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL7 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.

6.

Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in the Shared Facilities Agreement, dated as of December 18, 2000, among Southern Energy Mid-Atlantic, LLC, Dickerson OL1 LLC, Dickerson OL2 LLC, Dickerson OL3 LLC and Dickerson OL4 LLC (the “Dickerson Shared Facilities Agreement”)) and contingent security interests in and easement on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Dickerson Shared Facilities

8

Agreement), in each case granted pursuant to the Amended and Restated Second Amended Joint Chapter 11 Plan of Reorganization for Mirant Corporation and its Affiliated Debtors, dated December 9, 2005, In re Mirant Corporation, et al., Debtors (the “Plan of Reorganization”) in connection with and upon the assumption of the MIRMA Leases (as defined in the Plan of Reorganization) and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Dickerson OL1 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Montgomery County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Dickerson OL1 LLC, as grantee.

7.	Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in Dickerson Shared Facilities Agreement) and contingent security interests in and easement on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Dickerson Shared Facilities Agreement), in each case granted pursuant to the Plan of Reorganization in connection with and upon the assumption of the MIRMA Leases and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Dickerson OL2 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Montgomery County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Dickerson OL2 LLC, as grantee.

8.	Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in Dickerson Shared Facilities Agreement) and contingent security interests in and easement on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Dickerson Shared Facilities Agreement), in each case granted pursuant to the Plan of Reorganization in connection with and upon the assumption of the MIRMA Leases and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Dickerson OL3 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Montgomery County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Dickerson OL3 LLC, as grantee.

9.	Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in Dickerson Shared Facilities Agreement) and contingent security interests in and easement on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Dickerson Shared Facilities Agreement), in each case granted pursuant to the Plan of Reorganization in connection with and upon the assumption of the MIRMA Leases and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Dickerson OL4 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Montgomery County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Dickerson OL4 LLC, as grantee.

10.

Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in the Shared Facilities Agreement, dated as of December 18, 2000, among Southern Energy Mid-Atlantic, LLC, Morgantown OL1 LLC, Morgantown OL2 LLC, Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC, Morgantown OL6 LLC and Morgantown OL4 LLC (the “Morgantown Shared Facilities Agreement”)) and contingent security interests in and easement on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement), in each case granted pursuant to the Plan of Reorganization in connection with and upon the assumption of the MIRMA Leases and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and

9

related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Morgantown OL1 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Charles County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Morgantown OL1 LLC, as grantee.

11.	Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement) and contingent security interests in and easement on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement), in each case granted pursuant to the Plan of Reorganization in connection with and upon the assumption of the MIRMA Leases and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Morgantown OL2 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Charles County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Morgantown OL2 LLC, as grantee.

12.	Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement) and contingent security interests in and easement on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement), in each case granted pursuant to the Plan of Reorganization in connection with and upon the assumption of the MIRMA Leases and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Morgantown OL3 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Charles County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Morgantown OL3 LLC, as grantee.

13.	Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement) and contingent security interests in and easement on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement), in each case granted pursuant to the Plan of Reorganization in connection with and upon the assumption of the MIRMA Leases and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Morgantown OL4 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Charles County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Morgantown OL4 LLC, as grantee.

14.	Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement) and contingent security interests in and easement on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement), in each case granted pursuant to the Plan of Reorganization in connection with and upon the assumption of the MIRMA Leases and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Morgantown OL5 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Charles County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Morgantown OL5 LLC, as grantee.

15.

Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement) and contingent security interests in and easement on an

10

undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement), in each case granted pursuant to the Plan of Reorganization in connection with and upon the assumption of the MIRMA Leases and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Morgantown OL6 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Charles County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Morgantown OL6 LLC, as grantee.

16.	Security interests in and easement on an undivided interest in the “SEMA Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement) and contingent security interests in and easement on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Morgantown Shared Facilities Agreement), in each case granted pursuant to the Plan of Reorganization in connection with and upon the assumption of the MIRMA Leases and to be documented post closing under (i) a deed of trust, security agreement and fixture filing and related agreements and recorded in Montgomery County, Maryland among MIRMA as trustor, Chicago Title Insurance Company (or such other trustee), as trustee, and Morgantown OL7 LLC as the beneficiary, (ii) a UCC-1 financing statement filed with the Delaware Secretary of State and (iii) an easement agreement recorded in Charles County, Maryland entered into by MIRMA and Mirant MD Ash Management, LLC, as grantors, in favor of Morgantown OL7 LLC, as grantee.

17.	Memorandum of Agreement, dated November 6, 2009, by and between Mirant Potrero LLC (“Potrero”) and the City and County of San Francisco, a charter city and county (the “City”), comprising covenants running with the land and memorializing the terms of the Settlement Agreement, dated as of August 13, 2009, between the City and Potrero.

18.	The former Lovett plant, which has been demolished, has several miles of water pipeline that were used to serve the plant. However, the plant’s former owner (Orange & Rockland Utility Company) entered into license agreements with local homeowners to permit them to tap into the water pipeline to access water service from United Water Company (“United Water”). While the license agreements allow Mirant Lovett, LLC (“Mirant Lovett”) to discontinue service through the pipeline, the homeowners have no other practical access to a water line. United Water desires to take ownership of the water line for a nominal amount ($10.00) to provide the continued service and assume the licenses with local homeowners. The proposed documentation includes (a) a Bill of Sale for the pipeline, under which Mirant Lovett transfers the pipeline in an “as is” condition; (b) an Assignment and Assumption Agreement, under which United Water will assume and agree to perform the licenses with homeowners; and (c) a License for United Water to use certain easements held by Mirant Lovett for the water pipeline.

19.	The Village of Haverstraw is seeking recreational easements in respect of certain parcels of real property owned by Mirant Bowline LLC (“Mirant Bowline”), and Mirant Bowline intends to transfer certain parcels or provide easements to the Village of Haverstraw in respect thereof.

11

SCHEDULE 8.6(l)

Existing Investments

1.	In furtherance of, and without limiting Section 8.6(g) of the Credit Agreement, the Company hereby discloses the following expected transactions in furtherance of the development and construction of the Marsh Landing Generating Station (“Marsh Landing GS”):

(a)	Several intercompany transactions are expected to occur in connection with the development and construction of the Marsh Landing GS, a new 760 megawatt natural-gas fired electricity generating facility to be located at the site of the existing Contra Costa Power Plant (“CCPP”) near Antioch, California.

(c)	Mirant Delta, LLC (“Mirant Delta”) owns the CCPP and the existing CCPP site. Mirant Delta is in the process of obtaining approval from Contra Costa County to subdivide the 27-acre Marsh Landing GS site from the larger CCPP site, thereby creating two separate legal parcels. The subdivision is expected to be finalized in late September 2010. Mirant Delta plans to sell the 27-acre Marsh Landing GS site to Mirant Marsh Landing, LLC (“Mirant Marsh Landing”) for fair market value. As part of the sale, Mirant Delta will convey easements and related rights to Mirant Marsh Landing that will allow Mirant Marsh Landing to use portions of the CCPP site for various purposes relating to construction, operation and maintenance of the Marsh Landing GS, including easements for a natural gas pipeline and metering station, electrical interconnection facilities, new groundwater supply wells, a groundwater supply pipeline, a wastewater discharge pipeline, a potable water connection to the local water supply system, ingress/egress, and stormwater discharge. Also as part of the sale, Mirant Delta and Mirant Marsh Landing will enter into an agreement to share certain facilities and services, including a common stormwater outfall and firewater conveyance system, and on-site security services. Mirant Marsh Landing may convey easements to Mirant Delta to allow Mirant Delta to continue existing uses of the Marsh Landing GS site.

(b)	It is anticipated that Mirant Services, Inc. or its successor will enter into an agreement with Mirant Marsh Landing with respect to corporate services and employees in substantially the same format as agreements with other subsidiaries. Mirant California, LLC will sell certain emissions reductions credits to Mirant Marsh Landing for fair market value. Those credits will be surrendered to the Bay Area Air Quality Management District as required by the Marsh Landing GS environmental permits.

(d)	Agreements for the transactions summarized above are expected to be signed in late September 2010 or early October 2010. The transactions will close prior to the start of construction of the Marsh Landing GS, which could occur as early as December 2010.

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EXHIBIT A

FORM OF

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT

made by

the Guarantors party hereto

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of [—], 2010

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GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of [—], 2010, made by each of the Subsidiaries of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a Delaware corporation (the “Company”) (collectively, and together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of September 20, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, GenOn Americas, Inc. (formerly known as Mirant Americas, Inc.), a Delaware corporation (“GAI”; each of GAI and the Company, a “Borrower” and, together, the “Borrowers”), the Administrative Agent, the Lenders, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as co-syndication agents, and Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding, Inc., as co-documentation agents.

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 11, 2010 (the “Merger Agreement”), by and among RRI Energy, Inc. (“RRI”), a Delaware corporation, RRI Energy Holdings, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of RRI, and Mirant Corporation (“Mirant”), a Delaware corporation, Merger Sub will merge with and into Mirant (the “Merger”) concurrently with the initial funding of Loans under the Credit Agreement, with Mirant surviving the Merger as a wholly-owned subsidiary of RRI;

WHEREAS, in connection with the Merger, RRI will change its name to GenOn Energy, Inc. and certain existing Debt of Mirant North America, LLC, a Delaware limited liability company, and RRI, as described in Section 5.22 of the Merger Agreement, will be refinanced and related fees and expenses will be paid (the Merger, together with the refinancing and payment of related fees and expenses in connection therewith, the “Transaction”);

WHEREAS, in connection with the Transaction, the Borrowers, the Lenders, the Administrative Agent and the other agents and entities party thereto are entering into the Credit Agreement, which provides, among other things, for the borrowing of Loans and the issuance of Letters of Credit, in each case for uses as contemplated by the Credit Agreement;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Guarantor;

WHEREAS, in addition to the refinancing of Debt described above, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrowers and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the transactions contemplated by the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, and to induce the Specified Hedging Counterparties to enter into Hedging Agreements, each Guarantor hereby agrees with the Administrative Agent, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Guaranteed Parties”: the Administrative Agent, the Lenders and the Specified Hedging Counterparties.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. GUARANTEE

2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Loan Documents shall in no event exceed (i) the amount which can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) or (ii) the amount which can be guaranteed by such Subsidiary Guarantor under the Mirant Americas Generation, LLC Seventh Supplemental Indenture dated as of January 3, 2006, if and to the extent any such limitations are applicable.

(c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Administrative Agent hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding (other than any Letter of Credit that has been cash collateralized in accordance with the Credit Agreement or supported with a back-to-back letter of credit reasonably acceptable to the relevant Issuing Lender) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement either Borrower, or both Borrowers, may be free from any Obligations.

(e) No payment made by either Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person or received or collected by any Guaranteed Party from any of the Guarantors, any other guarantor or

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any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding (other than any Letter of Credit that has been cash collateralized in accordance with the Credit Agreement or supported with a back-to-back letter of credit reasonably acceptable to the relevant Issuing Lender) and the Commitments are terminated.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Guaranteed Party, and each Guarantor shall remain liable to such Guaranteed Party for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Party, no Guarantor shall be entitled to enforce or otherwise exercise any right of subrogation to any of the rights of any Guaranteed Party against either Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Trustee, the Administrative Agent or any other Guaranteed Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from either Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the Borrowers on account of the Obligations are paid in full, no Letter of Credit shall be outstanding (other than any Letter of Credit that has been cash collateralized in accordance with the Credit Agreement or supported with a back-to-back letter of credit reasonably acceptable to the relevant Issuing Lender) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Trustee, if required), to be applied against the Obligations, whether matured or unmatured, in such order as specified in the Credit Agreement or Collateral Trust Agreement, as applicable. If all Obligations due and owing shall have been paid in full, no Letter of Credit shall be outstanding (other than any Letter of Credit that has been cash collateralized in accordance with the Credit Agreement or supported with a back-to-back letter of credit reasonably acceptable to the relevant Issuing Lender) and the Commitments shall have been terminated, each of the Guaranteed Parties will, at such Guarantor’s reasonable request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from any payment made by such Guarantor pursuant to this Agreement.

2.4 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Guaranteed Party may be rescinded by such Guaranteed Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guaranteed Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral

3

security, guarantee or right of offset at any time held by any Guaranteed Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Guaranteed Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and any of the Subsidiary Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any of the Subsidiary Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Borrower or any other Person against any Guaranteed Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of a Borrower for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent.

SECTION 3. MISCELLANEOUS

3.1 Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any right or remedy provided for herein or resulting or arising out of this Agreement shall be governed by the Credit Agreement or the Collateral Trust Agreement, as

4

applicable, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

3.2 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.

3.3 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

3.4 No Waiver by Course of Conduct; Cumulative Remedies. No Guaranteed Party shall by any act (except by a written instrument pursuant to Section 3.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

3.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Guaranteed Parties and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

3.6 Set-Off. Each Guarantor hereby irrevocably authorizes each Guaranteed Party at any time and from time to time, without notice to any Borrower or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), or any part thereof in such amounts as such Guaranteed Party may elect, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Guaranteed Party hereunder and claims of every nature and description of such Guaranteed Party against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Guaranteed Party may elect, whether or not such Guaranteed Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Guaranteed Party shall notify the Company and the Administrative Agent promptly of any such set-off and the application made by such Guaranteed Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Guaranteed Party under this Section 3.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guaranteed Party may have.

3.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

3.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without

5

invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

3.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantors and the Guaranteed Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Guaranteed Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

3.11 GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3.12 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 3.3 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

3.13 Acknowledgements. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any other Guaranteed Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Parties or among the Guarantors and the Guaranteed Parties.

3.14 Additional Guarantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 6.7 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

6

3.15 Releases. (a) Upon the satisfaction of the conditions set forth in Section 11.14(b) of the Credit Agreement, this Agreement and all obligations (other than those expressly stated to survive such termination) of each Guaranteed Party and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b) A Guarantor shall be released from its obligations hereunder in the event that the provisions of clause (B) or (C) of Section 5.1(a) of the Collateral Trust Agreement shall be satisfied with respect to such Guarantor.

3.16 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

[INSERT NAMES OF SUBSIDIARY GUARANTORS]

By:
Name:
Title:

Signature Page to Guarantee Agreement

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

Annex 1 to

Guarantee Agreement

ASSUMPTION AGREEMENT, dated as of                     , 20    , made by                      (the “Additional Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, RRI Energy, Inc. (to be renamed GenOn Energy, Inc. on the Closing Date), a Delaware corporation (the “Company”), from and after the Closing Date, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the Closing Date), a Delaware corporation (“GAI”; each of GAI and the Company, a “Borrower” and, together, the “Borrowers”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of September 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their Affiliates (other than the Additional Guarantor) have entered into the Guarantee Agreement, dated as of [—], 2010 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Administrative Agent;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor as provided in Section 3.14 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 1 of the Guarantee Agreement.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

EXHIBIT B

FORM OF

SECURITY AGREEMENT

SECURITY AGREEMENT

made by

GENON ENERGY, INC. (FORMERLY KNOWN AS RRI ENERGY, INC.),

GENON AMERICAS, INC. (FORMERLY KNOWN AS MIRANT AMERICAS, INC.),

and certain of their Subsidiaries

in favor of

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Trustee

Dated as of [—], 2010

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		Page
7.13	Additional Grantors	16
7.14	Releases	16
7.15	WAIVER OF JURY TRIAL	16
7.16	COLLATERAL TRUST AGREEMENT	16

SCHEDULES
Schedule 1	Investment Property
Schedule 2	Jurisdictions of Organization and Chief Executive Offices
Schedule 3	Intellectual Property
Schedule 4	Notice Addresses
Schedule 5	Certain Excluded Assets

ANNEXES
Annex 1	Assumption Agreement

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SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of [—], 2010, made by GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a Delaware corporation (the “Company”), GenOn Americas, Inc. (formerly known as Mirant Americas, Inc.), a Delaware corporation (“GAI”; each of GAI and the Company, a “Borrower” and, together, the “Borrowers”), the other Subsidiaries of the Company signatories hereto (together with any other entity that may become a Grantor as provided herein, the “Grantors”), in favor of U.S. Bank National Association, as collateral trustee (in such capacity, the “Collateral Trustee”) for the Secured Parties (as defined below), including the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of September 20, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the Lenders, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as co-syndication agents, and Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding, Inc., as co-documentation agents.

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 11, 2010 (the “Merger Agreement”), by and among RRI Energy, Inc. (“RRI”), a Delaware corporation, RRI Energy Holdings, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of RRI, and Mirant Corporation (“Mirant”), a Delaware corporation, Merger Sub will merge with and into Mirant (the “Merger”) concurrently with the initial funding of Loans under the Credit Agreement (as defined below), with Mirant surviving the Merger as a wholly-owned subsidiary of RRI;

WHEREAS, in connection with the Merger, RRI will change its name to GenOn Energy, Inc. and certain existing Debt of Mirant North America, LLC, a Delaware limited liability company, and RRI, as described in Section 5.22 of the Merger Agreement, will be refinanced and related fees and expenses will be paid (the Merger, together with the refinancing and payment of related fees and expenses in connection therewith, the “Transaction”);

WHEREAS, in connection with the Transaction, the Borrowers, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), the Administrative Agent and the other agents and entities party thereto, have entered into the Credit Agreement, which provides, among other things, for the borrowing of Loans (as defined in the Credit Agreement) and the issuance of Letters of Credit (as defined in the Credit Agreement), in each case for uses as contemplated by the Credit Agreement;

WHEREAS, the Borrowers and the other Grantors may from time to enter into Secured Hedging Agreements and Secured Commodity Hedging Agreements to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other applicable Financing Documents, in each case which may be secured by the First Lien on all or a portion of the Collateral pursuant to the terms of the Security Documents;

WHEREAS, the Borrowers and the other Grantors may from time to time after the date hereof enter into agreements evidencing Debt or other obligations to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and under the other applicable Financing Documents, in each case which may be secured by the First Lien on all or a portion of the Collateral pursuant to the terms of the Security Documents;

WHEREAS, upon consummation of the Merger, the Borrowers will be members of an affiliated group of companies that will include each other Grantor;

WHEREAS, in addition to the refinancing of Debt described above, the proceeds of the extensions of credit under the Credit Agreement and the other Financing Documents, if any, will be used in part to enable the

Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and the other Financing Documents, if any; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Trustee for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the transactions contemplated by the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, and to induce the other Secured Parties to become holders of Secured Obligations, each Grantor hereby agrees with the Collateral Trustee, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions . (a) Unless otherwise defined herein, terms defined in the Collateral Trust Agreement (including terms defined therein by reference to the Credit Agreement) and used herein shall have the meanings given to them therein, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Documents, Equipment, Farm Products, Fixtures General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Business Day”: as defined in the Credit Agreement.

“Closing Date”: as defined in the Credit Agreement.

“Collateral”: as defined in Section 2.

“Collateral Account”: any collateral account established by the Collateral Trustee as provided in Section 6.1 or 6.4.

“Contracts”: as defined in Section 5.2.

“Copyrights”: (i) all copyrights and works of authorship arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 3), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 3), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials incorporating any Copyright.

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“Event of Default”: as defined in the Collateral Trust Agreement.

“Excluded Assets”: (a) any lease, license, contract or agreement to which any Grantor is a party (including any of its rights or interests thereunder) or any asset, permit or property rights of such Grantor of any nature to the extent the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor under such lease, license, contract, agreement, asset, permit or property right or result in such Grantor’s loss of use of such asset or property right or (ii) a breach or termination pursuant to the terms of such lease, license, contract, permit or agreement, or a default under, any such lease, license, contract, agreement, permit or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions) or any other Applicable Law (including the bankruptcy code) or principles of equity);

(b) any lease, license, contract, or agreement to which any Grantor is a party (including any of its rights or interests thereunder) or any asset, permit or property right of any nature to the extent that any Applicable Law prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions) or any other Applicable Law or principles of equity);

(c) any application for Trademarks and service marks filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(b), only to the extent that the grant of a security interest therein would result in the abandonment, invalidation or unenforceability of such application or rights hereunder and only until evidence of the use of such Trademark or service mark in commerce, as defined in 15 U.S.C. Section 1127, is submitted to the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(c) or 1(d), following which filing all such applications shall automatically become Collateral;

(d) any Capital Stock (as defined in the Credit Agreement) of any Unrestricted Subsidiary;

(e) any Capital Stock of any Restricted Subsidiary (as defined in the Credit Agreement) that is not a Guarantor (as defined in the Credit Agreement) to the extent a pledge of such Capital Stock is prohibited under the applicable financing or lease documents of such Person or its subsidiaries that are in effect on the Closing Date, or under any Project Finance Debt (as defined in the Credit Agreement);

(f) any Foreign Subsidiary Voting Stock of any Foreign Subsidiary in excess of 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary incurred by such Subsidiary;

(g) any deposit account the funds in which are used, in the ordinary course of business, primarily for the payment of salaries and wages, workers’ compensation, payroll taxes, and similar expenses;

(h) cash and cash equivalents held by any Grantor, or on the instruction of any Grantor, on behalf of third parties, or held by any Grantor as customer margin accounts, or held as security for any obligation owing to the Company or any of its Subsidiaries or as a deposit, or held by any Person in connection with the Seward Facility, together with any deposit accounts in which such balances are maintained; and

(i) such other interests set forth on Schedule 5.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Governmental Authority”: as defined in the Credit Agreement.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including,

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without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“Material Adverse Effect”: as defined in the Credit Agreement.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 3, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 3, and including, for each of (i) and (ii), the right to make, use and/or sell the inventions disclosed or claimed therein, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all written agreements naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3, of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Pledged Notes”: all promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 1, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Requirement of Law”: as defined in the Credit Agreement.

“Secured Parties”: the collective reference to the Collateral Trustee, the Lenders, each other Person holding Credit Agreement Obligations, each Secured Commodity Hedging Counterparty, each Person holding Additional Obligations and any other Person holding Secured Obligations.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, domain names, trade dress, logos and other source or

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business identifiers, and all goodwill connected with the use of and symbolized thereby, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, in the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation those listed in Schedule 3, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any written agreement naming Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3, granting any right to use any Trademark

“Unrestricted Subsidiary”: as defined in the Credit Agreement.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents;

(e) all Equipment;

(f) all Fixtures;

(g) all General Intangibles;

(h) all Instruments;

(i) all Intellectual Property;

(j) all Inventory;

(k) all investment property (as defined in the New York UCC);

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(l) all Letter-of-Credit Rights;

(m) all books and records pertaining to the Collateral; and

(n) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding anything in this Agreement or any other Financing Document to the contrary, this Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include any Excluded Assets.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the transactions contemplated by the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, and to induce the other Secured Parties to become holders of Secured Obligations, each Grantor hereby represents and warrants to the Secured Parties that:

3.1 No Other Liens. As of the date hereof, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Trustee to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

3.2 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 2. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and good standing certificate as of a date which is recent to the date hereof.

3.3 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.4 Investment Property. The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

3.5 Intellectual Property. (a) As of the date hereof, no Grantor owns any material Patents, Trademarks or Copyrights, except as set forth on Schedule 3.

(b) All Intellectual Property owned by a third party which is material to the operation of the business of such Grantor, all of which are valid, unexpired and enforceable and do not infringe the intellectual property rights of others except, in each case, as could not reasonably be expected to result in a Material Adverse Effect. Each Grantor owns or has the right to use all Intellectual Property that is material to its business as currently conducted.

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SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until all Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding (other than any Letter of Credit that has been cash collateralized or supported with a back-to-back letter of credit reasonably acceptable to the relevant Issuing Lender) and the Commitments shall have terminated:

4.1 Maintenance of Perfected Security Interest; Further Documentation. (a) Subject to Section 4.1(d), such Grantor shall maintain the security interests created by this Agreement as a perfected security interest having at least the priority required by the Loan Documents and shall defend such security interests against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Financing Documents to sell, transfer, lease, license or otherwise dispose of the Collateral.

(b) Such Grantor will furnish to the Collateral Trustee, the Administrative Agent and the other Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Trustee or Administrative Agent may reasonably request, all in reasonable detail.

(c) Subject to Section 4.1(d), such Grantor shall execute any and all further documents, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust and delivering to the Collateral Trustee certificates representing securities pledged under the Security Documents) that may be required under Applicable Law, or that the Collateral Trustee, Majority Lenders or the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.

(d) Notwithstanding anything to the contrary in this Agreement or any Financing Document, no Grantor shall be required to take any actions to (i) perfect the security interests in deposit accounts or investment accounts; (ii) perfect any security interest in vehicles; (iii) perfect any security interests in government contracts; (iv) create or perfect any security interests in commercial tort claims; (v) grant or perfect any security interests under any law other than the laws of the United States, any State thereof or the District of Columbia; (vi) perfect any security interests in any Collateral (other than Pledged Stock of the Subsidiaries of the Company that is certificated) by possession; or (vii) take any other steps to perfect security interests where the cost of perfection is not reasonably justified by the practical value of the Collateral.

4.2 Changes in Name, etc. Such Grantor will furnish prompt written notice to the Collateral Trustee and Administrative Agent of any change (i) in its corporate name, (ii) in the jurisdiction of organization or formation or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.2 or (iii) its Federal Taxpayer Identification Number. Such Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been, or will simultaneously be, made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Trustee to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral as provided for herein.

4.3 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Trustee and the other Secured Parties, hold the same in trust for the Collateral Trustee and the other Secured Parties and deliver the same forthwith to the Collateral Trustee in the exact form received, duly indorsed by such Grantor to the Collateral Trustee, if required, together with an

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undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Trustee acting at the direction of the Secured Representative for the Required Secured Parties so requests, signature guaranteed, to be held by the Collateral Trustee, subject to the terms hereof, as additional collateral security for the Secured Obligations. If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Trustee to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee, be delivered to the Collateral Trustee to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Trustee, hold such money or property in trust for the Collateral Trustee and the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

(b) Without the prior written consent of the Collateral Trustee, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, unless such Capital Stock or other security is pledged to the Collateral Trustee hereunder or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Trustee to sell, assign or transfer any of the Pledged Stock constituting Capital Stock of a Subsidiary or Intercompany Notes or Proceeds thereof, other than any restrictions (x) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Pledged Stock pending the closing of such sale or disposition or (y) contained in agreements that are not more restrictive, taken as a whole, than those applicable to the Borrowers in the Credit Agreement.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Investment Property issued by it.

4.4 Intellectual Property. (a) Such Grantor shall, consistent with its reasonable business judgment, take commercially reasonable actions to maintain the validity of all material Intellectual Property owned or exclusively licensed by it, except to the extent the failure to take any such action would not reasonably be expected to have a Material Adverse Effect.

(b) If any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, or the United States Copyright Office, or any similar office or agency in any other country or political subdivision thereof, such Grantor shall report any such filing made in any fiscal year to the Collateral Trustee and Administrative Agent concurrently with the delivery of financial statements pursuant to Section 6.2(a) of the Credit Agreement covering such fiscal year. Upon request of the Collateral Trustee or the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Trustee or the Administrative Agent may reasonably request to evidence the Collateral Trustee’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

SECTION 5. REMEDIAL PROVISIONS

5.1 Certain Matters Relating to Receivables. (a) If an Event of Default shall have occurred and be continuing, the Collateral Trustee, acting at the direction of the Secured Representative for the Required Secured

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Parties, shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Trustee, acting at the direction of the Secured Representative for the Required Secured Parties, may require in connection with such test verifications.

(b) Unless an Event of Default shall have occurred and be continuing and the Collateral Trustee, acting at the direction of the Secured Representative for the Required Secured Parties, shall have given notice to the relevant Grantor of the Collateral Trustee’s intent to exercise its corresponding rights pursuant to next sentence, each Grantor may collect such Grantor’s Receivables. If notified by the Collateral Trustee, acting at the direction of the Secured Representative for the Required Secured Parties, at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, acting at the direction of the Secured Representative for the Required Secured Parties, in a Collateral Account maintained under the sole dominion and control of the Collateral Trustee, subject to withdrawal by the Collateral Trustee for the account of the Secured Parties as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Trustee and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

5.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Trustee in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and with parties to any material contract or agreement to which any Grantor is a party (the “Contracts”) to verify with them to the Collateral Trustee’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b) Upon the request of the Collateral Trustee, acting at the direction of the Secured Representative for the Required Secured Parties, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Trustee for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Trustee.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Trustee or any other Secured Party of any payment relating thereto, nor shall the Collateral Trustee or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Trustee, acting at the direction of the Secured Representative for the Required Secured Parties, shall have given notice to the relevant Grantor of the Collateral Trustee’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent not otherwise prohibited under the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or

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other action taken which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Security Document.

(b) If an Event of Default shall occur and be continuing and the Collateral Trustee, acting at the direction of the Secured Representative for the Required Secured Parties, shall give notice of its intent to exercise any of such rights to the relevant Grantor or Grantors, (i) the Collateral Trustee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with Section 5.5 hereof, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Trustee or its nominee, and the Collateral Trustee or its nominee, acting at the direction of the Secured Representative for the Required Secured Parties, may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Trustee of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Trustee, acting at the direction of the Secured Representative for the Required Secured Parties, may determine), all without liability except to account for property actually received by it, but the Collateral Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Trustee, acting at the direction of the Secured Representative for the Required Secured Parties, in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Trustee.

5.4 Proceeds to be Turned Over To Collateral Trustee. In addition to the rights of the Collateral Trustee and the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash and checks shall be held by such Grantor in trust for the Collateral Trustee and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required). All Proceeds received by the Collateral Trustee hereunder shall be held by the Collateral Trustee in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Trustee in a Collateral Account (or by such Grantor in trust for the Collateral Trustee and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5 Application of Proceeds. The Collateral Trustee shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, to payment of the Secured Obligations in the order at the times and in the manner provided in the Collateral Trust Agreement.

5.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Trustee, on behalf of the Secured Parties, may exercise, acting at the direction of the Secured Representative for the Required Secured Parties, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and

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remedies of a secured party under the New York UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, acting at the direction of the Secured Representative for the Required Secured Parties, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Trustee or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Trustee or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Trustee’s request, acting at the direction of the Secured Representative for the Required Secured Parties, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as is provided in Section 5.5, and only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Trustee account for the surplus, if any, to any Grantor. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Trustee or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.7 Registration Rights. (a) If the Collateral Trustee shall determine, acting at the direction of the Secured Representative for the Required Secured Parties, to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6, and if in the reasonable opinion of the Collateral Trustee it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Trustee, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Secured Representative for the Required Secured Parties, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer that is a Subsidiary of the Company to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Trustee, acting at the direction of the Secured Representative for the Required Secured Parties, shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Collateral Trustee may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities

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laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Trustee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Collateral Trustee and the other Secured Parties, that the Collateral Trustee and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

5.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Trustee or any other Secured Party to collect such deficiency.

SECTION 6. THE COLLATERAL TRUSTEE

6.1 Collateral Trustee’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee or the Administrative Agent may request to evidence the Collateral Trustee’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

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(iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s security interests, for the benefit of the Secured Parties, therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not exercise any rights under this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may, acting at the direction of the Secured Representative for the Required Secured Parties, perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under and as defined in the Credit Agreement, from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Trustee on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until all Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding (other than any Letter of Credit that has been cash collateralized or supported with a back-to-back letter of credit reasonably acceptable to the relevant Issuing Lender), the Commitments shall have terminated and the security interests created hereby are released.

6.2 Duty of Collateral Trustee. The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. Neither the Collateral Trustee, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the

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Collateral or any part thereof. The powers conferred on the Collateral Trustee and the Secured Parties hereunder are solely to protect the Collateral Trustee’s interests in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Collateral Trustee or any other Secured Party to exercise any such powers. The Collateral Trustee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3 Execution of Financing Statements. Pursuant to any Applicable Law, each Grantor authorizes the Collateral Trustee and the Administrative Agent, on behalf of the Collateral Trustee, to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent or the Administrative Agent, as the case may be, reasonably determines appropriate to perfect the security interests of the Collateral Trustee under this Agreement. Each Grantor authorizes the Collateral Trustee and the Administrative Agent to use the collateral description “all personal property whether now owned or hereafter acquired or arising” or words of similar import or meaning in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Trustee and the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

6.4 Authority of Collateral Trustee. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the other Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7. MISCELLANEOUS

7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.3 of the Collateral Trust Agreement.

7.2 Notices. All notices, requests and demands to or upon the Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 9.8 of the Collateral Trust Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 4.

7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Trustee nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Trustee or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their successors

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and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee.

7.5 Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Trustee and each other Secured Party at any time and from time to time, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), or any part thereof in such amounts as the Collateral Trustee or such other Secured Party may elect, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Trustee or such other Secured Party, to or for the credit or the account of such Grantor, against and on account of the obligations and liabilities of such Grantor to the Collateral Trustee or such other Secured Party hereunder and claims of every nature and description of the Collateral Trustee or such other Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, or any other Financing Document to which any Grantor is a party, as the Collateral Trustee or such other Secured Party may elect, whether or not the Collateral Trustee or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Trustee and each other Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Collateral Trustee or such other Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Trustee and each other Secured Party under this Section 7.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Trustee or such other Secured Party may have.

7.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9 Integration. This Agreement and the other Financing Documents represent the agreement of the Grantors, the Collateral Trustee, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Trustee, the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Financing Documents.

7.10 GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.11 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Financing Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

15

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.12 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents to which it is a party;

(b) neither the Collateral Trustee, the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between the Grantors, on the one hand, and the Collateral Trustee, the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

7.13 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 6.7 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

7.14 Releases. Releases of the Collateral shall be effected in accordance with Section 5.1 of the Collateral Trust Agreement.

7.15 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.16 COLLATERAL TRUST AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTERESTS GRANTED PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE COLLATERAL TRUST AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE COLLATERAL TRUST AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE COLLATERAL TRUST AGREEMENT SHALL GOVERN AND CONTROL.

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IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GENON ENERGY, INC.

By:
Name:
Title:

GENON AMERICAS, INC.

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

Signature Page to the Securities Agreement

Accepted and agreed to as of the date first above written:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Signature Page to the Securities Agreement

Schedule 1

PLEDGED STOCK

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

Schedule 2

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization	Location of Chief Executive Office

Schedule 3

COPYRIGHTS AND COPYRIGHT LICENSES

PATENTS AND PATENT LICENSES

TRADEMARKS AND TRADEMARK LICENSES

Schedule 4

NOTICE ADDRESSES OF GRANTORS

Schedule 5

CERTAIN EXCLUDED ASSETS

Annex 1 to

Security Agreement

ASSUMPTION AGREEMENT, dated as of                     , 20    , made by                     (the “Additional Grantor”), in favor of U.S. Bank National Association, as collateral trustee (in such capacity, the “Collateral Trustee”) for the banks and other financial institutions or entities (the “Secured Parties”) in connection with the Security Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Security Agreement.

W I T N E S S E T H :

WHEREAS, the Borrowers and certain of their Affiliates (other than the Additional Grantor) have entered into the Security Agreement, dated as of [—], 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Trustee for the ratable benefit of the Secured Parties;

WHEREAS, pursuant to the Credit Agreement and/or the other Financing Documents the Additional Grantor is required to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.13 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

EXHIBIT C

FORM OF

COLLATERAL TRUST AGREEMENT

COLLATERAL TRUST AGREEMENT

Dated as of [—], 2010

among

GENON ENERGY, INC. (FORMERLY KNOWN AS

RRI ENERGY, INC.),

GENON AMERICAS, INC. (FORMERLY KNOWN AS MIRANT AMERICAS, INC.),

THE SUBSIDIARY GRANTORS,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Trustee,

each Secured Commodity Hedging Counterparty

from time to time party hereto

and

any other Person that becomes a Secured Party pursuant hereto

i

ii

COLLATERAL TRUST AGREEMENT

This COLLATERAL TRUST AGREEMENT, dated as of [—], 2010, is entered into by and among GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a Delaware corporation (the “Company”), from and after the Closing Date, GenOn Americas, Inc. (formerly known as Mirant Americas, Inc.), a Delaware corporation (“GAI”; each of GAI and the Company, a “Borrower” and, together, the “Borrowers”), the Subsidiary Grantors (as defined below), JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for the Lenders (as defined below) (in such capacity, and including its successors and assigns from time to time, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral trustee for the Secured Parties (in such capacity, and including its successors and assigns from time to time, the “Collateral Trustee”), the Secured Commodity Hedging Counterparties party hereto from time to time, and the other Persons party hereto from time to time in accordance with the terms hereof.

RECITALS

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 11, 2010 (the “Merger Agreement”), by and among RRI Energy, Inc. (“RRI”), a Delaware corporation, RRI Energy Holdings, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of RRI, and Mirant Corporation (“Mirant”), a Delaware corporation, Merger Sub will merge with and into Mirant (the “Merger”) concurrently with the initial funding of Loans under the Credit Agreement (as defined below), with Mirant surviving the Merger as a wholly-owned subsidiary of RRI;

WHEREAS, in connection with the Merger, RRI will change its name to GenOn Energy, Inc. and certain existing indebtedness of Mirant North America, LLC, a Delaware limited liability company, and RRI, as described in Section 5.22 of the Merger Agreement, will be refinanced and related fees and expenses will be paid (the Merger, together with the refinancing and payment of related fees and expenses in connection therewith, the “Transaction”);

WHEREAS, in connection with the Transaction, the Borrowers, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), the Administrative Agent and the other agents and entities party thereto, have entered into a Credit Agreement, dated as of September 17, 2010 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), which provides, among other things, for the borrowing of Loans and the issuance of Letters of Credit, in each case for uses as contemplated by the Credit Agreement;

WHEREAS, the Borrowers and the Subsidiary Grantors may from time to enter into Secured Hedging Agreements and Secured Commodity Hedging Agreements to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other applicable Financing Documents, in each case which may be secured on a first priority basis by the First Lien on all or a portion of the Collateral (as defined herein) pursuant to the terms of the Security Documents;

WHEREAS, the Borrowers and the Subsidiary Grantors may from time to time after the date hereof enter into additional agreements evidencing indebtedness or other obligations to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and under the other applicable Financing Documents, in each case which may be secured on a first priority basis by the First Lien on all or a portion of the Collateral pursuant to the terms of the Security Documents;

WHEREAS, pursuant to the Guarantee Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Guarantee Agreement”), each Subsidiary Grantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Administrative Agent for the ratable benefit of the Guaranteed Parties (as defined in the Guarantee Agreement), the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, pursuant to the Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Security Agreement”), and the other Security Documents, the Borrowers and each other Grantor party thereto has granted a security interest on a first priority basis in the Collateral to secure the Secured Obligations;

WHEREAS, the Credit Agreement provides, among other things, that the Borrowers, the Subsidiary Grantors, the Administrative Agent and the Collateral Trustee shall enter into this Agreement to, among other things, define the rights, duties, authorities and responsibilities of the Collateral Trustee and the respective rights and remedies among the Secured Parties with respect to the Collateral; and

WHEREAS, in order to induce the Secured Parties to enter into the transactions contemplated by the Financing Documents, each of the parties hereto has agreed to the trust, agency, intercreditor and other provisions set forth in this Agreement.

DECLARATION OF TRUST:

NOW, THEREFORE, in order to secure the prompt and complete payment and performance when due of the Secured Obligations (such term and certain other capitalized terms used hereinafter being defined in subsection 1.1) and in consideration of the premises and the mutual agreements set forth herein, the Collateral Trustee does hereby declare that it holds and will hold as trustee in trust under this Agreement all of its right, title and interest in, to and under the Security Documents and the Collateral granted to the Collateral Trustee thereunder whether now existing or hereafter arising (and the Grantors do hereby consent thereto).

TO HAVE AND TO HOLD the Security Documents and the entire Collateral (the right, title and interest of the Collateral Trustee in the Security Documents and the Collateral being hereinafter referred to as the “Trust Estate”) unto the Collateral Trustee and its successors in trust under this Agreement and its assigns forever.

IN TRUST NEVERTHELESS, under and subject to the conditions herein set forth and for the benefit of the Secured Parties, and for the enforcement of the payment of all Secured Obligations, and as security for the performance of and compliance with the covenants and conditions of this Agreement and each Financing Document.

PROVIDED, HOWEVER, that these presents are upon the condition that if the Grantors, their successors or assigns, shall satisfy the conditions set forth in subsection 5.1(b), then this Agreement, and the estates and rights hereby assigned, shall cease, determine and be void; otherwise they shall remain and be in full force and effect.

IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Estate is to be held and applied by the Collateral Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accession Agreement”: an Accession Agreement substantially in the form attached hereto as Exhibit A.

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“Additional Obligations”: any indebtedness or other obligations (other than Credit Agreement Obligations) incurred by either Borrower or any Subsidiary Grantor after the Closing Date and secured by a First Lien on all or a portion of the Collateral, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other applicable Financing Documents; provided that the holder of such indebtedness or other obligations (or the agent, trustee or representative acting on behalf of the holder of such indebtedness or other obligation) shall either be a party hereto or shall have executed and delivered to the Collateral Trustee an Accession Agreement in accordance with Section 5.6 pursuant to which such holder (or such agent, trustee or representative acting on behalf of such holder) has become a party to this Agreement and has agreed to be bound by the obligations of a “Secured Party” under the terms hereof.

“Administrative Agent”: as defined in the recitals to this Agreement.

“Affiliate”: shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” shall have meanings correlative thereto.

“Agent”: the Administrative Agent, the Collateral Trustee or any representative, agent or trustee acting on behalf of the holders of any indebtedness or other obligations under any Financing Document governing Additional Obligations, as the context may require.

“Agreement”: this Collateral Trust Agreement.

“Applicable Laws”: as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, permit, registration, license, certification, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Available L/C Amount”: with respect to any Letter of Credit, at any time, the maximum amount (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law”: the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower”: as defined in the preamble to this Agreement.

“Breakage Costs”: with respect to any Loan, any amount payable with respect to such Loan pursuant to Section 2.18 of the Credit Agreement and with respect to any advances of indebtedness under any Financing Document governing Additional Obligations, any amount payable with respect to such advances pursuant to the provisions, if any, in such Financing Documents similar to Section 2.18 of the Credit Agreement.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation),

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including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash Collateral”: as defined in Section 6.1.

“Collateral”: as defined in the Security Agreement.

“Collateral Trustee”: as defined in the preamble to this Agreement.

“Commitments”: the commitment of any Secured Party to make Loans or other advances of indebtedness or issue Letters of Credit under the Financing Documents.

“Commodity Hedging Secured Obligations”: with respect to any Secured Commodity Hedging Agreement and any related guaranty (but without duplication), as of any date of determination, the sum of (a) the outstanding amount (including Ordinary Course Settlement Payments and any Termination Payments) then due and owing by the Loan Parties to the relevant Secured Commodity Hedging Counterparty under such Secured Commodity Hedging Agreement plus (b) without duplication, any and all other obligations of any Loan Party of any kind thereunder, whether fixed or contingent, matured or unmatured as of such date of determination.

“Commodity Hedging Counterparty”: any Person (other than any Loan Party) that is a party to a Permitted Commodity Hedging Agreement.

“Commodity Hedging Covenants”: any covenant or similar term in any Secured Commodity Hedging Agreement that is identical to, or incorporates, is intended to incorporate or calls for incorporating by reference, a covenant or similar term in the Credit Agreement (but in the case of an identical covenant, only if such identical covenant was in the Credit Agreement on the Closing Date).

“Contractual Obligations”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlling Secured Representative”: as of any date of determination or application, the Secured Representative of the Required Secured Parties on such date, acting at the direction of or with the consent of such Required Secured Parties.

“Credit Agreement”: as defined in the recitals to this Agreement, including as Refinanced pursuant to Section 5.3.

“Credit Agreement Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and Post-Petition Interest) the Loans and all other obligations (including guarantee obligations and other “Obligations” as defined in the Credit Agreement) and liabilities of the Borrowers or any other Loan Party to the Administrative Agent or to any Lender (or, in the case of Hedging Agreements, any Specified Hedging Counterparty), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Guarantee Agreement, any other Loan Document, the Letters of Credit under the Credit Agreement, any Hedging Agreement or any other document made, delivered or given in connection with the Credit Agreement or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant to the Credit Agreement) or otherwise.

“DIP Financing”: as defined in Section 6.1.

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“Discharge of Credit Agreement Obligations”: except to the extent otherwise expressly provided for in Section 5.3 and Section 6.2:

(a) payment in full in cash of (i) the outstanding principal amount of Loans outstanding under the Credit Agreement, (ii) Reimbursement Obligations with respect to amounts drawn under any Letter of Credit issued under the Credit Agreement, (iii) interest (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans or other Credit Agreement Obligations and Post-Petition Interest) on all indebtedness outstanding under the Loan Documents and (iv) commitment fees, letter of credit fees, participation fees, maintenance fees and Breakage Costs, due and payable or otherwise accrued under the Loan Documents;

(b) the termination or expiration of all Commitments, if any, to extend credit (including the issuance of any Letter of Credit) that would constitute Credit Agreement Obligations under the Loan Documents;

(c) cancellation, termination, cash collateralization of, or provision of a back-to-back Letter of Credit reasonably acceptable to the relevant Issuing Lender with respect to, all Letters of Credit issued and outstanding under the Loan Documents; and

(d) payment in full in cash of all other Credit Agreement Obligations that are then due and payable or otherwise accrued, including, without limitation, all Interest Expense, and full and final payment and discharge of all other outstanding Credit Agreement Obligations, whether or not then due and payable (other than any inchoate indemnity obligations that expressly survive the termination of the underlying Loan Documents).

“Discharge of Secured Obligations”: except to the extent otherwise expressly provided for in Section 5.3 and Section 6.2:

(a) payment in full in cash of (i) the outstanding principal amount of Loans or other indebtedness outstanding under any Financing Document, (ii) Reimbursement Obligations with respect to amounts drawn under any Letter of Credit issued under any Financing Documents, (iii) interest (including, without limitation, interest accruing at the then applicable rate provided in the applicable Financing Document after the maturity of the Loans or other indebtedness or other relevant Secured Obligations and Post-Petition Interest) on all indebtedness outstanding under such Financing Documents and (iv) commitment fees, letter of credit fees, participation fees, maintenance fees and Breakage Costs, due and payable or otherwise accrued under the Financing Documents;

(b) the termination or expiration of all (i) Commitments, if any, to extend credit (including the issuance of any Letter of Credit) that would constitute Secured Obligations, (ii) Secured Commodity Hedging Agreements and (iii) Secured Hedging Agreements;

(c) cancellation, termination cash collateralization of, or provision of a back-to-back Letter of Credit reasonably acceptable to the relevant Issuing Lender with respect to, all Letters of Credit issued and outstanding under any Financing Documents; and

(d) payment in full in cash of all other Secured Obligations that are then due and payable or otherwise accrued, including, without limitation, all Interest Expenses, outstanding Commodity Hedging Secured Obligations and all obligations outstanding under Secured Hedging Agreements and full and final payment and discharge of all other outstanding Secured Obligations, whether or not then due and payable (other than any inchoate indemnity obligations that expressly survive the termination of the underlying Financing Documents).

“Early Termination Event”: with respect to any Secured Commodity Hedging Agreement, the designation or occurrence of an “Early Termination Date” (as defined in such Secured Commodity Hedging

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Agreement) or the occurrence of any event of default (howsoever defined) under any Secured Commodity Hedging Agreement which results in the termination of such Secured Commodity Hedging Agreement.

“Eligible Commodity Hedging Agreement”: shall mean an “Eligible Commodity Hedging Agreement” as defined in the Credit Agreement as in effect on the Closing Date.

“Eligible Hedging Voting Amount”: as of any date of determination with respect to any Secured Commodity Hedging Agreement: an amount equal to (A) the Permitted Secured Hedging Amount (if any) applicable to such Secured Commodity Hedging Agreement at such time less (B) the aggregate amount of Other Credit Support Amounts under any Other Credit Support issued or pledged in favor of the applicable Secured Commodity Hedging Counterparty to support the obligations of the Borrowers and/or the Subsidiary Grantors under such Secured Commodity Hedging Agreement (as adjusted to take into account any Other Credit Support Exception that has occurred with respect to all or a portion thereof).

“Event of Default”: (x) an “Event of Default” under and as defined in the Credit Agreement or any other Financing Document or (y) any Early Termination Event under any Secured Commodity Hedging Agreement with respect to which a Borrower or any other Loan Party is the “defaulting party” or “affected party”, as the case may be.

“Financing Documents”: shall mean, collectively (without duplication), each Loan Document, each Secured Commodity Hedging Agreement and any other agreement, document or instrument providing for, governing, representing or evidencing any Secured Obligations, including those providing for, governing, representing or evidencing any Additional Obligations.

“First Lien”: a first priority Lien granted pursuant to the Security Documents to the Collateral Trustee (for the benefit of the Secured Parties) on the Collateral to secure the Secured Obligations.

“Grantors”: means the “Grantors” as defined in the Security Agreement.

“Guarantee Agreement”: as defined in the recitals to this Agreement.

“Insolvency or Liquidation Proceeding”:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Loan Party;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.

“Interest Expense”: for any period, all interest, commitment fees, letter of credit fees, participation fees, maintenance fees and Breakage Costs in respect of outstanding Secured Obligations accrued, capitalized or payable during such period (whether or not actually paid during such period).

“Issuing Lender”: an “Issuing Lender” under and as defined in the Credit Agreement as in effect on the Closing Date and any similar term, if any, under and as defined in any other Financing Document governing Additional Obligations.

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“Lender Party”: means each Lender or Issuing Lender, as the context may require.

“Lenders”: as defined in the recitals to this Agreement.

“Letter of Credit”: means a “Letter of Credit” as defined in and issued under the Credit Agreement and any similar term, if any, under and as defined in and issued under any Financing Document governing Additional Obligations.

“Lien”: any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event (a) shall an operating lease be deemed to be a Lien or (b) shall any netting or set-off arrangements under any Contractual Obligation otherwise permitted under the terms of this Agreement be deemed to be a Lien.

“Loan Documents”: means the “Loan Documents” as defined in the Credit Agreement as in effect on the Closing Date.

“Loan Party”: means the Borrowers and each Subsidiary Grantor.

“Major Non-Controlling Series”: shall mean, at any time, the Series of Secured Obligations that constitutes the largest Relevant Amount (calculated, in the case of any Outstanding Amount, without giving effect to the proviso of the definition of such term) of any then outstanding Series of Secured Obligations.

“Merger”: as defined in the recitals to this Agreement.

“Merger Agreement”: as defined in the recitals to this Agreement.

“Mortgages”: a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Loan Party is granted by a Loan Party to secure any Secured Obligations or under which rights or remedies with respect to any such Liens are governed, including, without limitation, the Mortgages (as defined in the Credit Agreement).

“New Administrative Agent”: as defined in Section 5.3.

“New Collateral Trustee”: as defined in Section 5.3.

“New indebtedness Notice”: has the meaning set forth in Section 5.3.

“Non-Controlling Enforcement Date”: with respect to any Series of Secured Obligations, the date which is 180 days (throughout which 180-day period such Series of Secured Obligations was the Major Non-Controlling Series) after the occurrence of both (i) an Event of Default (under and as defined in the Financing Document governing such Major Non-Controlling Series) and (ii) the Collateral Trustee’s and each other Secured Representative’s receipt of written notice from the Secured Representative under the Financing Document governing such Major Non-Controlling Series certifying that (x) such Series of Secured Obligations is the Major Non-Controlling Series and that an Event of Default (under and as defined in the Financing Document governing such Major Non-Controlling Series) has occurred and is continuing and (y) the Secured Obligations of such Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Financing Document governing such Major Non-Controlling Series; provided that the Non-Controlling Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Collateral Trustee has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (2) at any time the Loan Party which has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

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“Ordinary Course Settlement Payments”: all regularly scheduled payments due under any Secured Commodity Hedging Agreement calculated in accordance with the terms of such Secured Commodity Hedging Agreement, including any “Settlement Amounts” under any Secured Commodity Hedging Agreement and any liquidated damages payments under any Secured Commodity Hedging Agreement which settle physically and including any Interest Expense due and payable by any of the Loan Parties in connection with any such regularly scheduled or liquidated damage payments, but excluding, for the avoidance of doubt any “Termination Payments” due and payable under any Secured Commodity Hedging Agreement.

“Other Credit Support”: with respect to any Secured Commodity Hedging Agreement, any (a) Letter of Credit or other letter of credit, (b) guaranty or (c) cash collateral issued or pledged, as applicable, in favor of any Secured Commodity Hedging Counterparty to the extent not shared among all Secured Parties and in each case to the extent permitted under the Credit Agreement and permitted (if addressed herein, or, otherwise, not prohibited) under all of the other applicable Financing Documents, to support the obligations of either Borrower or any Subsidiary Grantor under such Secured Commodity Hedging Agreement (other than any such guaranty issued by a Loan Party, including the guarantees given under the Guarantee Agreement) which in any case satisfies the requirements of such Secured Commodity Hedging Agreement with respect to Letters of Credit and other letters of credit, guaranties or cash, as applicable. For the avoidance of doubt, it is expressly understood and agreed that any separate insurance, credit default swap protection or other protection against loss arranged by any Secured Commodity Hedging Counterparty for its own account in respect of any Secured Obligations owed to it shall not be considered “Other Credit Support” hereunder.

“Other Credit Support Amount”: at any time, with respect to any Secured Commodity Hedging Agreement, the sum of the following, in each case to the extent constituting Other Credit Support: (a) the Available L/C Amount of any Letter of Credit or other letter of credit issued in favor of the relevant Secured Commodity Hedging Counterparty to support the Obligations of the Loan Parties under such Secured Commodity Hedging Agreement (with such Available L/C Amount being calculated at the amount then available to be drawn under the applicable Letter of Credit or the applicable other letter of credit, notwithstanding anything to the contrary contained in the definition of Available L/C Amount) plus (b) the undrawn amount of any guaranty issued in favor of the relevant Secured Commodity Hedging Counterparty to support the Obligations of the Loan Parties under such Secured Commodity Hedging Agreement (other than any such guaranty issued by a Loan Party, including the Guarantee Agreement) plus (c) the amount of any cash collateral pledged to the benefit of the relevant Secured Commodity Hedging Counterparty to support the Obligations of the Loan Parties under such Secured Commodity Hedging Agreement, and which, in each case, satisfies the requirements of such Secured Commodity Hedging Agreement with respect to Letters of Credit or other letters of credit, guaranties or cash, as applicable.

“Other Credit Support Exception”: (a) with respect to any Other Credit Support constituting a guaranty, the guarantor thereunder fails to make payment after receipt of a demand for payment thereunder made in accordance with the terms of such guaranty, within three Business Days of its receipt of such demand (or such longer period permitted for payment under such guarantee) and (b) with respect to any Other Credit Support constituting a Letter of Credit or other letter of credit, the occurrence and continuance of any of the following: (i) a restraint or injunction shall be threatened or pending against the issuer of such Letter of Credit or other letter of credit or the Secured Commodity Hedging Counterparty that is the beneficiary thereof that restrains or limits or seek to restrain or limit a draw upon, or the application of proceeds from, such Letter of Credit or such other letter of credit prior to, concurrent with, or following such draw or application, (ii) the issuing bank of such Letter of Credit or such other letter of credit shall be subject to an Insolvency Proceeding, or (iii) the issuing bank shall have disavowed, repudiated or dishonored its obligations under such Letter of Credit or such other letter of credit after, if applicable, delivery to such issuing bank of a conforming draw request thereunder.

“Outstanding Amount”: means, with respect to any Financing Document (other than any Secured Commodity Hedging Agreement), at any time, an amount equal to the sum of, without duplication, (a) the aggregate principal amount of the Loans or other indebtedness outstanding under such Financing Document at

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such time plus (b) the excess of (x) the aggregate Available L/C Amount of all Letters of Credit issued under such Financing Document and outstanding at such time over (y) any cash collateral referred to in Section 5.5(b) then held in respect of any Letters of Credit plus (c) the aggregate amount of all outstanding unexpired Commitments to extend credit that, when funded or issued, would constitute Loans or other indebtedness or Letters of Credit, at such time; provided, however, that if any Lender shall be a “Defaulting Lender” howsoever defined in the relevant Financing Document at such time, there shall be excluded from the determination of the “Outstanding Amount” under such Financing Document: (i) the aggregate principal amount of Loans or other indebtedness owing to such Lender, (ii) such Lender’s pro rata share of the aggregate Available L/C Amount of all Letters of Credit issued under such Financing Document and (iii) such Lender’s pro rata share of the outstanding Commitments to extend credit that, when funded, would constitute Loans or other indebtedness or Letters of Credit, at such time.

“Permitted Commodity Hedging Agreement”: any Eligible Commodity Hedging Agreement entered into from time to time by any Loan Party to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other applicable Financing Documents at the time it is entered into.

“Permitted Secured Hedging Amount”: with respect to any Secured Commodity Hedging Agreement and any related guaranty (but without duplication), as of any date of determination, the full amount of all obligations of every nature outstanding and then owed to the Secured Commodity Hedging Counterparty under such Secured Commodity Hedging Agreement as of such date of determination (including any outstanding Ordinary Course Settlement Payments and Termination Payments), together with (without duplication) any and all other obligations of any Loan Party of any kind thereunder, whether fixed or contingent, matured or unmatured as of such date of determination; provided, that for purposes of calculating the “Eligible Hedging Voting Amount” or “Permitted Secured Hedging Amount” in respect of any Secured Commodity Hedging Agreement, the “Termination Payment” shall be calculated as the amount that would be payable by the relevant Loan Party under any such Secured Commodity Hedging Agreement if such Secured Commodity Hedging Agreement were terminated as the result of an event of default with respect to such Loan Party under such Secured Commodity Hedging Agreement on the Business Day immediately preceding the applicable date of determination or, if such Secured Commodity Hedging Agreement was previously terminated, the Termination Payment which remains unpaid as of the applicable date of determination.

“Pledged Collateral”: as the context may require, (a) any Collateral, to the extent that possession or control thereof is necessary to perfect a Lien thereon under the UCC, including any deposit account or securities account (as such terms are defined in the UCC), (b) any rights to receive payments under any insurance policy that constitute Collateral and with respect to which a secured party is required to be named as an additional insured or a loss payee in order to perfect a Lien thereon and/or (c) any other Collateral with respect to which a secured party must be listed on a certificate of title in order to perfect a Lien thereon.

“Post-Petition Interest”: any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.

“Recovery”: as defined in Section 6.2.

“Refinance”: in respect of any indebtedness, (a) such indebtedness (in whole or in part) as extended, renewed, defeased, refinanced, replaced, refunded or repaid and (b) any other indebtedness issued in exchange or replacement for or to refinance such indebtedness, in whole or in part, whether with the same or different lenders, arrangers and/or agents and whether with a larger or smaller aggregate principal amount and/or a longer or shorter maturity, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the terms of the Credit Agreement and under the terms of the other applicable Financing Documents. “Refinanced” and “Refinancing” shall have correlative meanings.

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“Reimbursement Obligations”: with respect to any Letter of Credit then outstanding under any Financing Document, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of such Letter of Credit and (b) the aggregate amount of drawings under such Letter of Credit that have not then been reimbursed pursuant to such Financing Document.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Relevant Amount”: means, (i) with respect to any Financing Document (other than any Secured Commodity Hedging Agreement), at any time, the Outstanding Amount and (ii) with respect to any Secured Commodity Hedging Agreement, at any time, the Eligible Hedging Voting Amount.

“Remedy Event”: has the meaning set forth in Section 4.2.

“Replacement Credit Agreement”: as defined in Section 5.3.

“Required Commodity Hedging Counterparties”: at any time, Secured Commodity Hedging Counterparties owed or holding more than 50% of the sum of the Eligible Hedging Voting Amounts under all Secured Commodity Hedging Agreement outstanding at such time.

“Required Lenders”: as defined in the Credit Agreement.

“Required Secured Parties”: at any time, (i) prior to the earlier of the (A) Discharge of Credit Agreement Obligations and (B) the Non-Controlling Enforcement Date, Secured Parties constituting the Required Lenders under the Credit Agreement at such time and (ii) on or after the earlier of the (A) Discharge of Credit Agreement Obligations and (B) the Non-Controlling Enforcement Date, Secured Parties owed or holding more than 50% of the Outstanding Amount under the applicable Financing Document governing the Major Non-Controlling Series at such time or, in the case of this clause (ii), if such Major Non-Controlling Series is a Secured Commodity Hedging Agreement, “Required Secured Parties” shall mean the Secured Commodity Hedging Counterparty thereunder. For purposes of this definition, Secured Obligations registered in the name of, or beneficially owned by, a Borrower or any Affiliate of a Borrower (other than investors in a Borrower’s Affiliates that are investment funds, provided that such investors are not themselves Affiliates of a Borrower or any other Loan Party) will be deemed not to be outstanding and neither a Borrower nor any Affiliate of a Borrower (other than investors in a Borrower’s Affiliates that are investment funds, provided that such investors are not themselves Affiliates of a Borrower or any other Loan Party) will be entitled to vote to direct the Collateral Trustee or relevant Secured Representative.

“Secured Commodity Hedging Agreement”: any Permitted Commodity Hedging Agreement entered into from time to time by a Borrower or any Subsidiary Grantor with a Secured Commodity Hedging Counterparty which requires that the obligations of a Borrower or the Subsidiary Grantor party thereto be secured by the First Lien, to the extent such Permitted Commodity Hedging Agreement is permitted (if addressed therein, or, otherwise, not prohibited) to be entered into by such Borrower or such Subsidiary Grantor and secured by the First Lien under the Credit Agreement and the other applicable Financing Documents at the time it is entered into; provided that the Secured Commodity Hedging Counterparty party thereto shall either be a party hereto or shall have executed and delivered to the Collateral Trustee an Accession Agreement in accordance with Section 5.6 pursuant to which such Secured Commodity Hedging Counterparty has become a party to this Agreement and has agreed to be bound by the obligations of a Secured Party under the terms hereof.

“Secured Commodity Hedging Counterparty”: any Commodity Hedging Counterparty (other than any Loan Party) that is a party to a Secured Commodity Hedging Agreement.

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“Secured Debt Obligations”: the Credit Agreement Obligations and any Additional Obligations.

“Secured Hedging Agreement”: any Hedging Agreement that is entered into by and between any Loan Party and any Hedging Counterparty.

“Secured Obligations”: collectively, (a) all Credit Agreement Obligations, (b) all debts, liabilities, obligations, covenants and duties of any Loan Party arising under any Secured Commodity Hedging Agreement or Secured Hedging Agreement, in each case, entered into with a Borrower or any other Loan Party, whether fixed or contingent, matured or unmatured, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding and (c) all obligations of every nature outstanding under any Additional Obligations, whether fixed or contingent, matured or unmatured, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. “Secured Obligations” shall include, without limitation, interest accruing at the then applicable rate provided in the applicable Financing Document after the maturity of the relevant Secured Obligations and any Post-Petition Interest.

“Secured Representative”: (a) with respect to the Lender Parties, the Administrative Agent, (b) with respect to any Secured Commodity Hedging Agreement, the Secured Commodity Hedging Counterparty party thereto, as identified in the Accession Agreement pursuant to which such Secured Commodity Hedging Counterparty has become a party to this Agreement and has agreed to be bound by the obligations of a Secured Party under the terms hereof and (c) with respect to each holder of Additional Obligations, the agent, trustee or representative acting on behalf of the holder of such Additional Obligations (and, if no such agent, trustee or representative then exists, the holder of such Additional Obligations), as identified in the Accession Agreement pursuant to which such holder of Additional Obligations has become a party to this Agreement and has agreed to be bound by the obligations of a Secured Party under the terms hereof.

“Secured Parties”: shall have the meaning ascribed to it in the Security Agreement as in effect on the Closing Date (without reference to any subsequent amendment, restatement or modification); provided that, in the case of any Secured Commodity Hedging Counterparty, Secured Hedging Counterparty or holder of other Additional Obligations (and any representative, agent or trustee acting on behalf of such holder) that is not a party hereto as of the date hereof, such Secured Commodity Hedging Counterparty, Secured Hedging Counterparty or holder of Additional Obligations (or the representative, agent or trustee acting on behalf of such holder), as applicable, shall have executed and delivered to the Collateral Trustee an Accession Agreement in accordance with Section 5.6 pursuant to which it has become a party to this Agreement and has agreed to be bound by the obligations of a Secured Party under the terms hereof.

“Security Agreement”: as defined in the recitals to this Agreement.

“Security Documents”: the Security Agreement and all mortgages, deeds of trust, trust deeds, pledges, hypothecations, grants and all other security documents delivered to the Collateral Trustee granting a Lien on any property of any Person to secure the Secured Obligations.

“Series”: each of (x) the Credit Agreement Obligations and (y) any Additional Obligations incurred pursuant to any Financing Document which, pursuant to any Accession Agreement, are represented hereunder by a Secured Representative (in its capacity as such for such Secured Obligations).

“Specified Collateral Permitted Commodity Hedging Agreement”: any Secured Commodity Hedging Agreement that by its terms provides that it is to be secured by specific properties of the Loan Parties constituting Collateral but is not required to be secured by all of the Collateral (excluding for this purpose and for the avoidance of doubt, any Collateral that is solely for the benefit of certain Secured Parties pursuant to Section 5.5(b)).

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“Specified Hedging Collateral”: with respect to any Specified Collateral Permitted Commodity Hedging Agreement, those properties of the Loan Parties constituting the portion (but not all) of the Collateral required under the terms of such Specified Collateral Permitted Commodity Hedging Agreement to be pledged in favor of the Secured Commodity Hedging Counterparty party thereto.

“Subsidiary Grantor”: means a “Subsidiary Guarantor” as defined in the Credit Agreement as in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance).

“Supplemental Collateral Trustee”: as defined in Section 7.2(b).

“Termination Payment”: any amount payable to or by a Borrower or any of the Subsidiary Grantors in connection with a termination (whether as a result of the occurrence of an event of default or other termination event) of any Secured Commodity Hedging Agreement or any Secured Hedging Agreement, including any “Settlement Amount” or “Termination Payment”, together with any Interest Expense due and payable by any of the Loan Parties in connection with such amounts; provided that for the avoidance of doubt, “Termination Payments” shall not include any Ordinary Course Settlement Payments due under any such Secured Commodity Hedging Agreement or Secured Hedging Agreement that have been paid prior to such date of determination.

“Trust Estate”: has the meaning assigned in the Declaration of Trust in this Collateral Trust Agreement.

“UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

1.2 Credit Agreement Definitions. The following terms shall have the meanings assigned to them in the Credit Agreement as it is in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance): Business Day, Closing Date, indebtedness, Default, Disposition, GAAP, Governmental Authority, Hedging Agreements, Hedging Counterparty, Loan, Obligations, Permitted Liens, Person, Responsible Officer, Secured Hedging Counterparty, Subsidiary and Unrestricted Subsidiary.

1.3 Other Definitional Provisions. With reference to this Agreement, unless otherwise specified herein:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision thereof.

(c) The term “including” is by way of example and not limitation.

(d) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(e) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(f) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Security Document.

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1.4 Certifications, Etc. All certifications, notices, declarations, representations, warrants and statements made by any officer, director or employee or a Loan Party pursuant to or in connection with this Agreement or any other Security Document shall be made in such Person’s capacity as officer, director or employee on behalf of the Loan Party and not in such Person’s individual capacity.

SECTION 2. Lien Priorities.

2.1 Pari Passu. As among the Secured Parties, all Liens on the Collateral shall rank pari passu, no Secured Party shall be entitled to any preferences or priority over any other Secured Party with respect to the Collateral (except as otherwise provided in Section 4.1) and the Secured Parties shall share in the Collateral and all Proceeds thereof in accordance with the terms of this Agreement.

2.2 Prohibition on Contesting Liens. Each Secured Party agrees that it will not (and hereby waives any right to) object to or contest or support any other Person in objecting to or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (a) the priority, validity, extent, perfection or enforceability of a Lien held by the Collateral Trustee on behalf of any of the Secured Parties in the Collateral in accordance with the terms of this Agreement or (b) any or all of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of Collateral Trustee or any other Secured Party to enforce this Agreement.

2.3 No New Liens. Except as set forth in Section 5.5, the parties hereto agree that neither the Borrowers nor the Subsidiary Grantors shall grant or permit any additional Liens on any property or assets to secure any Secured Obligation unless it has granted or concurrently grants a Lien on such property or assets to secure all Secured Obligations on a pari passu basis.

SECTION 3. Enforcement.

3.1 Enforcement of Liens.

(a) The Controlling Secured Representative will have, subject to the terms of this Agreement, the right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral, including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral. Such exercise and enforcement shall include the rights of the Collateral Trustee to sell or otherwise dispose of Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and the Security Documents and of a secured creditor under the Bankruptcy Code and other applicable law; provided that unless and until the Collateral Trustee shall have received such direction, the Collateral Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, in order to preserve or protect its Liens on and the value of the Collateral as it shall deem advisable in the best interests of the Secured Parties.

(b) Until the date of Discharge of Secured Obligations, except to the extent otherwise directed or consented to by the Controlling Secured Representative, none of the Collateral Trustee, any Secured Representative or any other Secured Party will:

(i) request judicial relief, in any Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Secured Parties in respect of the Liens granted to the Collateral Trustee, for the benefit of the Secured Parties;

(ii) oppose or otherwise contest any motion for relief from the automatic stay or for foreclosure or enforcement of Liens granted to the Collateral Trustee, for the benefit of the Secured Parties, made by the Collateral Trustee, acting at the direction of, or as consented to by, the Controlling Secured Representative, in any Insolvency or Liquidation Proceeding;

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(iii) oppose or otherwise contest any lawful exercise by the Collateral Trustee, acting at the direction of, or as consented to by, the Controlling Secured Representative, of the right to credit bid the Secured Obligations at any sale in foreclosure of the Liens granted to the Collateral Trustee, for the benefit of the Secured Parties; or

(iv) oppose or otherwise contest any other request for judicial relief made in any court by the Collateral Trustee, acting at the direction of, or as consented to by, the Controlling Secured Representative, relating to the lawful enforcement of any First Lien;

provided, however, that the Collateral Trustee may take such actions as it deems desirable to create, prove, preserve or protect the Liens upon any Collateral. Notwithstanding the foregoing, both before and during an Insolvency and Liquidation Proceeding, any Secured Party and any Secured Representative on behalf of the Required Secured Parties may take any actions and exercise any and all rights that they would have as an unsecured creditor, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Loan Party in accordance with applicable law and the termination of any Financing Document in accordance with the terms thereof; provided that the Secured Parties and the Secured Representatives may not take any of the actions prohibited by clauses (i) through (iv) above or oppose or contest any other claim that it has agreed not to oppose or contest under Section 6; and provided, further, that, in the event that any Secured Party becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Secured Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Secured Obligations are subject to this Agreement.

(c) In exercising rights and remedies with respect to the Collateral after the occurrence and during the continuance of any Event of Default, the applicable Secured Representative may, at the direction of the Required Secured Parties, instruct the Collateral Trustee to enforce (or to refrain from enforcing) the provisions of the Security Documents in respect of the Secured Obligations and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as the Collateral Trustee may determine, unless otherwise directed by the Controlling Secured Representative, including:

(i) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral;

(ii) the enforcement or forbearance from enforcement of any Lien in respect of the Collateral;

(iii) the exercise or forbearance from exercise of rights and powers of a holder of Capital Stock or any other form of securities included in the Collateral to the extent provided in the Security Documents;

(iv) the acceptance of the Collateral in full or partial satisfaction of the Secured Obligations; and

(v) the exercise or forbearance from exercise in respect of the Collateral of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

(d) Without in any way limiting the generality of clause (c) above (but subject to the rights of the Borrowers and the other Loan Parties under the Financing Documents and the provisions of Section 5.2(a)), the Collateral Trustee, the Administrative Agent, each Secured Commodity Hedging Counterparty and each other Secured Party and any of them may, at any time and from time to time in accordance with the Financing Documents and/or applicable law, without the consent of or notice to any other Secured Party (to the extent no such consent or notice is otherwise required hereunder), without incurring responsibility to any other Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any other Secured Party is affected, impaired or extinguished thereby), do one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Secured Obligations or any Lien on any

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Collateral or guaranty thereof or any liability of the Borrowers or any other Loan Party, or any liability incurred directly or indirectly in respect thereof (including any increase in (pursuant to any incremental facilities under the Credit Agreement or otherwise) or extension of the Secured Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Trustee or any of the Secured Parties, the Secured Obligations or any of the Financing Documents, including pursuant to Section 5.3;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Borrowers or any other Loan Party to the Secured Parties or the Collateral, or any liability incurred directly or indirectly in respect thereof, to the extent, in all such cases, that such Person has the right to take and is not prohibited from taking such actions under any or all of the Financing Documents;

(iii) settle or compromise any Secured Obligation or any other liability of either Borrower or any other Loan Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Secured Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against either Borrower or any security or any other Loan Party or any other Person, elect any remedy and otherwise deal freely with the Borrowers, any other Loan Party or any Collateral and any security and any guarantor or any liability of the borrower or any other Loan Party to the Secured Parties or any liability incurred directly or indirectly in respect thereof.

(e) Following notice of any Event of Default received pursuant to Section 5.4, any Secured Representative may request in writing that the Collateral Trustee pursue any lawful action in respect of the Collateral in accordance with the terms of the Security Documents. Upon any such written request, the Collateral Trustee shall seek the consent of the Required Secured Parties to pursue such action (it being understood that the Collateral Trustee shall not be required to advise the Required Secured Parties to pursue any such action). Following receipt of any notice that a Event of Default has occurred, the Collateral Trustee may await direction from the Controlling Secured Representative and will act, or decline to act, as directed by the Controlling Secured Representative, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by the Controlling Secured Representative. Subsequent to the Collateral Trustee receiving written notice that any Event of Default has occurred entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce the First Liens then, unless it has been directed to the contrary by the Controlling Secured Representative, the Collateral Trustee in any event may (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable in its reasonable judgment to protect or preserve its interest in the Collateral and the interests, rights, powers and remedies granted or available to the Collateral Trustee under, pursuant to or in connection with the Security Documents.

SECTION 4. Payments.

4.1 Application of Proceeds. Regardless of any Insolvency or Liquidation Proceeding which has been commenced by or against either Borrower or any other Loan Party, Collateral or any proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies under the Security Documents by the Collateral Trustee shall be applied in the following order (it being agreed that the Collateral Trustee shall apply such amounts in the following order as promptly as is reasonably practicable after the receipt thereof; provided that such amounts shall not be so applied until such time as the

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amount of the Secured Obligations has been determined in accordance with the terms hereof and under the terms of the relevant Financing Document, including and subject to Sections 4.3 and 4.4 below):

first, on a pro rata basis, to the payment of all amounts due to the Collateral Trustee, any Agent, and the Issuing Lenders (in such capacities) (other than amounts constituting Interest Expenses) under any of the Financing Documents, excluding in the case of the Issuing Lenders, amounts payable in connection with any unreimbursed amount under any Letter of Credit;

second, on a pro rata basis, to any Secured Party which has theretofore advanced or paid any costs, expenses or fees to any Agent or Issuing Lender, other than any amounts covered by priority first, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been previously reimbursed;

third, on a pro rata basis, to the payment of, without duplication, (a) all principal, interest, fees, charges and other amounts then due and payable in respect of the Secured Obligations (including cash collateralization of all outstanding Letters of Credit as required under the Credit Agreement or any other applicable Financing Document) and (b) the payment of Permitted Secured Hedging Amounts then due and payable to any Secured Commodity Hedging Counterparty under any Secured Commodity Hedging Agreement; and

last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full in cash, to the Loan Parties or as otherwise required by applicable law.

4.2 Limitations on Payment Post Default. After (a) the commencement of any Insolvency or Liquidation Proceeding in respect of any Loan Party or (b) (i) any of the Secured Obligations outstanding under any of the Financing Documents has become due and payable in full (whether at maturity, upon acceleration or otherwise) or any Secured Obligations outstanding under any of the Financing Documents has not been paid when due and (ii) the Controlling Secured Representative shall have instructed the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral (in the case of either clause (a) or clause (b), a “Remedy Event”), no payment of cash (or the equivalent of cash) shall be made from the proceeds of Collateral by any Loan Party to the Collateral Trustee for the benefit of any Secured Party, except as provided for in Section 4.1.

4.3 Secured Obligation Balances.

(a) (i) Promptly following the written request of the Collateral Trustee (and, in any event, within five Business Days) and (ii) only for so long as any Additional Obligations are outstanding, on the last Business Day of each March, June, September and December, each Secured Representative shall give the Collateral Trustee written notice of the aggregate amount of the Secured Obligations (including, with respect to the Secured Debt Obligations only, calculations of the Outstanding Amount (calculated both with and without giving effect to the proviso to the definition of such term)) then outstanding and owed by the relevant Borrower or any other Loan Party to the Secured Parties represented by such Secured Representative under the applicable Financing Documents and any other information that the Collateral Trustee may reasonably request; provided however, that if a Secured Representative shall fail or refuse reasonably promptly to provide the requested information, the Collateral Trustee shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the relevant Borrower. The Collateral Trustee may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Loan Party, any Secured Party or any other Person as a result of such determination. The Collateral Trustee shall promptly following receipt of any such information, provide a copy of such information to each other Secured Representative.

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(b) Without limiting the foregoing, upon receipt of any of the monies referred to in Section 4.1 above, the Collateral Trustee shall promptly provide notice to each Secured Representative of the receipt of such monies. Within 10 Business Days of the receipt of such notice, each Secured Representative shall give the Collateral Trustee written certification by an authorized officer or representative thereof of the aggregate amount of the Secured Obligations then outstanding owed by the relevant Borrower or any other Loan Party to the Secured Parties represented by such Secured Representative under the applicable Financing Documents to be certified to as presently due and owing and, as applicable, after giving effect to the application of any Other Credit Support in respect of such Secured Obligations as contemplated by Section 4.4 (and, promptly upon receipt thereof, the Collateral Trustee shall provide a copy of each such certification to each other Secured Representative). Unless otherwise directed by a court of competent jurisdiction or each Secured Representative, the Collateral Trustee shall use the information provided for in such notices as the basis for applying such monies in accordance with Section 4.1 above. Notwithstanding anything herein to the contrary, the proceeds of any Collateral shall not be applied to the Secured Obligations until each Secured Commodity Hedging Counterparty shall have applied any Other Credit Support to the Secured Obligations owing to such Secured Commodity Hedging Counterparty, as contemplated by Section 4.4.

(c) In calculating the amount of Secured Obligations owed to any Secured Commodity Hedging Counterparty or Secured Hedging Counterparty, the applicable Permitted Secured Hedging Amount and/or Termination Payment owed under any Secured Commodity Hedging Agreement or Secured Hedging Agreement shall be determined by the relevant Secured Commodity Hedging Counterparty or Secured Hedging Counterparty in accordance with the terms of the relevant Secured Commodity Hedging Agreement or Secured Hedging Agreement, as applicable. In the event that such Secured Commodity Hedging Agreement includes a confirmed transaction that constitutes a Specified Collateral Permitted Commodity Hedging Agreement, the relevant Secured Commodity Hedging Counterparty shall determine the amount of the Termination Payment that is either then due and payable or would be due and payable under such Specified Collateral Permitted Commodity Hedging Agreement and shall only setoff and net all Termination Payments that are entitled to the relevant Specified Hedging Collateral, and such Termination Payments shall be distinct from any other Termination Payment owed to the relevant Secured Commodity Hedging Counterparty under any Secured Commodity Hedging Agreement that does not constitute a Specified Collateral Permitted Commodity Hedging Agreement or a Specified Collateral Permitted Commodity Hedging Agreement that is secured by different Specified Hedging Collateral.

4.4 Application of Other Credit Support. If following the occurrence of an Early Termination Event under any Secured Commodity Hedging Agreement any Loan Party shall fail to pay any of the Secured Obligations owing under such Secured Commodity Hedging Agreement as and when required thereunder, then each applicable Secured Commodity Hedging Counterparty agrees that it shall, to the extent permitted under such Secured Commodity Hedging Agreement and the terms of the applicable Other Credit Support, but subject to the occurrence of any Other Credit Support Exception, promptly (i) make a demand for payment under any Other Credit Support consisting of a Letter of Credit or other letter of credit, cash collateral or a guarantee issued in favor of such Secured Commodity Hedging Counterparty to support the Secured Obligations of the Loan Parties under such Secured Commodity Hedging Agreement and (ii) apply the proceeds received under any Other Credit Support consisting of a Letter of Credit or other letters of credit, cash collateral or guarantee and any cash consisting of Other Credit Support pledged in favor of such Secured Commodity Hedging Counterparty to reduce the outstanding amount of such Secured Obligations or enforcement action in connection therewith.

4.5 Limitations on Obligations under Secured Commodity Hedging Agreements With Respect to Specified Hedging Collateral. Notwithstanding anything herein to the contrary in connection with any exercise of remedies, each Secured Commodity Hedging Counterparty that is party to any Specified Collateral Permitted Commodity Hedging Agreement shall only be entitled to amounts in respect of its Secured Obligations arising thereunder to the extent that proceeds from Collateral being applied pursuant to Section 4.1 constitute the proceeds of Specified Hedging Collateral in respect of such Specified Collateral Permitted Commodity Hedging Agreement.

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SECTION 5. Other Agreements.

5.1 Releases.

(a) Upon the request of any Loan Party in connection with any Disposition of Collateral or any other transaction involving a proposed release of Collateral or any guarantee (other than in connection with the exercise of any of the Collateral Trustee’s rights and remedies in respect of the Collateral provided for herein) by any Loan Party, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents (including pursuant to Section 8.5 of the Credit Agreement) and in accordance with the requirements (if any) of the relevant Security Documents, the Collateral Trustee will, at the Company’s request and sole cost and expense, execute and deliver to such Loan Party such releases and other documents (including UCC termination statements, reconveyances, customary pay off letters and return of Collateral) as such Loan Party may reasonably request to evidence and effectuate the concurrent release of (A) with respect to any Disposition, any Lien granted under any of the Security Documents in any Collateral being disposed of in connection with such Disposition, (B) with respect to any Disposition in respect of all of the Capital Stock in, or assets of, such Loan Party, such Loan Party from its Secured Obligations under the Financing Documents and/or such assets from the Lien granted under any of the Security Documents, or (C) with respect to any Subsidiary Grantor that is designated as an Unrestricted Subsidiary or where it is otherwise expressly provided that such Subsidiary is no longer required to be a Subsidiary Grantor under the Credit Agreement and the other applicable Financing Documents, such Subsidiary from its Secured Obligations under the Financing Documents and/or the assets of such Subsidiary from the Lien granted under any of the Security Documents.

(b) Upon the Discharge of Secured Obligations, all rights to the Collateral shall revert to the applicable Loan Party, and, upon the written request of the Company, the Collateral Trustee will, at the Company’s expense, (x) promptly cause to be transferred and delivered, without any recourse, warranty or representation whatsoever, any Collateral and any proceeds received in respect thereof, (y) execute and deliver to the Company and the other Loan Parties such UCC termination statements and other documentation as the Company or any other Loan Party may reasonably request to effect the termination and release of the Liens on the Collateral and (z) execute and deliver to the Company and the other Loan Parties such other documentation as the Company or any other Loan Party may reasonably request to affect the termination of such Loan Party’s obligations under the Security Documents to which it is a party (other than any such obligation which is intended by its terms to survive the Discharge of Secured Obligations).

(c) Notwithstanding anything herein to the contrary, the Collateral Trustee, on behalf of the Secured Parties, will have the exclusive right (but subject to the provisions of the Financing Documents) to make determinations regarding the release or disposition of any of the Collateral, without any consultation with, consent of, or notice to, with respect to any of the Collateral that does not constitute Specified Hedging Collateral under any applicable Specified Collateral Permitted Commodity Hedging Agreement, the Secured Commodity Hedging Counterparty party thereto.

(d) Each of the Secured Commodity Hedging Counterparties party to a Specified Collateral Permitted Commodity Hedging Agreement agrees that it shall promptly, upon the written request of the Company, at the Company’s expense, execute and deliver to the Company and other Loan Parties such documentation as the Company may request from time to time to release any Lien for their benefit in such capacity on any of the Collateral that does not constitute Specified Hedging Collateral under the terms of Specified Collateral Permitted Commodity Hedging Agreement to which it is a party.

(e) Subject to any requirements of the Financing Documents, including, without limitation, Section 11.1 of the Credit Agreement, without further written consent or authorization from any Secured Party, the Collateral Trustee shall execute any documents or instruments necessary to release any Collateral or guarantee to the extent the relevant Secured Parties have consented to such release in accordance with the terms of the Financing Documents.

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5.2 Amendments to Financing Documents.

(a) Terms of the Secured Obligations and the Financing Documents may be amended, modified, supplemented or extended from time to time, and the aggregate amount of the Secured Obligations may be increased or Refinanced, in each event, without notice to or consent by any Secured Party that is not a party to such Financing Document and without affecting the provisions hereof, and the Lien priorities provided herein shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, increase or Refinancing of the Secured Obligations, or any portion thereof; provided, however, that the holders of any such indebtedness that has been Refinanced under the Loan Documents (or any agent or trustee therefor) execute and deliver an Accession Agreement to the Collateral Trustee in accordance with Section 5.3.

(b) Notwithstanding anything herein to the contrary, during the continuance of any Event of Default, to the extent permitted by the applicable Financing Documents, any Secured Party shall be entitled in its reasonable discretion to make payments or advances to the Collateral Trustee, any Loan Party or any third party for the purpose of protecting, preserving or defending the value of the Collateral.

(c) Notwithstanding anything to the contrary in this Agreement, and subject to Section 5.2(d) below, in addition to the consent of the Borrowers and the Subsidiary Grantors required by Section 9.3(a), the consent of the Controlling Secured Representative shall be required for all amendments, modifications, waivers or terminations of this Agreement, other than as permitted pursuant to Section 9.3(b) hereof.

(d) Notwithstanding anything to the contrary in this Agreement or in any of the Security Documents in any case where the Secured Commodity Hedging Counterparties would be materially and adversely affected thereby (it being understood that the undertaking of any transactions permitted by Section 5.6 (as in effect on the date hereof) shall not be deemed to materially and adversely affect the Secured Commodity Hedging Counterparties), without the written consent of the Required Commodity Hedging Counterparties (or, if less than all of the Secured Commodity Hedging Counterparties are so disadvantaged or otherwise discriminated against, the prior written consent of each such Secured Commodity Hedging Counterparty that would be materially and adversely affected thereby), no amendment, modification, termination or consent in respect of this Agreement or the Security Documents shall be effective if the effect thereof would (directly or indirectly, including through definitional terms used in any of the following): (A) amend the definition of “Commodity Hedging Secured Obligations”, “Early Termination Event”, “Eligible Hedging Voting Amount”, “Secured Commodity Hedging Agreement”, “Secured Obligations”, “Secured Parties”, “Ordinary Course Settlement Payments”, “Other Credit Support”, “Other Credit Support Amount”, “Other Credit Support Exception”, “Permitted Secured Hedging Amount”, “Required Secured Parties”, “Required Commodity Hedging Counterparties”, “Secured Hedging Agreement” or “Termination Payment”; (B) change the order of application of proceeds of Collateral and other payments set forth in Section 4.1 or any other provision setting forth a priority of payment in respect of the Secured Obligations (to the extent such provisions relate to a Secured Commodity Hedging Agreement); or (C) in the case of any Secured Commodity Hedging Agreement, cause the Secured Obligations owed under any such Secured Commodity Hedging Agreement to cease to be secured on a First Lien, pari passu basis with all other Secured Obligations with respect to Collateral. Notwithstanding the foregoing or anything to the contrary contained herein, (i) no amendment, modification, waiver, supplement, termination or consent shall be made or given with respect to this Agreement or any Security Document including any intercreditor agreement entered into by the Collateral Trustee pursuant to the authority granted under Section 7.9 which has the effect of disproportionately disadvantaging, or otherwise discriminating against, the Secured Commodity Hedging Counterparties relative to the other Secured Parties without the prior written consent of the Required Commodity Hedging Counterparties, or, if less than all of the Secured Commodity Hedging Counterparties are so disadvantaged or otherwise discriminated against, the prior written consent of each such Secured Commodity Hedging Counterparty that would be materially and adversely affected thereby.

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5.3 Refinancings of Credit Agreement.

(a) Subject to the limitations set forth in the applicable Financing Documents (if any), each Loan Party and each Secured Party acknowledges and agrees that the Credit Agreement may be Refinanced in accordance with this Section 5.3. At any time concurrently with or after the Discharge of Secured Obligations (or the Discharge of Secured Obligations other than Additional Obligations), either of the Borrowers thereafter enter into a Refinancing of the Credit Agreement (a “Replacement Credit Agreement”) and any related Loan Documents (as defined in the Replacement Credit Agreement), then such Discharge of Secured Obligations (or the Discharge of Secured Obligations other than Additional Obligations), as applicable, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Secured Obligations (or the Discharge of Secured Obligations other than Additional Obligations)), and the Replacement Credit Agreement and related Loan Documents (as defined in the Replacement Credit Agreement) and the obligations under such Replacement Credit Agreement and related Loan Documents (as defined in the Replacement Credit Agreement) shall automatically be treated as “Secured Obligations”, “Loans”, “Letters of Credit”, “Commitments”, a “Credit Agreement”, and “Loan Documents”, as applicable, and the parties and agents thereto “Lenders”, “Lender Parties” and “Secured Parties”, as applicable, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the new administrative agent or trustee thereunder, if any (the “New Administrative Agent”) shall automatically be treated as the “Administrative Agent” hereunder and the New Collateral Trustee (as defined below) shall be appointed hereunder as the “Collateral Trustee” for all purposes of this Agreement. Upon receipt of a notice (the “New indebtedness Notice”) stating that the Borrowers have entered into a new Financing Document, which notice shall include the identity of the new collateral agent (such agent, the “New Collateral Trustee”), the Secured Commodity Hedging Counterparties and all other Secured Parties party hereto at such time shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Collateral Trustee shall reasonably request in order to provide to the New Collateral Trustee the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Collateral Trustee any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Collateral Trustee to obtain control of such Pledged Collateral).

(b) Upon termination of the Credit Agreement, including in connection with any amendment and restatement or Refinancing, the Liens securing the Secured Commodity Hedging Counterparties and, if set forth in the applicable Financing Documents, the Liens securing any Additional Obligations shall survive.

5.4 Notices; Certain Actions. So long as any Secured Obligations remain outstanding in respect of more than one class of Secured Parties, the following provisions shall apply:

(a) Each Secured Representative hereby agrees to give, pursuant to the terms set forth in the Financing Documents, the Collateral Trustee and each other Secured Representative prompt written notice of the occurrence of (i) any Event of Default under such Person’s Financing Documents, as applicable, of which such Person has written notice, and (ii) acceleration of the maturity of any Secured Obligations under any of the Financing Documents for which it acts as a Secured Representative wherein such Secured Obligations have been declared to be or have automatically become due and payable prior to the scheduled maturity thereof or termination date thereunder (or similar remedial actions including demands for cash collateral, have been taken) and setting forth the aggregate amount of Secured Obligations (including the Outstanding Amount (calculated both with and without giving effect to the proviso to the definition of such term)) that have been so accelerated under such Financing Documents, in each case, as soon as practicable after the occurrence thereof (and, in any event, within five Business Days after the occurrence thereof); provided, however, that the failure to provide such notice shall not limit or impair the rights of the Secured Parties, or the obligations of the Borrowers or any other Loan Party, hereunder or under the other Financing Documents. No Agent or any other Secured Representative shall be deemed to have knowledge or notice of the occurrence of an Event of Default under the Financing Documents to which it is a party until such Agent

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or such other Secured Representative has received a written notice of such Event of Default from any other Agent or any other such Secured Representative, the relevant Borrower, the other Loan Parties or any other Secured Party for whom such Agent or such Secured Representative is acting as representative, agent or trustee.

(b) The Collateral Trustee hereby agrees to give each Secured Representative written notice of the occurrence of an Event of Default promptly following receipt thereof of written notice to it and provide a copy of all other information provided to it by the Company or any other Loan Party under the Security Documents upon request.

(c) Each Loan Party hereby agrees that, at any time and from time to time, at its sole cost and expense, it shall promptly execute and deliver all further agreements, instruments, documents and certificates and take all further action that may be necessary in order to fully effect the purposes of this Agreement and the Security Documents (including, to the extent required by any Security Document, the delivery of possession of any Collateral represented by certificated securities that hereafter comes into existence or is acquired in the future to the Collateral Trustee as pledgee for the benefit of the Secured Parties) and to enable the Collateral Trustee to exercise and enforce their rights and remedies under the Security Documents with respect to the Collateral or any part thereof.

(d) Each of the Secured Commodity Hedging Counterparties agrees that if, at any time and from time to time, any or all of the Credit Agreement is Refinanced in whole or in part, and in connection with any such Refinancing it is necessary (as reasonably determined by the Company) for the parties to enter into one or more new agreement(s) setting forth the agreements of the parties with respect to certain intercreditor arrangements, guarantees or new collateral or security documents, it shall execute such agreements and documents as the Company may reasonably request in respect thereof to the extent that such agreements and documents are otherwise in accordance with the terms of the Secured Commodity Hedging Agreement to which it is a party (it being acknowledged and agreed that any intercreditor arrangements, guarantees or new collateral or security documents which contain materially the same provisions as the then existing comparable agreements and that do not have the effect of disproportionately disadvantaging, or otherwise discriminating against, such Secured Commodity Hedging Counterparty to any greater extent than in the existing comparable agreements, shall be deemed to be acceptable to such Secured Commodity Hedging Counterparty); provided that, notwithstanding any provision in this clause to the contrary, no Secured Commodity Hedging Counterparty shall be obligated to execute any intercreditor, collateral, security, guarantee or other document unless any applicable Security Documents secure the Loan Parties’ obligations to such Secured Commodity Hedging Counterparty on a First Lien pari passu basis with the other Secured Obligations as contemplated by this Agreement as in effect on the date hereof.

5.5 Letters of Credit; Cash Collateral Accounts; Acknowledgment of Security Interest.

(a) Subject to the terms of this Section 5.5(a), nothing contained in this Agreement shall be construed (i) to impair the rights of any Secured Commodity Hedging Counterparty to exercise its rights and remedies with respect to any cash collateral pledged for its sole benefit or as a beneficiary under and pursuant to any Other Credit Support issued or pledged in its favor in accordance with the terms of all of the Financing Documents, (ii) to impair the rights of any Commodity Hedging Counterparty to exercise any of its rights and remedies as an unsecured creditor under any or all Secured Hedging Agreements, subject to Section 3.1(b), or (iii) to impair the rights of any Secured Commodity Hedging Counterparty to exercise its rights to setoff and net amounts under and among any Secured Hedging Agreement to which it is a party in accordance with the terms thereof; provided that each Secured Commodity Hedging Counterparty agrees that it shall only exercise such rights of setoff and netting, in the case of any Secured Commodity Hedging Counterparty, among amounts owing by or to such Secured Commodity Hedging Counterparty under any Secured Commodity Hedging Agreements to which it is a party.

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(b) Notwithstanding anything to the contrary, in the event any cash collateral accounts are established in connection with cash collateralizing Letters of Credit as contemplated by the definition of Discharge of Secured Obligations and the definition of Discharge of Credit Agreement Obligations or as otherwise contemplated by the Financing Documents, such cash collateral account shall only be for the benefit of the particular Secured Party or Secured Parties who issued or have participation interests in such Letters of Credit being cash collateralized.

(c) Each of the Secured Commodity Hedging Counterparties hereby acknowledges and consents to the applicable Loan Party’s collateral assignment (subject to Section 5.5(a)) for the benefit of the Secured Parties of such Loan Party’s rights, title and interest, in, to and under each of the Secured Commodity Hedging Agreements to which it is a party.

5.6 Additional Obligations.

(a) Subject to the limitations set forth in the Financing Documents, each Loan Party and each Secured Party acknowledges and agrees that the Collateral may secure additional obligations of the Borrowers and the other Loan Parties in respect of (i) the Refinancing of the Credit Agreement in accordance with Section 5.3, (ii) Secured Commodity Hedging Agreements, (iii) Secured Hedging Agreements, and (iv) Additional Obligations, in each case subject to compliance with this Section 5.6. Upon (x) execution and delivery to the Collateral Trustee of an Accession Agreement by the Persons to whom the obligations referred to in the immediately precedent sentence are owed (or by the agent, trustee or representative representing such Person), (y) compliance with the procedures set forth in clause (b) below, and (z) upon satisfaction of all requirements set forth in this Agreement and the Security Documents as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such obligations, such Persons shall become “Secured Parties” hereunder, and the Loan Parties’ obligations to such Persons shall become “Secured Obligations” hereunder, such Refinancing of the Credit Agreement, Secured Commodity Hedging Agreements, Secured Hedging Agreements, or Additional Obligations, as applicable, and all of the Loan Parties’ obligations in respect of thereof, shall become “Secured Obligations” hereunder, and the agreements evidencing, governing or representing such obligations shall become “Financing Documents” hereunder. Each Loan Party and each Secured Party agrees that this Agreement and the applicable Security Documents may be amended by the Loan Parties and the Collateral Trustee without the consent of any Secured Party, and each Secured Party hereby authorizes the Collateral Trustee to execute any such amendments, to the extent deemed by the Collateral Trustee necessary or desirable to (i) effectuate the intent of this Section 5.6, (ii) cause the Liens granted thereby to secure all such Secured Obligations (to the extent Liens in favor of such Persons are permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of all of the other applicable Financing Documents) and (iii) cause such Persons to constitute and have all rights and benefits of Secured Parties under this Agreement and the other Security Documents.

(b) With respect to any additional obligations referred to in Section 5.6(a) above to be secured hereunder after the date hereof, the Company will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the holder of Secured Obligations (and the agent, trustee or representative acting on behalf of such holder) incurred by the Borrowers or a Subsidiary Grantor in accordance with and as permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents. The Company may effect such designation by delivering to the Collateral Trustee, with copies to each Secured Representative, each of the following:

(1) a certificate of a Responsible Officer of the Company stating that the Company or the relevant Subsidiary Grantor intends, as applicable,

(A) to enter into a Secured Commodity Hedging Agreement, and that such additional obligations (i) are Eligible Commodity Hedging Obligations, (ii) will be Secured Obligations and (iii) are permitted (if

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addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents to be incurred by the relevant Loan Party and secured by a First Lien equally and ratably with all previously existing and future Secured Obligations, or

(B) to incur Additional Obligations or enter into a Refinancing of the Credit Agreement or a Replacement Credit Agreement, which obligations (i) will be Secured Obligations and (ii) are permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents to be incurred by the relevant Loan Party and secured with a First Lien equally and ratably with all previously existing and future Secured Obligations; and

(2) a written notice specifying the name and address of the Secured Representative for such additional obligations for purposes of this Agreement.

(c) Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Loan Party to incur additional indebtedness or grant additional Liens unless in each case otherwise permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of all other applicable Finance Documents.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. If the Company or any other Loan Party shall be subject to any Insolvency or Liquidation Proceeding and the Collateral Trustee (acting at the direction of the Required Secured Parties) shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the Collateral Trustee or any other creditor has a Lien or to permit the Company or any other Loan Party to obtain financing, whether from the Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Administrative Agent (on behalf of itself and the Lender Parties), each Secured Commodity Hedging Counterparty, and each other Secured Party agrees that such Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such Cash Collateral or such DIP Financing so long as (i) each Secured Party retains the right to object to such use of Cash Collateral or to the granting of any priming liens over any Collateral if the terms thereof, including the terms of adequate protection (if any) granted to the Secured Parties in connection therewith, do not provide for materially equal treatment to all Secured Parties, (ii) the DIP Financing does not expressly require the liquidation of any Collateral prior to a default under the DIP Financing documentation and (iii) if any Cash Collateral order contemplates the liquidation of Collateral, such order provides that the Liens of the Secured Parties will attach to the proceeds of such liquidation equally and ratably, (b) will not request or accept adequate protection or any other relief in connection with the use of such Cash Collateral or such DIP Financing, and (c) agrees that notice received two calendar days prior to the entry of an order approving such usage of Cash Collateral or approving such DIP Financing shall be adequate notice.

6.2 Avoidance Issues. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Loan Party for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount paid in respect of the Secured Obligations (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then such Secured Party shall be entitled to a reinstatement of Secured Obligations with respect to all such recovered amounts. In such event (a) the Discharge of Secured Obligations or Discharge of Credit Agreement Obligations, as applicable, shall be deemed not to have occurred and (b) if this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. To the extent that such recovered amount had previously reduced the Eligible Hedging Voting Amount of any Secured Commodity Hedging Counterparty, then upon reinstatement pursuant to this Section 6.2, such amount shall be added back to such Secured Party’s Eligible Hedging Voting Amount.

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6.3 Certain Bankruptcy Rights of Secured Commodity Hedging Counterparties. Notwithstanding anything to the contrary contained herein, but without prejudice to any requirement to distribute Collateral or the proceeds of Collateral among the parties in accordance with the terms hereof, nothing in this Agreement shall constitute a waiver of, or otherwise impair the exercise of, any rights which the Secured Commodity Hedging Counterparties may have under the following provisions of the Bankruptcy Code: Section 362(b)(6), (17) and (27), Section 546(e), (g) and (j), Section 556, Section 560 and/or Section 561.

SECTION 7. Collateral Trustee.

7.1 Appointment.

(a) U.S. Bank National Association is hereby appointed Collateral Trustee hereunder and under the other Financing Documents and each of the Administrative Agent (for itself and on behalf of each Lender Party), each Secured Commodity Hedging Counterparty and each other Secured Party hereby authorizes U.S. Bank National Association to act as Collateral Trustee in accordance with the terms hereof and the other Security Documents. The Collateral Trustee hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Security Documents, as applicable. Each of the Administrative Agent (for itself and on behalf of each Lender Party), each Secured Commodity Hedging Counterparty and each other Secured Party irrevocably authorizes the Collateral Trustee to take such action on their behalf and to exercise such powers, rights and remedies hereunder and under the other Security Documents as are specifically delegated or granted to the Collateral Trustee by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Trustee shall have only those duties and responsibilities that are expressly specified herein and the other Financing Documents. The Collateral Trustee may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Trustee shall not have, by reason hereof or any of the other Financing Documents, a fiduciary relationship in respect of any Secured Party, and nothing herein or in any of the other Financing Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Trustee any obligations in respect hereof or any of the other Financing Documents except as expressly set forth herein or in the other Security Documents.

(b) Except as expressly set forth in this Section 7, the provisions of this Section 7 are solely for the benefit of the Collateral Trustee and the Secured Parties, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof.

7.2 Delegation of Duties.

(a) The Collateral Trustee may exercise any of its powers, rights and remedies and perform any of its duties under this Agreement and the Financing Documents (including for purposes of holding or enforcing any Lien on the Collateral or any portion thereof granted under the Security Documents or of exercising any rights or remedies thereunder) by or through its employees, agents or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts of its choice concerning all matters pertaining to such duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care.

(b) The Collateral Trustee may also from time to time, when the Collateral Trustee deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Trustee”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Trustee shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by such Collateral Trustee. Should any instrument in writing from the Company or any other Loan Party be required by any Supplemental Collateral Trustee so appointed by the Collateral Trustee to more fully or certainly vest in and

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confirm to such Supplemental Collateral Trustee such rights, powers, privileges and duties, the Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Trustee. If any Supplemental Collateral Trustee, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Trustee, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Trustee until the appointment of a new Supplemental Collateral Trustee. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Trustee that it selects in accordance with the foregoing provisions of this Section 7.2(b) in the absence of such Agent’s gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction).

(c) Any notice, request or other writing given to the Collateral Trustee shall be deemed to have been given to each Supplemental Collateral Trustee. Every instrument appointing any Supplemental Collateral Trustee shall refer to this Agreement and the conditions of this Section 7.2.

(d) Any Supplemental Collateral Trustee may at any time appoint the Collateral Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf or in its name.

7.3 Exculpatory Provisions.

(a) Neither the Collateral Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document (except for its own or, subject to Section 7.2(a), such Person’s gross negligence or willful misconduct, as determined in the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by either of the Borrowers, any other Loan Party or any officer thereof contained in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Agreement or any other Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or the perfection or priority of any Lien or security interest created or purported to be created under any of the Financing Documents, or for any failure of the Borrowers or any other Loan Party to perform its obligations hereunder or thereunder. The Collateral Trustee shall not be under any obligation to any Lender Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Collateral Trustee shall not be under any obligation to the Administrative Agent, Secured Commodity Hedging Counterparty or any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Loan Party.

(b) The Collateral Trustee shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Security Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Trustee shall have received a direction of the Controlling Secured Representative and, upon receipt of such direction the Collateral Trustee shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such directions. Without prejudice to the generality of the foregoing; (i) the Collateral Trustee shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for a Loan Party), accountants, experts and other professional

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advisors selected by it; (ii) no Secured Party shall have any right of action whatsoever against the Collateral Trustee as a result of the Collateral Trustee acting or (where so instructed) refraining from acting hereunder or any of the other Security Documents in accordance with a direction of the Controlling Secured Representative; and (iii) the Collateral Trustee shall be fully protected in performing (and is hereby authorized by the Secured Parties to perform) the ministerial and administrative acts contemplated by or expressly provided in the Security Documents. Whenever in the administration of this Agreement the Collateral Trustee shall deem it necessary or desirable that a factual or legal matter be proved or established in connection with the Collateral Trustee taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the Company or, if appropriate, from a legal opinion from counsel to the Company.

(c) Beyond the exercise of reasonable care in the custody thereof and is otherwise specifically set forth herein, the Collateral Trustee shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at an time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Trustee shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(d) The Collateral Trustee shall be fully justified in failing or refusing to take any action under this Agreement or under any other Security Document (i) if such action would, in the reasonable opinion of the Collateral Trustee, be contrary to Applicable Law or the terms of this Agreement or (ii) if such action is not specifically provided for in this Agreement or under any other Security Document, it shall not have received a direction of the Controlling Secured Representative to take such action.

7.4 Notice of Event of Default. The Collateral Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Trustee has received notice from a Secured Party or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Collateral Trustee receives such a notice, it shall give notice thereof to the Secured Representatives.

7.5 Non-Reliance on Collateral Trustee and Other Secured Parties. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedging Counterparty and each other Secured Party expressly acknowledges that neither the Collateral Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Trustee hereinafter taken, including any review of the affairs of the Borrowers or any other Loan Party, shall be deemed to constitute any representation or warranty by the Collateral Trustee to such Person. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedging Counterparty and each other Secured Party represents to the Collateral Trustee that it has, independently and without reliance upon the Collateral Trustee or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and each other Loan Party and made its own decision to make its extensions of credit under the Financing Documents and enter into this Agreement. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedging Counterparty and each other Secured Party also represents that it will, independently and without reliance upon the Collateral Trustee or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and each other Loan Party. The Collateral Trustee shall

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have no duty or responsibility to provide any Secured Party with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrowers or any other Loan Party that may come into the possession of the Collateral Trustee or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

7.6 Collateral Trustee in Individual Capacity. The Collateral Trustee and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and any other Loan Party as though the Collateral Trustee were not a Collateral Trustee hereunder and under the other Financing Documents. With respect to the loans made by it, the Collateral Trustee shall have the same rights and powers under the Credit Agreement and the other Financing Documents as any Secured Party and may exercise the same as though it were not a Collateral Trustee, and the terms “Lender Party” and “Lender Parties” shall include the Collateral Trustee in its individual capacity and under the Loan Documents.

7.7 Successor Collateral Trustees. The Collateral Trustee may at any time give notice of its resignation to the Secured Parties or their Secured Representatives and the Company. Upon receipt of any such notice of resignation, the Controlling Secured Representative shall have the right, subject to the consent of the Company (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or 11.5 of the Credit Agreement is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Controlling Secured Representative and shall have accepted such appointment within 30 days after the retiring Collateral Trustee gives notice of its resignation, then the retiring Collateral Trustee may on behalf of the Secured Parties, appoint a successor Collateral Trustee meeting the qualifications set forth above; provided that if the Collateral Trustee shall notify the Secured Parties (or their Secured Representative) and the Company that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Collateral Trustee shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Trustee on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Trustee shall continue to hold such collateral security, until such time as a successor Collateral Trustee is appointed, and (y) all payments, communications and determinations provided to be made by, to or through such Collateral Trustee shall instead be made by or to each Secured Party under any of the Financing Documents directly, until such time as the Controlling Secured Representative with (except after the occurrence and during the continuation of a Default or Event of Default) the consent of the Company (not to be unreasonably withheld) appoint a successor Collateral Trustee as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Collateral Trustee hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Controlling Secured Representative may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Trustee, and the retiring Collateral Trustee shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company (following the effectiveness of such appointment) to such Collateral Trustee shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Collateral Trustee’s resignation hereunder and under the other Financing Documents, the provisions of this Section 7 shall continue in effect for the benefit of such retiring Collateral Trustee, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Trustee was acting as the Collateral Trustee.

7.8 Security Documents.

(a) Agents under Security Documents and Guarantee. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedging Counterparty and each other Secured Party

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hereby further authorizes the Collateral Trustee, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents.

(b) Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Financing Documents to the contrary notwithstanding, the Borrowers, the Collateral Trustee and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee Agreement, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Collateral Trustee, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents and the Guarantee Agreement may be exercised solely by the Collateral Trustee and (ii) in the event of a foreclosure by the Collateral Trustee on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Trustee or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Trustee, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Controlling Secured Representative shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale or other disposition.

7.9 Indemnification. Each Lender Party (through the Administrative Agent), each Secured Commodity Hedging Counterparty and each other Secured Party agrees to indemnify the Collateral Trustee, in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective portions of the Secured Obligations in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, be imposed on, incurred by or asserted against the Collateral Trustee in any way relating to or arising out of this Agreement, any of the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Trustee under or in connection with any of the foregoing; provided that no Secured Party shall be liable to the Collateral Trustee for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Trustee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PARTY); provided, further, that no action taken or omitted to be taken in accordance with the directions of the Controlling Secured Representative (or such other number or percentage of the Secured Parties as shall be required) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 7.10. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, this Section 7.10 applies whether any such investigation, litigation or proceeding is brought by any Secured Party or any other Person. Without limitation of the foregoing, each Secured Party shall reimburse the Collateral Trustee upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by the Collateral Trustee in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that the Collateral Trustee is not reimbursed for such expenses by or on behalf of the Borrowers; provided that such reimbursement by the Secured Party shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto. If any indemnity furnished to the Collateral Trustee for any purpose shall, in the opinion of the Collateral Trustee, be insufficient or become impaired, the Collateral Trustee may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided in no event shall this sentence require any Secured Party to indemnify the

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Collateral Trustee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Secured Party’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Secured Party to indemnify the Collateral Trustee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from the Collateral Trustee’s gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction). The agreements in this Section 7.10 shall survive the termination of this Agreement.

SECTION 8. Reliance; Waivers; Etc.

8.1 Reliance. Other than any reliance on the terms of this Agreement, the Administrative Agent (on behalf of itself and each Lender Party) acknowledges that it has, independently and without reliance on any Secured Commodity Hedging Counterparty and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into such Financing Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Financing Document or this Agreement. Each Secured Commodity Hedging Counterparty acknowledges that it has independently and without reliance on the Administrative Agent or any other Secured Party, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the Financing Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Financing Documents.

8.2 No Warranties or Liability.

(a) The Administrative Agent (on behalf of itself and each Lender Party) acknowledges and agrees that no Secured Commodity Hedging Counterparty has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of any Secured Commodity Hedging Agreement, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Financing Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(b) Except as otherwise provided herein, each Secured Commodity Hedging Counterparty acknowledges and agrees that none of the Administrative Agent nor any Lender Party has made express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Secured Commodity Hedging Counterparty will be entitled to manage and supervise their respective transactions under their respective Secured Commodity Hedging Agreement in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

8.3 Obligations Unconditional. All rights, interests, agreements and obligations of each of the Collateral Trustee, the Administrative Agent and the Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Financing Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Secured Obligations or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Financing Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Secured Obligations or any guarantee thereof;

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(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Loan Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Loan Party in respect of the Collateral Trustee, the Secured Obligations, or any Secured Party.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Financing Document, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability.

(a) This Agreement shall become effective when executed and delivered by each of the parties hereto. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

(b) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Loan Party shall include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party (as the case may be) in any Insolvency or Liquidation Proceeding.

(c) This Agreement shall terminate and be of no further force and effect on the date of Discharge of Secured Obligations, subject to the rights of the Collateral Trustee, the Administrative Agent and the Secured Parties under Sections 5.3 and 6.2.

9.3 Amendments; Waivers.

(a) Subject to Section 9.3(b), Section 9.3(c), Section 9.3(d) and Section 5.6, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party required to consent thereto or their authorized Secured Representatives and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver in any other respect or at any other time.

(b) Notwithstanding the other provisions of this Section 9.3 or any other provision of the Security Documents, the Borrowers, the Subsidiary Grantors and the Collateral Trustee may (but shall have no obligation to) amend or supplement this Agreement or the Security Documents without the consent of any other Secured Party: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Secured Parties; (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral or guarantee that is otherwise permitted under the terms of this Agreement and the Credit Agreement and permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the other applicable Financing Documents; (iv) to correct any typographical errors, drafting mistakes or other similar mistakes that do not modify the intended rights and obligations of the parties hereto; (v) to provide for additional obligations of the Loan Parties or Liens securing such obligations to the extent permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents (including with respect to Liens on only a portion of the Collateral), including to reflect such obligations and Liens in the definitions in Section 1.1, the relative priority of Liens and payments and the provisions herein regarding voting, consents, amendments and waivers; and (vi) to provide for, evidence or effectuate other actions that are permitted by the Credit Agreement and not otherwise prohibited by this Agreement and the other applicable Financing Documents.

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(c) Notwithstanding the other provisions of this Section 9.3 or any other provision of the Security Documents, the Borrowers, the Subsidiary Grantors and the Collateral Trustee (at the direction of the Administrative Agent or, following a Non-Controlling Enforcement Date, the Secured Representative with respect to the Major Non-Controlling Series at such time) may (but shall have no obligation to) amend or amend and restate this Agreement without the consent of any other Secured Party in order to provide for additional obligations of the Borrowers or any other Loan Party and liens securing such obligations on all or any portion of the Collateral with a priority junior to that of the Secured Parties hereunder, so long as the incurrence of such obligations and liens is not prohibited by the terms of any Financing Document. The Borrowers, the Subsidiary Grantors and the Collateral Trustee may (but shall have no obligation to) amend, modify or supplement this Agreement and/or any Security Document, without the consent of any other Secured Party, as may be necessary, in the reasonable opinion of the Collateral Trustee and the Company, to effect the provisions of Sections 5.3 and 5.6 of this Agreement, or to effect the entry by the Collateral Trustee into any additional intercreditor agreement to the extent not prohibited by the terms of any Financing Document.

(d) Notwithstanding the other provisions of this Section 9.3 or any other provision of the Security Documents, but subject to the provisions of Section 5.2 hereof, this Agreement may be amended by a writing executed by the Borrowers and the Collateral Trustee (at the direction of the Controlling Secured Representative).

9.4 Voting.

(a) Without limiting anything contained herein and other than ministerial and administrative acts contemplated by the Security Documents to which it is a party, until the Discharge of Secured Obligations, the Collateral Trustee shall not take any other action (including the exercise of remedies, the amendment of Security Documents, the granting of waivers under such Security Documents), or grant its consent under any Security Documents, unless and to the extent directed to do so by the Controlling Secured Representative. If the Collateral Trustee determines that direction is needed in the taking of any action, it may refrain from taking such action until such directions or instructions are received and shall have no liability to the Secured Parties for so refraining.

(b) In connection with any act or decision by the Controlling Secured Representative, or Required Lenders or Required Commodity Hedging Counterparties under this Agreement or any of the Security Documents, (i) the vote of each Lender Party and each other Secured Party party to a Financing Agreement governing Additional Obligations shall be calculated based on the amount of the Outstanding Amount owed to such Lender Party or such other Secured Party, as applicable, at the time the applicable matter is presented for a vote, (ii) the vote of each Secured Commodity Hedging Counterparty shall be calculated based on the amount of the Eligible Hedging Voting Amount under the relevant Secured Commodity Hedging Agreement at the time the applicable matter is presented for a vote and (iii) the Collateral Trustee shall be entitled to rely on the applicable Secured Representative with respect to the vote received from the Secured Parties with respect to which such Secured Representative is acting.

9.5 Information Concerning Financial Condition of the Company and its Subsidiaries. The Collateral Trustee, the Administrative Agent and the other Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. No Agent or Secured Party shall have any duty to advise any other Agent or Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Agent or Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other Agent or Secured Party, it or they shall be under no obligation:

(a) to make, and the Agents and the Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

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(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.6 Submission to Jurisdiction. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Annex I or at such other address of which the Collateral Trustee shall have been notified pursuant to Section 9.8;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.6 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

9.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.8 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed to the parties hereto at the addresses set forth on Annex I hereto or, in the case of any Loan Party, at the Company’s address set forth in on Annex I hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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9.9 Further Assurances. The Collateral Trustee, on behalf of the Secured Parties, and the Borrowers, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Trustee may reasonably request to effectuate the terms contemplated by this Agreement.

9.10 APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Collateral Trustee, the Secured Parties, and their respective successors and assigns.

9.12 Specific Performance. Each Secured Party may demand specific performance of this Agreement. Each party hereto hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any other Secured Party.

9.13 Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.14 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Secured Parties.

9.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended for the purpose of defining the relative rights of Secured Parties. None of the Borrowers, any Subsidiary Grantor or any other creditor thereof shall have any rights hereunder and neither the Borrowers nor the Subsidiary Grantors may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrowers or any Subsidiary Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

9.18 Additional Grantors. Each Borrower and each Subsidiary Grantor shall cause each direct or indirect Subsidiary of such Borrower that becomes a Subsidiary Grantor at the election of such Borrower or is required by the terms of any Financing Document to become a Subsidiary Grantor to become a party to this Agreement by causing such Subsidiary to execute and deliver to the parties hereto an Accession Agreement, whereupon such Subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Each Borrower and each Subsidiary Grantor shall promptly provide the Collateral Trustee and each Secured Representative with a copy of each Accession Agreement executed and delivered pursuant to this Section.

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9.19 Permitted Secured Commodity Hedging Agreement. Each of the parties acknowledges that nothing in this Agreement limits the Borrowers’ or any Subsidiary Grantor’s rights under any Secured Commodity Hedging Agreement.

9.20 No Applicability to Instruments Not Secured by Collateral. If either Borrower or any other Loan Party secures its obligations under any Eligible Commodity Hedging Agreement by granting a Lien on assets not constituting Collateral, then this Agreement shall not apply to such Eligible Commodity Hedging Agreement and the rights and remedies of the counterparty thereto (including rights of foreclosure, setoff and netting) shall not in any way be limited by this Agreement.

[rest of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GENON ENERGY, INC., as a Borrower

By:
Name:
Title:

GENON AMERICAS, INC., as a Borrower

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

Signature Page to Collateral Trust Agreement

35

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Collateral Trust Agreement

36

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Signature Page to Collateral Trust Agreement

37

ANNEX I

ADDRESSES OF PARTIES

GenOn Energy, Inc.

GenOn Mirant Americas, Inc.

[—]

Attention: William Holden

Email: [—]

Fax: [—]

Telephone: [—]

RRI Energy, Inc.

1000 Main Street

Houston, TX 77002

Facsimile No.: (832) 357-9289

Attention: Andrew C. Johannesen

Copy to: Michael L. Jines

JPMorgan Chase Bank, N.A.

1111 Fannin Street, Floor 10

Houston, Texas 77002

Attention: Loan and Agency Services

Fax: (713) 427-6307

Telephone: (713) 750-2377

Deutsche Bank Trust Company Americas

60 Wall Street (NYC60-4305)

New York, New York 10005

Attention: Marcus M. Tarkington

Email: marcus.tarkington@db.com

Fax: (212) 250-3080

Telephone: (212) 250-6153

U.S. Bank National Association

5555 San Felipe Street, 11th floor

Houston, Texas 77056

Attention: Steven Finklea

Email: steven.finklea@usbank.com

Fax: (713) 235-9213

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EXHIBIT A

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT (this “Agreement”), dated as of                     , 20    , is entered into by             , a             , as an [Additional Secured Party][Additional Loan Party] (as defined below), and acknowledged by RRI ENERGY (to be renamed GENON ENERGY, INC. on the Closing Date), a Delaware corporation (the “Company”), from and after the Closing Date, Mirant Americas, Inc. (to be renamed GENON AMERICAS, INC. on the Closing Date), a Delaware corporation (“GAI”; each of GAI and the Company, a “Borrower” and, together, the “Borrowers”) and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), in its capacity as Collateral Trustee for the Secured Parties, under the Collateral Trust Agreement (as defined below).

Reference is made to that certain Collateral Trust Agreement (as amended, modified, restated or supplemented from time to time, the “Collateral Trust Agreement”), dated as of [—], 2010, by and among the Borrowers, the Subsidiary Grantors party thereto from time to time, the Administrative Agent, the Collateral Trustee, the Secured Commodity Hedging Counterparties party thereto from time to time, and certain other Persons party thereto from time to time. Capitalized terms used herein without definition shall have the meaning assigned to them in the Collateral Trust Agreement.

OPTION #1:1

Pursuant to Section 5.6 of the Collateral Trust Agreement, the Borrowers may designate under the Collateral Trust Agreement additional obligations as Secured Obligations on the terms and conditions set forth therein. The Collateral Trust Agreement requires that any holder of additional obligations that are designated as Secured Obligations must become a party to the Collateral Trust Agreement by executing and delivering this Accession Agreement.

The undersigned is entering into this Accession Agreement pursuant to Section 5.6 of the Collateral Trust Agreement in order to become a Secured Party under the Collateral Trust Agreement and the Security Documents, and to benefit from the Collateral under and in accordance with the terms of the Collateral Trust Agreement and the Security Documents (an “Additional Secured Party”).

The undersigned is [acting as trustee/agent/Administrative Agent/Collateral Trustee for] [[a] Lender(s)] [an additional Secured Party] [a Secured Commodity Hedging Counterparty] under the [describe Replacement Credit Agreement, other agreement(s) evidencing Refinanced indebtedness, Additional Obligations, Secured Commodity Hedging Agreement, as applicable] (the “Additional Document”).

Pursuant to Section 5.6, attached hereto as Annex 1 is a copy of the certificate to be delivered by a Responsible Officer of the Company in accordance with Section 5.6(b)(1) of the Collateral Trust Agreement.

The Additional Secured Party hereby becomes a Secured Party as [Administrative Agent/Collateral Trustee] [Secured Representative] [a holder of Additional Obligations] [a Secured Commodity Hedging Counterparty].

The Additional Secured Party hereby agrees for the benefit of the Collateral Trustee and the Secured Parties as follows:

The Additional Secured Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Secured Party will be deemed to be a party to the Collateral Trust Agreement, and, from and after the date hereof, shall have all of the obligations of [a Administrative Agent/Collateral Trustee]

[1]	Use Option #1 if party acceding to the Collateral Trust Agreement is a Secured Party.

Exh. A-1

[Secured Representative] [an additional Secured Party] [a Secured Commodity Hedging Counterparty] thereunder as if it had executed the Collateral Trust Agreement. The Additional Secured Party hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable to a Secured Party and [an Administrative Agent/Collateral Trustee] [Secured Representative] [a holder of Additional Obligations] [a Secured Commodity Hedging Counterparty] contained in the Collateral Trust Agreement and the other Security Documents.

To the extent the Additional Secured Party is an agent or trustee for one or more Secured Parties, the Additional Secured Party acknowledges that it has the authority to bind such Secured Parties to Collateral Trust Agreement and such Secured Parties are hereby bound by the terms and conditions of the Collateral Trust Agreement. The Additional Secured Party hereby agrees (on behalf of itself and any Secured Party claiming through it) to comply with the terms of the Collateral Trust Agreement.

The address of the Additional Secured Party (and any Secured Representative for such Additional Secured Party) for purposes of all notices and other communications is                     ,                     , Attention of                      (Facsimile No.                     , electronic mail address:                     ).

The amount of credit to be extended to the Company or the applicable Subsidiary Grantor under Additional Document will be $[                     ].2

[In accordance with Sections 5.6 and 9.3(b(v) of the Collateral Trust Agreement, the Collateral Trust Agreement is hereby amended as follows: [                    ].]3

OPTION #2:4

Pursuant to Section 9.18 of the Collateral Trust Agreement, each direct or indirect Subsidiary of the Company that becomes a Subsidiary Grantor at the election of the Company or is required to become a Subsidiary Grantor (an “Additional Loan Party”) is required to become a party to the Collateral Trust Agreement.

The Additional Loan Party has agreed to execute and deliver this Agreement in order to become a party to the Collateral Trust Agreement and hereby becomes a Subsidiary Grantor and a Loan Party thereunder.

The Additional Loan Party hereby agrees for the benefit of the Collateral Trustee and the Secured Parties as follows:

1. The Additional Loan Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Loan Party will be deemed to be a party to the Collateral Trust Agreement and, from and after the date hereof, shall have all of the obligations of a Subsidiary Grantor and a Loan Party thereunder as if it had executed the Collateral Trust Agreement. The Additional Loan Party hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable to, and assumes all obligations of, the Subsidiary Grantors and the Loan Parties contained in the Collateral Trust Agreement.

2. The address of the Additional Loan Party for purposes of all notices and other communications is                     ,                     , Attention of                      (Facsimile No.                     , electronic mail address:                     ).

[2]	Applicable to Additional Obligations only
[3]	Insert if necessary
[4]	Use Option #2 if party acceding to the Collateral Trust Agreement is a Subsidiary Grantor.

Exh. A-2

[3][7]. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

[4][8]. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

Exh. A-3

IN WITNESS WHEREOF, the [Additional Secured Party][Additional Loan Party] has caused this Accession Agreement to be duly executed by its authorized representative, and each of the Borrowers and the Collateral Trustee have caused the same to be accepted by its authorized representative, as of the day and year first above written.

[ADDITIONAL SECURED PARTY] [ADDITIONAL LOAN PARTY]

By:
Name:
Title:

Acknowledged:

GENON ENERGY, INC.

By:
Name:
Title:

GENON AMERICAS, INC.

By:
Name:
Title:

Acknowledged and accepted:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

ANNEX 1

Company’s Certificate/New indebtedness Notice

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered pursuant to Section 6.3 of the Credit Agreement, dated as of September 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RRI Energy, Inc. (to be renamed GenOn Energy, Inc. on the Closing Date), a Delaware corporation (the “Company”), from and after the Closing Date, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the Closing Date), a Delaware corporation (together with the Company, each, a “Borrower” and together, the “Borrowers”), the Lenders party thereto, the Co-Syndication Agents and Co-Documentation Agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. I am the duly elected, qualified and acting [Chief Executive Officer] [President] [Chief Financial Officer] [Treasurer] [Controller] of the Company.

2. I have reviewed and am familiar with the contents of this Certificate.

3. During the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”), each Loan Party has complied with the terms of the Credit Agreement and the other Loan Documents to which it is a party. I have no knowledge of the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].

4. Attached hereto as Attachment 2 are the computations showing compliance with the financial covenant set forth in Section 7.1 of the Credit Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this [—] day of [—].

Name:
Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

The information described herein is as of [—] and pertains to the period from [—] to [—].

[Set forth financial covenant calculations]

EXHIBIT E-1

FORM OF

CLOSING CERTIFICATE

(Chief Financial Officer)

Pursuant to Section 5.1(b) of the Credit Agreement, dated as of September 20, 2010 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among RRI Energy, Inc. (to be renamed GenOn Energy, Inc. on the Closing Date), a Delaware corporation (the “Company”), from and after the Closing Date, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the Closing Date), a Delaware corporation (each, a “Borrower” and together, the “Borrowers”), the Lenders party thereto, the Co-Syndication Agents and Co-Documentation Agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, the undersigned Chief Financial Officer of the Company hereby certifies on behalf of the Company, and not in [his][her] individual capacity, as follows:

1. Each of the representations and warranties of the Loan Parties set forth in each of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving pro forma effect to the Transaction and the extensions of credit requested to be made on the date hereof and the application of proceeds therefrom.

3. The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied prior to, or will be satisfied concurrently with, the making of extensions of credit on the Closing Date (except to the extent a condition is required to be satisfactory or reasonably satisfactory to the Administrative Agent or Arrangers (in which case the undersigned believes any such condition to have been so satisfied) or to the extent waived in writing).

4. I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as it relates to my certifications herein.

5. Based upon the review and examination described in paragraph 4 immediately above, I certify that (a) as of the date hereof, immediately after the consummation of the Transactions to occur on the Closing Date, (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, exceeds the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability) as such debts and liabilities become absolute and matured; (ii) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis is greater than the amount required to pay the probable liability of the debts and other liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability) as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Closing Date; and (b) the Company and its Subsidiaries on a consolidated basis do not believe that they will incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them (whether from anticipated refinancing, asset sales, capital contributions or otherwise) and the timing of the amounts of cash to be payable on or in respect of their debts.

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of the date set forth below.

RRI ENERGY, INC.

By:
Name:
Title:	Chief Financial Officer

Date:

EXHIBIT E-2

FORM OF SECRETARY’S CERTIFICATE

Pursuant to Section 5.1(b) of the Credit Agreement, dated as of September 20, 2010 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among RRI Energy, Inc. (to be renamed GenOn Energy, Inc. on the Closing Date), a Delaware corporation, from and after the Closing Date, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the Closing Date), a Delaware corporation (each, a “Borrower” and together, the “Borrowers”), the Lenders party thereto, the Co-Syndication Agents and Co-Documentation Agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, the undersigned Secretary of [INSERT NAME OF LOAN PARTY] (the “Certifying Loan Party”) hereby certifies on behalf of the Certifying Loan Party and not in [his][her] individual capacity, as follows:

6. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the [Board of Directors] [Members] of the Certifying Loan Party on [—]. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only [corporate/company] proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

7. Attached hereto as Annex 2 is a true and complete copy of the [By-Laws] [Limited Liability Company Agreement] of the Certifying Loan Party as in effect on the date hereof.

8. Attached hereto as Annex 3 is a true and complete copy of the [Certificate of Incorporation/Certificate of Formation] of the Certifying Loan Party as in effect on the date hereof.

9. Attached hereto as Annex 4 is a true and complete copy of a short-form certificate of good standing (or equivalent certificate) for the Certifying Loan Party recently issued by its jurisdiction of organization.

10. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date set forth below.

[NAME OF CERTIFYING LOAN PARTY]

By:
Name:
Title:	Secretary

Date:

EXHIBIT F-1

FORM OF INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

[Address of Borrowers]

Re: Incremental Term Loan Commitments

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of September 20, 2010 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among (i) RRI Energy, Inc. (to be renamed GenOn Energy, Inc. on the Closing Date), a Delaware corporation, from and after the Closing Date, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the Closing Date), a Delaware corporation (each, a “Borrower” and together, the “Borrowers”); (ii) the Lenders party thereto; (iii) the Co-Syndication Agents and Co-Documentation Agents named therein; and (iv) JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each, an “Incremental Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Sections 2.1 and 2.21 thereof.

Each Incremental Term Loan Lender, the Borrowers and the Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments of the respective Tranche specified in Annex I attached hereto and, upon the incurrence of Incremental Term Loans pursuant to such Incremental Term Loan Commitments, shall constitute Incremental Term Loans under such specified Tranche for all purposes of the Credit Agreement and the other applicable Loan Documents. Each Incremental Term Loan Lender, the Borrowers and the Administrative Agent further agree that, with respect to the Incremental Term Loan Commitment provided by each Incremental Term Loan Lender pursuant to this Agreement, such Incremental Term Loan Lender shall receive from the Borrowers such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with the Borrowers and the Administrative Agent, all of which fees shall be due and payable to such Incremental Term Loan Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agrees to the terms and conditions set forth on Annex I hereto in respect of each Incremental Term Loan Commitment provided pursuant to this Agreement.

Each Incremental Term Loan Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it is an Eligible Assignee, (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender, and (v) in the case of each Incremental Term Loan Lender organized under the laws of a jurisdiction outside the United States, attaches the forms referred to in Section 2.17(e) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by the Borrowers under the Credit Agreement and the other Loan Documents.

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Term Loan Lender, the Administrative Agent, the Borrowers and each Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile or other electronic transmission) hereof, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 9 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Loan Lender party hereto (i) shall be obligated to make the Incremental Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Loan Documents.

Each Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby including, without limitation, all Incremental Term Loans made pursuant thereto, and (ii) all such Obligations (including all such Incremental Term Loans) shall be entitled to the benefits of the Security Documents.

Each Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Term Loan Commitments provided hereby and all Incremental Term Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the Guarantee Agreement as, and to the extent, provided in the Credit Agreement and (ii) be entitled to the benefits of the Loan Documents as, and to the extent, provided therein and in the Credit Agreement.

Attached hereto as Annex II is the officers’ certificate required to be delivered pursuant to clause (ii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1.1 of the Credit Agreement certifying that the conditions set forth in clause (i) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1.1 of the Credit Agreement have been satisfied.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on             ,             . If you do not so accept this Agreement by such time, our Incremental Term Loan Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile or other electronic transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 11.1 of the Credit Agreement.

In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

*****

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,
[NAME OF EACH INCREMENTAL TERM LOAN LENDER]

By
Name:
Title

Agreed and Accepted

this      day of                     ,             :

GENON ENERGY, INC., as a Borrower

By:
Name:
Title:

GENON AMERICAS, INC., as a Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Incremental Term Loan Commitment Agreement

Each Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Term Loan Commitment Agreement and to the incurrence of the Incremental Term Loans to be made pursuant thereto.

[EACH GUARANTOR], as a Guarantor

By:
Name:
Title:

Signature Page to Incremental Term Loan Commitment Agreement

ANNEX I

TERMS AND CONDITIONS FOR

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

Dated as of                     ,

1.	Name of Borrowers:

2.	Incremental Term Loan Commitment Amounts (as of the Agreement Effective Date):

Names of Incremental Term Loan Lenders	Amount of Incremental Term Loan Commitment

Total:

3.	Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder):

4.	Indicate the Incremental Term Loan Borrowing Date:

5.	Incremental Term Loan Maturity Date:

7.	Dates for, and amounts of, Incremental Term Loan Scheduled Repayments:

8.	Applicable Margins:

9.	Other Conditions Precedent:

ANNEX II

[Officers’ certificate required to be delivered pursuant to clause (ii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1.1 of the Credit Agreement certifying that the conditions set forth in clause (i) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1.1 of the Credit Agreement have been satisfied]

EXHIBIT F-2

FORM OF INCREMENTAL REVOLVING COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

[Date]

[Address of Borrowers]

Re: Incremental Revolving Commitments

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of September 20, 2010 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among (i) RRI Energy, Inc. (to be renamed GenOn Energy, Inc. on the Closing Date), a Delaware corporation, from and after the Closing Date, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the Closing Date), a Delaware corporation (each, a “Borrower” and together, the “Borrowers”); (ii) the Lenders party thereto; (iii) the Co-Syndication Agents and Co-Documentation Agents named therein; and (iv) JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each an “Incremental Revolving Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Revolving Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Revolving Lender, its “Incremental Revolving Commitment”). Each Incremental Revolving Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Section 2.4(a) and Section 2.22 thereof.

Each Incremental Revolving Lender, the Borrowers and the Administrative Agent acknowledge and agree that the Incremental Revolving Commitments provided pursuant to this Agreement shall constitute Incremental Revolving Commitments and, upon the Agreement Effective Date (as hereinafter defined), the Incremental Revolving Commitment of each Incremental Revolving Lender shall become, or in the case of an existing Revolving Lender, shall be added to (and thereafter become a part of), the Revolving Loan Commitment of such Incremental Revolving Lender. Each Incremental Revolving Lender, the Borrowers and the Administrative Agent further agree that, with respect to the Incremental Revolving Commitment provided by each Incremental Revolving Lender pursuant to this Agreement, such Incremental Revolving Lender shall receive from Borrowers such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with Borrowers and acknowledged by the Administrative Agent, all of which fees shall be due and payable to such Incremental Revolving Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agrees to the terms and conditions set forth on Annex I hereto in respect of each Incremental Revolving Commitment provided pursuant to this Agreement.

Each Incremental Revolving Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it is an Eligible Transferee, (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan

Documents, (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender, and (v) in the case of each Incremental Revolving Lender organized under the laws of a jurisdiction outside the United States, attaches the forms referred to in Section 2.17(e) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by the Borrowers under the Credit Agreement and the other Loan Documents.

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Revolving Lender, the Administrative Agent, the Borrowers and each Subsidiary Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile or other electronic transmission) hereof, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 3 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Revolving Lender party hereto (x) shall be obligated to make the Revolving Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (y) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Loan Documents.

Each Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Revolving Commitments provided hereby including, without limitation, all Revolving Loans made pursuant thereto, and (ii) all such Obligations (including all such Revolving Loans) shall be entitled to the benefits of the Security Documents.

Each Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Revolving Commitments provided hereby and all Revolving Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the Guarantee Agreement as, and to the extent, provided in the Credit Agreement and (ii) be entitled to the benefits of the Loan Documents as, and to the extent, provided therein and in the Credit Agreement.

Attached hereto as Annex II is the officer’s certificate required to be delivered pursuant to clause (ii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Credit Agreement certifying that the conditions set forth in clause (i) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1.1 of the Credit Agreement have been satisfied.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on [                    , 20    ]. If you do not so accept this Agreement by such time, our Incremental Revolving Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile or other electronic transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 11.1 of the Credit Agreement.

In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

*        *        *

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF EACH INCREMENTAL REVOLVING LENDER]

By
Name:
Title

Agreed and Accepted

this      day of                     ,         :

GENON ENERGY, INC., as a Borrower

By:
Name:
Title:

GENON AMERICAS, INC., as a Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Incremental Revolving Commitment Agreement

Each Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Revolving Commitment Agreement and to the incurrence of the Revolving Loans to be made pursuant thereto.

[EACH GUARANTOR], as a Guarantor

By:
Name:
Title:

Signature Page to Incremental Revolving Commitment Agreement

ANNEX I

TERMS AND CONDITIONS FOR INCREMENTAL REVOLVING COMMITMENT

AGREEMENT

Dated as of                     ,

1.	Name of the Borrowers:

2.	Incremental Revolving Commitment amounts (as of the Agreement Effective Date):

Names of Incremental Revolving Lenders	Amount of Incremental Revolving Commitment

Total:

3.	Other Conditions Precedent:

ANNEX II

[Officers’ certificate required to be delivered pursuant to clause (ii) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1.1 of the Credit Agreement certifying that the conditions set forth in clause (i) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1.1 of the Credit Agreement have been satisfied]

EXHIBIT G

FORM OF

ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of September 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RRI Energy, Inc. (to be renamed GenOn Energy, Inc. on the Closing Date), a Delaware corporation, from and after the Closing Date, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the Closing Date), a Delaware corporation (each, a “Borrower” and together, the “Borrowers”), the Lenders party thereto, the Co-Syndication Agents and Co-Documentation Agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any of its Affiliates or any other obligor or the performance or observance by the Borrowers, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17(e) of the Credit Agreement.

4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and

Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers.

2

Schedule 1

to Assignment and Assumption with respect to

the Credit Agreement, dated as of September 20, 2010

among RRI Energy, Inc. (to be renamed GenOn Energy, Inc. on the Closing Date), from and after the Closing Date, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the Closing Date) (each a “Borrower” and together, the “Borrowers”), the Lenders party thereto, the Co-Syndication Agents and Co-Documentation Agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent

Name of Assignor:

Name of Assignee:

[and is an Affiliate/Approved Fund of [identify Lender] – select as applicable]

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned*
	$	. %

[Name of Assignee]		[Name of Assignor]

By:		By:
	Name:		Name:
	Title:		Title:

*	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all of the Lenders thereunder

Accepted for Recordation in the Register:	Required Consents (if any):

JPMORGAN CHASE BANK, N.A., as Administrative Agent	[GENON ENERGY, INC., as a Borrower

By:	By:
Name:	Name:
Title:	Title:]

[GENON AMERICAS, INC., as a Borrower

By:
Name:
Title:]

[JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:]

[JPMORGAN CHASE BANK, N.A., as an Issuing Lender

By:
Name:
Title:]

[DEUTSCHE BANK TRUST COMPANY AMERICAS , as an Issuing Lender

By:
Name:
Title:]

Signature Page to Assignment and Assumption Agreement

2

[[NAME OF ADDITIONAL ISSUING LENDER, IF ANY], as an Issuing Lender

By:
Name:
Title:]

Signature Page to Assignment and Assumption Agreement

3

EXHIBIT H-1

FORM OF JPMCB LETTER OF CREDIT APPLICATION

Application for Irrevocable Standby Letter of Credit

This application and the Letter of Credit issued hereunder are subject to and governed by the CONTINUING AGREEMENT FOR COMMERCIAL & STANDBY LETTERS OF CREDIT executed by the undersigned in favor of JPMorgan Chase Bank, N.A. on              (the “Agreement”).

When Transmitting this application by facsimile all pages must be transmitted.

To: JPMorgan Chase Bank, N.A. and/or its subsidiaries and/or affiliates.                        Date:

I. Pursuant to the Terms and Conditions contained herein, please issue an IRREVOCABLE STANDBY Letter of Credit (together with any replacements, extensions or modifications, the “Credit”) and transmit it by:

☐  Teletransmission              ☐  Courier

If completing in Microsoft Word, please enter data by ‘clicking’ on the gray boxes.

Applicant/Obligor (Full name and address-jointly and severally if more than one, individually and collectively, “Applicant/Obligor”): [Signature lines are on last page].	Beneficiary (Full name and address):
Account Party (Full name and address of entity to be named in Letter of Credit if different than the above Applicant/Obligor):	Advising Bank-Optional (If blank, Issuer will select its branch or affiliate or correspondent in the domicile of the beneficiary):
Amount: Up to an aggregate amount of If not USD, indicate currency	Expiry Date: Demands/claims must be presented to the counters of the Nominated bank not later than .

Complete only if Automatic Extension of the expiry date is required.

Credit to contain Automatic Extension clause with extension period of ☐ one year/☐ other    (please specify).

No less than                              calendar days non-extension notice to the beneficiary.

Automatic Extension final expiration date:                                                  (the date after which the Credit will no longer be subject to Automatic Extension).

AVAILABLE BY (indicate A, B or C)

☐A.    Beneficiary’s dated statement referencing JPMorgan Chase Bank, N.A. Letter of Credit Number indicating amount of demand/claim and purportedly signed by an authorized person reading as follows (Please state within the quotation marks the wording to appear on the statement to be presented):

“ (insert appropriate reason for drawing)

”

☐Demands received by authenticated teletransmission are acceptable in lieu of the beneficiary’s signed and dated statement provided that such authenticated teletransmission contains the beneficiary’s statement as provided for in the Credit.

☐B.    See attached sheet(s) for continuation of other documents and/or special instructions, which form an integral part of this Application and such specimen should be approved and signed by the applicant/obligor.

☐C. Other:

Complete only when the Beneficiary’s bank or Correspondent is to issue its guarantee or undertaking based on the issued Standby Letter of Credit.

We understand and agree that by making this request, we shall remain liable under this Credit until Issuer is fully released in writing by such entity.

☐Request Beneficiary’s bank to issue and deliver its:

    (Specify type of bid or performance bond, guarantee, undertaking or other)

In favor of:	Name(s) Attention Party Name Address City/State/Zip/Country Telephone Fax

For an amount not exceeding that specified above, effective immediately and expiring at their office on . (at least 30 days prior to Expiry Date above) covering (brief description): .

☐Multiple drawings prohibited (if blank, multiple drawings will be permitted).

☐Partial drawings prohibited (if blank, partial drawings will be permitted).

☐Credit is transferable only in its entirety (Issuer is authorized to include its standard transfer conditions and is authorized to nominate a transferring bank, if applicable).

The Credit, or any Credit issued shall be subject to the International Standby Practices 1998, International Chamber of Commerce Publication 590 (“ISP”) or, ☐ if box is checked, it shall be subject to the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 (“UCP”).

Please include a brief description of the purpose of the Standby Letter of Credit including goods description, pricing, country of origin of the goods, shipment from and shipment to countries, as applicable:

Unless otherwise stated herein, the nominated bank (if any) is authorized to send all documents to you in one airmail or courier service, if available.

THE UNDERSIGNED HEREBY AGREES TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT, ALL OF WHICH HAVE BEEN READ AND UNDERSTOOD BY THE UNDERSIGNED.

(Applicant/Obligor)

(Authorized Signature)

(Title)

(Phone)

(Fax)

(Date)

Without limiting the terms above, you are authorized to debit our account no.

with JPMorgan Chase Bank, N.A. for the amount of each drawing and/or your commissions and charges.

THE FOLLOWING IS TO BE EXECUTED IF THE CREDIT IS TO BE ISSUED FOR THE ACCOUNT OF A PERSON OTHER THAN THE PERSON SIGNING ABOVE:

AUTHORIZATION AND AGREEMENT OF ADDITIONAL PARTY NAMED AS ACCOUNT PARTY

To: THE ISSUER OF THE CREDIT

We join in this Application, naming us as Account Party, for the issuance of the Credit and, in consideration thereof, we irrevocably agree (i) that the above Applicant has sole right to give instructions and make agreements with respect to this Application, the Agreement, the Credit and the disposition of documents, and we have no right or claim against you, any of your affiliates or subsidiaries, or any correspondent in respect of any matter arising in connection with any of the foregoing and (ii) to be bound by the Agreement and all obligations of the Applicant thereunder as if we were a party thereto. The Applicant is authorized to assign or transfer to you all or any part of any security held by the Applicant for our obligations arising in connection with this transaction and, upon any such assignment or transfer, you shall be vested with all powers and rights in respect of the security transferred or assigned to you and you may enforce your rights under the Agreement against us or our Property in accordance with the terms hereof.

(Account Party)

(Authorized Signature)

(Title)

(Phone)

(Fax)

(Date)

Application for Irrevocable Commercial Letter of Credit

This application and the Letter of Credit issued hereunder are subject to and governed by the CONTINUING AGREEMENT FOR COMMERCIAL & STANDBY LETTERS OF CREDIT executed by the undersigned in favor of JPMorgan Chase Bank, N.A. on                      (the “Agreement”).

When transmitting this application by facsimile all pages must be transmitted.

To:  JPMorgan Chase Bank, N.A. and/or its subsidiaries and/or affiliates.                Date:

I. Pursuant to the Terms and Conditions contained herein, please issue an IRREVOCABLE DOCUMENTARY COMMERCIAL Letter of Credit (together with any replacements, extensions or modifications, the “Credit”) and transmit it by:

☐ Teletransmission                    ☐ Courier

If completing in Microsoft Word, please enter data by ‘clicking’ on the gray boxes.

Applicant/Obligor (Full name and address):

[Signature lines are on last page].

Account Party (Full name and address of entity to be named in Letter of Credit if different than the above Applicant/Obligor):

Advising Bank-Optional (If blank, Issuer will select its branch or affiliate or correspondent in the domicile of the beneficiary):

Beneficiary (Full name and address):

Amount (In Figures):

Amount (In words):

Indicate plus or minus percentage if applicable

☐ Plus        ☐ Minus         %

Expiry Date:

Place of Expiry Unless the undersigned or Issuer nominates a bank which is authorized to pay, to accept, to incur a deferred payment undertaking, or to negotiate, the Credit will be freely negotiable. Issuer may nominate such a bank in its sole discretion or stipulate that the Credit is available with Issuer only.

If the Credit is freely negotiable, it will be considered to be freely negotiable by any bank anywhere. (Issuer in its sole discretion may specify that the Credit will expire in the country of the beneficiary).

☐Credit is transferable. (Issuer is authorized to include its standard transfer conditions and is authorized to nominate a Transferring Bank.)

Partial Shipment Transhipment

☐ Not Allowed (if blank, allowed) ☐ Not Allowed (if blank, allowed)

Shipment:

Shipment from:

For Transportation to:

Latest Shipment Date:

Credit available:

☐ At sight.

☐ By deferred payment at:

☐ By acceptance of drafts at:

☐ Discount Charges, if any, for the account of the

 (specify only if credit is available by acceptance)

☐ Beneficiary    ☐ Applicant

Against the documents detailed herein and Beneficiary’s draft(s) drawn on Issuer or Issuer’s branch or affiliate or correspondent (at Issuer’s option) for 100% or         % of the invoice value.

Insurance:

☐Insurance effected by us. We agree to keep insurance in force until this transaction is complete (no document required if checked).

If above is not checked, the following documents are required:

☐Negotiable Insurance Policy or Certificate covering the following risks:

☐All Risks ☐ War ☐ SR&CC ☐ Other Risks (specify).

☐Indicate if a full set is required.

☐Insurance coverage for         % (Unless otherwise specified the minimum amount of insurance must be for 100% of the CIF or CIP value plus 10%. If the CIF or CIP value cannot be determined from the documents on their face, insurance must be for a minimum amount of 110% of the drawing amount or 110% of the gross invoice amount, whichever is greater.)

☐ Commercial Invoice          originals          copies.

☐ Custom Invoice          originals          copies.

☐ Visaed Customs Invoice         originals          copies.

Transport Documents:

☐Full Set of Marine/Ocean Bill of Lading covering a port to port shipment consigned to the order of JPMorgan Chase Bank, N.A. marked notify Applicant indicating the name of the carrier, and indicating the goods have been loaded on board or shipped on a named vessel.

☐Full Set of Multimodal Transport document consigned to the order of JPMorgan Chase Bank, N.A. marked notify Applicant indicating the name of the carrier or Multimodal transport operator, and indicating that the goods have been dispatched, taken in charge or loaded on board.

☐Air Waybill consigned to JPMorgan Chase Bank, N.A. marked notify Applicant indicating the name of the carrier.

☐If Consignee other than JPMorgan Chase Bank, N.A. (please specify):

☐If notify party other than Applicant (please specify):

☐Truck Bill of Lading consigned to marked notify Applicant indicating the name of the carrier.

☐Rail Bill of Lading consigned to marked notify Applicant indicating the name of the carrier.

The Transport Document must be marked

☐Freight Collect

☐Freight Prepaid

☐ Packing List          originals          copies.

☐ Certificate of Origin          originals          copies.

☐  Forwarders Cargo Receipt (‘FCR’) issued by

indicating that the merchandise has been received (indicate in the space below any further requirements-Note: a FCR is not a transport document):

☐Inspection Certificate issued by

and purportedly signed by

         originals          copies

Specify Inspection Certificate content (if blank, document will be accepted as tendered.)

☐Other Documents

☐See attached sheet for continuation or other documents or further special instructions which form and are an integral part of this Application.

Covering: Merchandise described in the invoice as (Mention commodity only in generic terms omitting details as to grade, quality, etc. Do not attach copy of Purchase Order. Reference may be made to it for information only.)

Trade Terms:  ☐ Check if Incoterms 2000 applies ☐ FAS    ☐ FOB                                     (named port of shipment);

☐ FCA                             (named place of shipment);  ☐ CIP                                             (named place of destination);

☐ CFR        ☐ CIF                                         (named port of destination);    ☐ Other                                                  .

Documents must be presented for payment, acceptance, negotiation within          days (unless otherwise specified 21 days will be stipulated) after the date of shipment of the transport documents (or in the case of a FCR or Air Waybill 21 days after its date) but within the validity of the Credit.

☐ All bank charges other than those of Issuer are for the beneficiary’s account.

Unless otherwise stated herein, the negotiating/nominated bank (if any) is authorized to send all documents to you in one airmail or courier service, if available.

The Credit, or any Credit issued shall be subject to the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 (“UCP”) and any subsequent revision thereof adhered to by Bank on the date such Credit is issued.

THE UNDERSIGNED HEREBY AGREES TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE CONTINUING AGREEMENT, ALL OF WHICH HAVE BEEN READ AND UNDERSTOOD BY THE UNDERSIGNED.

(Applicant/Obligor)

(Authorized Signature)

(Title)

(Phone)

(Fax)

(Date)

Without limiting the terms above, you are authorized to debit our account no.

with JPMorgan Chase Bank, N.A. for the amount of each drawing and/or your commissions and charges.

THE FOLLOWING IS TO BE EXECUTED IF THE CREDIT IS TO BE ISSUED FOR THE ACCOUNT OF A PERSON OTHER THAN THE PERSON SIGNING ABOVE:

AUTHORIZATION AND AGREEMENT OF ADDITIONAL PARTY NAMED AS ACCOUNT PARTY

To: THE ISSUER OF THE CREDIT

We join in the above Agreement, naming us as Account Party, for the issuance of the Credit and, in consideration thereof, we irrevocably agree (i) that the above Applicant has sole right to give instructions and make agreements with respect to this Agreement and the Credit, and the disposition of documents, and we have no right or claim against you, any of your affiliates or subsidiaries, or any correspondent in respect of any matter arising in connection with any of the foregoing and (ii) to be bound by the Agreement and all obligations of the Applicant thereunder as if we were a party thereto. The Applicant is authorized to assign or transfer to you all or any part of any security held by the Applicant for our obligations arising in connection with this transaction and, upon any such assignment or transfer, you shall be vested with all powers and rights in respect of the security transferred or assigned to you and you may enforce your rights under this Agreement against us or our Property in accordance with the terms hereof.

(Account Party)

(Authorized Signature)

(Title)

(Phone)

(Fax)

(Date)

EXHIBIT H-2

FORM OF DBTCA LETTER OF CREDIT APPLICATION

Deutsche Bank

Letter of Credit Number:

APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT

Applicant (Full name and address):			Issuing Bank: Deutsche Bank AG New York Branch or Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005
Date of Application:			Expiry Date: Place of Expiry:
☐ Issue by (air) mail ☐ Issue by teletransmission ☐ Issue by courier ☐ Applicant to arrange pick-up ☐ Issue by other (specify):	☐ with brief advice by teletransmission		Beneficiary (Full name and address):
Name and Jurisdiction of Organization of any Subsidiary Account Party for this Credit (or specify “None”):
Confirmation of the Credit:			Currency and Amount in Figures and Words (Please use ISO Currency Codes):
☐ not requested	☐ requested	☐ authorized if requested by Beneficiary
☐Credit to be issued with the terms and conditions set forth in the attached specimen.

Credit available against the document(s) detailed herein:

☐Beneficiary’ssight draft(s) drawn on Issuing Bank

☐OriginalCredit and any and all amendments to the Credit

☐Beneficiary’ssigned and dated statement, reading as follows:

☐Otherdocuments (specify issuer(s) and data content):

Credit to be issued subject to (check one):

☐InternationalStandby Practices 1998, International Chamber of Commerce Publication No. 590 (ISP98), or such later revision thereof as may be in effect when the Credit is issued.

☐UniformCustoms and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 (UCP 600), or such later revision thereof as may be in effect when the Credit is issued.

☐ See attached for additional instructions		☐Check if only a single drawing for all or a portion of the amount of the Credit is permitted

The undersigned requests you to issue your irrevocable letter of credit, (herein called the “Credit”), substantially in accordance with these instructions (marked (x) where appropriate). The undersigned agrees to be bound in respect of the Credit by the terms and conditions of the Continuing Agreement for Standby Letters of Credit dated                                                      , as amended, supplemented or otherwise modified from time to time, made by the undersigned (and, if applicable, one or more other parties) to Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas. The undersigned represents and warrants to you that (i) no Event of Default (as defined in such Agreement) or other event that with notice or lapse of time or both would constitute such an Event of Default has occurred and is continuing or would result from the issuance of the requested Credit and (ii) all representations and warranties contained in such Agreement are true and correct in all material respects as of the date hereof and shall be true and correct in all material respects immediately after issuance of the requested Credit.

Applicant’s Name:

By: Print Name: Title:

EXHIBIT I

FORM OF EXEMPTION CERTIFICATE

Reference is made to the Credit Agreement, dated as of September 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RRI Energy, Inc. (to be renamed GenOn Energy, Inc. on the Closing Date), from and after the Closing Date, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the Closing Date), a Delaware corporation (each, a “Borrower” and together, the “Borrowers”), the Lenders party thereto, the Co-Syndication Agents and Co-Documentation Agents named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.                      (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.17(e) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(C)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any Tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from Tax, securities law or other legal requirements.

3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrowers within the meaning of Section 881(C)(3)(B) of the Code.

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(C)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

                         Date:

EXHIBIT J

FORM OF LENDER ADDENDUM

The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of September 20, 2010 (the “Credit Agreement”), among RRI Energy, Inc. (to be renamed GenOn Energy, Inc. on the Closing Date), a Delaware corporation, from and after the Closing Date, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the Closing Date), a Delaware corporation (each, a “Borrower” and together, the “Borrowers”), the Lenders party thereto, the Co-Syndication Agents and Co-Documentation Agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrowers in an aggregate principal amount not to exceed the amount of its Term Commitment and/or Revolving Commitment, as the case may be, as set forth opposite the undersigned Lender’s name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(Name of Lender)

By:
Name:
Title:

Dated as of                     , 2010 [Insert scheduled Closing Date]